IndyMac INDX Mortgage Loan Trust 2007-AR5




                                Final Term Sheet



                           [IndyMac Bank, F.S.B. LOGO]



                          $1,248,775,100 (Approximate)




                                IndyMac MBS, Inc.
                                    Depositor


                              IndyMac Bank, F.S.B.
                          Sponsor, Seller and Servicer

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                  FREE WRITING PROSPECTUS DATED March 29, 2007
                    IndyMac INDX Mortgage Loan Trust 2007-AR5

     Distributions are payable monthly on the 25th day of each month, beginning March 26, 2007 The issuing entity will issue the following classes of certificates:


----------------------------------------------------------------------------------------------------------------------
                       Initial Class                                              Initial Class
                    Certificate Balance                                            Certificate
      Class                 (1)           Pass-Through Rate        Class            Balance(1)      Pass-Through Rate
----------------------------------------------------------------------------------------------------------------------
Class 1-A-1            $183,455,000            Variable       Class 4-A-1-1        $231,778,000         Variable
------------------- --------------------- ------------------- ----------------- ------------------- ------------------
Class 2-A-1            $436,775,000            Variable       Class 4-A-1-2         $69,000,000         Variable
------------------- --------------------- ------------------- ----------------- ------------------- ------------------
Class C-M               $68,915,000            Variable       Class 4-A-2-1         $82,280,000         Variable
------------------- --------------------- ------------------- ----------------- ------------------- ------------------
Class 3-A-1             $82,170,000            Variable       Class 4-A-2-2          $9,142,000         Variable
------------------- --------------------- ------------------- ----------------- ------------------- ------------------
Class 3-A-2              $9,130,000            Variable       Class 4-M-1           $11,820,000         Variable
------------------- --------------------- ------------------- ----------------- ------------------- ------------------
Class A-R                      $100            Variable       Class 4-M-2            $8,020,000         Variable
------------------- --------------------- ------------------- ----------------- ------------------- ------------------
Class B-1               $21,680,000            Variable       Class 4-M-3            $3,590,000         Variable
------------------- --------------------- ------------------- ----------------- ------------------- ------------------
Class B-2               $16,580,000            Variable       Class 4-M-4            $2,110,000         Variable
------------------- --------------------- ------------------- ----------------- ------------------- ------------------
Class B-3               $12,330,000            Variable
----------------------------------------------------------------------------------------------------------------------

______________
(1) This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.

                                EXPLANATORY NOTE

            The issuing entity consists of two aggregate groups of mortgage loans: the group 1, group 2 and group 3 mortgage loans in the aggregate; and the group 4 mortgage loans. There are two aggregate groups of certificates which evidence 100% of the interests in the related aggregate loan group. There is no cross-collateralization between aggregate loan groups and the related certificates.


            This document consists of two parts:

            (1) Part I, which relates to the Class 1-A-1, Class 2-A-1, Class C-M, Class 3-A-1, Class 3-A-2, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class I-P-1 and Class I-P-2 Certificates; and

            (2) Part II, which relates to the Class 4-A-1-1, Class 4-A-1-2, Class 4-A-2-1, Class 4-A-2-2, Class 4-M-1, Class 4-M-2, Class 4-M-3, Class 4-M-4, Class 4-P-1, Class 4-P-2 and Class C Certificates.


            Investors should read only Part I or Part II, as applicable, depending on the certificates that you are purchasing.

                                     PART I



     All references to mortgage loans, loan groups, offered certificates, certificates and other words of similar impact in this part refer solely to the mortgage loans in loan group 1, loan group 2 and loan group 3 and the Class 1-A-1, Class 2-A-1, Class C-M, Class 3-A-1, Class 3-A-2, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class I-P-1 and Class I-P-2 Certificates, as applicable.

                                     SUMMARY

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, carefully read this entire document and the accompanying prospectus.

o While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this Part I of the free writing prospectus and the accompanying prospectus before making any investment decision.

Issuing Entity

IndyMac INDX Mortgage Loan Trust 2007-AR5, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN07A5, and its telephone number is (714) 247-6000.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of March 1, 2007 among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For each mortgage loan, the later of March 1, 2007 and the origination date of that mortgage loan.

Closing Date

On or about March 29, 2007.

The Mortgage Loans

The mortgage loans will consist primarily of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four- family residential properties. The mortgage loans will be divided into three groups. Each group of mortgage loans is referred to as a "loan group." Loan group 1, loan group 2 and loan group 3 are sometimes referred to as "aggregate loan group I."

The mortgage rate on each mortgage loan is fixed for a specified period after origination after which the mortgage rate is adjustable, based on a specified index. The aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date is expected to be approximately as follows:

     Loan               Aggregate               Fixed Rate
    Group         Principal Balance ($)       Period (months)
 -----------  ---------------------------  ---------------------
      1              222,047,716.54                 60
      2              528,655,348.92                 60
      3               99,453,369.26                 84

The depositor believes that the information set forth in this Part I of the free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this Part I of the free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this Part I of the free writing prospectus.

As of the cut-off date, the depositor expects that all of the mortgage loans in loan group 1 will have the following characteristics:

Aggregate Current Principal Balance                $222,047,716.54

Geographic Concentrations in excess
   of 10%:

   California                                               36.02%

   Florida                                                  10.58%

Weighted Average Original LTV Ratio                         78.41%

Weighted Average Mortgage Rate                              6.805%

Range of Mortgage Rates                                  4.750% to
                                                            9.125%

Average Current Principal Balance                      $264,973.41

Range of Current Principal Balances                     $31,961 to
                                                          $735,000

Weighted Average Remaining Term to
   Maturity                                             359 months

Weighted Average FICO Credit Score*                            689

Weighted Average Gross Margin                               2.736%

Weighted Average Maximum Mortgage Rate                     11.992%

Weighted Average Minimum Mortgage Rate                      2.736%

Range of Months to Next Rate
   Adjustment Date                                        50 to 61


* Not including the mortgage loans for which the FICO credit score was not available.

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance                $528,655,348.92

Geographic Concentrations in excess
   of 10%:

   California                                               61.20%

Weighted Average Original LTV Ratio                         74.88%

Weighted Average Mortgage Rate                              6.509%

Range of Mortgage Rates                                  4.750% to
                                                            9.125%

Average Current Principal Balance                      $575,877.29

Range of Current Principal Balances                     $73,595 to
                                                        $2,850,000

Weighted Average Remaining Term to
   Maturity                                             359 months

Weighted Average FICO Credit Score*                            707

Weighted Average Gross Margin                               2.700%

Weighted Average Maximum Mortgage Rate                     11.582%

Weighted Average Minimum Mortgage Rate                      2.700%

Range of Months to Next Rate
   Adjustment Date                                        53 to 61

* Not including the mortgage loans for which the FICO credit score was not available.

As of the cut-off date, the mortgage loans in loan group 3 had the following characteristics:

Aggregate Current Principal Balance                 $99,453,369.26

Geographic Concentrations in excess
   of 10%:

   California                                               53.39%

Weighted Average Original LTV Ratio                         74.11%

Weighted Average Mortgage Rate                              6.459%

Range of Mortgage Rates                                  4.875% to
                                                            8.750%

Average Current Principal Balance                      $445,979.23

Range of Current Principal Balances                     $71,200 to
                                                        $3,386,000

Weighted Average Remaining Term to
   Maturity                                             359 months

Weighted Average FICO Credit Score*                            697

Weighted Average Gross Margin                               2.663%

Weighted Average Maximum Mortgage Rate                     11.513%

Weighted Average Minimum Mortgage Rate                      2.663%

Range of Months to Next Rate
   Adjustment Date                                        78 to 85

* Not including the mortgage loans for which the FICO credit score was not available.

As of the cut-off date, the mortgage loans in aggregate loan group I, had the following characteristics:

Aggregate Current Principal Balance                $850,156,434.72

Geographic Concentrations in excess
   of 10%:

California                                                  53.71%

Weighted Average Original LTV Ratio                         75.71%

Weighted Average Mortgage Rate                              6.580%

Range of Mortgage Rates                           4.750% to 9.125%

Average Current Principal Balance                      $429,588.90

Range of Current Principal Balances                     $31,961 to
                                                        $3,386,000

Weighted Average Remaining Term to
   Maturity                                             359 months

Weighted Average FICO Credit Score*                            701

Weighted Average Gross Margin                               2.705%

Weighted Average Maximum Mortgage Rate                     11.681%

Weighted Average Minimum Mortgage Rate                      2.705%

Range of Months to Next Rate
   Adjustment Date                                        50 to 85

* Not including the mortgage loans for which the FICO credit score was not available.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

                                     Initial
                      Related         Class                           Final Scheduled
                        Loan       Certificate                         Distribution    Initial Rating
       Class           Group       Balance (1)           Type              Date         (Moody's/S&P)
------------------ ------------ ---------------- ------------------- ----------------- --------------
Offered
Certificates
1-A-1..........          1       $183,455,000          Senior/           May 2037          Aaa/AAA
                                                    Super Senior/
                                                   Variable Rate
2-A-1..........          2       $436,775,000          Senior/           May 2037          Aaa/AAA
                                                    Super Senior/
                                                   Variable Rate
C-M............       1 and 2     $68,915,000      Senior/Support/       May 2037          Aaa/AAA
                                                    Variable Rate/
                                                      Component

3-A-1..........          3        $82,170,000          Senior/           May 2037          Aaa/AAA
                                                    Super Senior/
                                                   Variable Rate
3-A-2..........          3         $9,130,000      Senior/Support/       May 2037          Aaa/AAA
                                                    Variable Rate
A-R............          1               $100        Senior/REMIC        May 2037          NR/AAA
                                                       Residual
B-1............      1, 2 and 3   $21,680,000        Subordinate/        May 2037          Aa2/AA
                                                    Variable Rate
B-2............      1, 2 and 3   $16,580,000        Subordinate/        May 2037           A2/A
                                                    Variable Rate
B-3............      1, 2 and 3   $12,330,000        Subordinate/        May 2037         Baa2/BBB
                                                    Variable Rate
Non-Offered
Certificates(5)
Class I-P-1....      1, 2 and 3          $100     Prepayment Charges        N/A
Class I-P-2....      1, 2 and 3          $100     Prepayment Charges        N/A
Class B-4......      1, 2 and 3    $8,075,000        Subordinate/        May 2037
                                                    Variable Rate
Class B-5......      1, 2 and 3    $6,375,000        Subordinate/        May 2037
                                                    Variable Rate
Class B-6......      1, 2 and 3    $4,671,334        Subordinate/        May 2037
                                                    Variable Rate

______________
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.
(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"). These ratings may be lowered or withdrawn at any time by either of the rating agencies.
(3) The Class I-P-1, Class I-P-2, Class B-4, Class B-5 and Class B-6 Certificates are not offered by this free writing prospectus. The Class I-P-1 and Class I-P-2 Certificates will be entitled to receive all prepayment charges collected on the mortgage loans. Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                          Initial Pass-Through                             Interest Accrual       Interest Accrual
         Class                  Rate (1)           Pass-Through Rate            Period               Convention
------------------------- --------------------     -----------------      ------------------      ----------------
Offered Certificates
1-A-1............               6.37329%                  (2)             calendar month (3)         30/360 (4)
2-A-1............               6.12753%                  (2)             calendar month (3)         30/360 (4)
C-M..............               6.20023%                  (5)             calendar month (3)         30/360 (4)
3-A-1............               6.07526%                  (2)             calendar month (3)         30/360 (4)
3-A-2............               6.07526%                  (2)             calendar month (3)         30/360 (4)
A-R..............               6.37329%                  (2)             calendar month (3)         30/360 (4)
B-1..............               6.18561%                  (6)             calendar month (3)         30/360 (4)
B-2..............               6.18561%                  (6)             calendar month (3)         30/360 (4)
B-3..............               6.18561%                  (6)             calendar month (3)         30/360 (4)
Non-Offered Certificates
Class I-P-1......                  (7)                    (7)                     N/A                    N/A
Class I-P-2......                  (7)                    (7)                     N/A                    N/A
Class B-4........               6.18561%                  (6)             calendar month (3)         30/360 (4)
Class B-5........               6.18561%                  (6)             calendar month (3)         30/360 (4)
Class B-6........               6.18561%                  (6)             calendar month (3)         30/360 (4)

______________
(1)  Reflects the expected pass-through rate as of the closing date.
(2) The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in the corresponding loan group.
(3)  These certificates will settle with accrued interest.
(4) Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.
(5) The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average of the pass-through rate on its components. The pass-through rate on each component for the interest accrual period for each distribution date will equal the weighted average adjusted net mortgage rate of the mortgage loans in the related loan group.
(6) The pass-through rate for each class of subordinated certificates will be equal to (i) the sum of the following for each loan group: the product of
     (x) the weighted average adjusted net mortgage rate of the mortgage loans in that loan group as of the first day of the prior calendar month and (y) the related Assumed Balance, divided by (ii) the sum of the assumed balances for each loan group, immediately prior to that distribution date.
(7)  The Class I-P-1 and Class I-P-2 Certificates will not accrue any interest.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

       Designation                             Class of Certificates
--------------------------------  ----------------------------------------------

Senior Certificates:              Group 1 Senior Certificates, Group 2 Senior
                                  Certificates and Group 3 Senior Certificates
Subordinated Certificates:        Class B-1, Class B-2, Class B-3, Class B-4,
                                  Class B-5 and Class B-6 Certificates
Group 1 Senior Certificates       Class 1-A-1 and Class A-R Certificates and
                                  Class C-M-1 Component
Group 2 Senior Certificates       Class 2-A-1 Certificates and Class C-M-2
                                  Component
Group 3 Senior Certificates       Class 3-A-1 and Class 3-A-2 Certificates
Super Senior Certificates:        Class 1-A-1, Class 2-A-1 and Class 3-A-1
                                  Certificates
Support Certificates:             Class C-M-1 Component, Class C-M-2 Component
                                  and Class 3-A-2 Certificates
Class C-M Components:             Class C-M-1 Component and Class C-M-2
                                  Component
Offered Certificates:             Group 1 Senior Certificates, Group 2 Senior
                                  Certificates, Group 3 Senior Certificates and
                                  Class B-1, Class B-2 and Class B-3
                                  Certificates
Non- Offered Certificates         Class B-4, Class B-5, Class B-6 , Class I-P-1
                                  and Class I-P-2 Certificates

Record Date

The last business day of the month preceding the month of a distribution date.

Denominations

The senior certificates (other than the Class A-R Certificates):

$25,000 and multiples of $1.

Class B-1, Class B-2 and Class B-3 Certificates:

$25,000 and multiples of $1.

Class A-R Certificates:

$100.

Registration of the Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this Part I of the free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution is scheduled for April 25, 2007.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates and component is shown in the table on page S-12.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates and component will be entitled to receive:

     o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or component balance immediately prior to that distribution date; plus

     o    any interest remaining unpaid from prior distribution dates; minus

     o any net interest shortfalls allocated to that class and component for that distribution date.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest the certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the aggregate stated principal balance of the mortgage loans as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans in a loan group exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each related class and component of certificates will be reduced proportionately by the amount of this excess.

For each class of certificates, any unpaid interest amount (which is interest due, but not distributed, on a prior distribution date) will be distributable as and to the extent described in this Part I of the free writing prospectus.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each interest-bearing class and component of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group resulting from:

     o    prepayments on the mortgage loans; and

     o reductions in the mortgage rate on the related mortgage loans due to Servicemembers Civil Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes and components of the related senior certificates based on their respective entitlements and the classes of subordinated certificates, based on interest accrued on each such subordinated class' share of the assumed balance, as described more fully in this Part I of the free writing prospectus under "Description of the Certificates -- Interest," in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related classes of certificates in the order described below under "-- Priority of Distributions Among Certificates," interest will be distributed on each class and component of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class and component of certificates will be entitled to receive on the next distribution date.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following with respect to the mortgage loans in a loan group (after the fees and expenses described under the next heading are subtracted):

     o all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

     o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures;

     o net proceeds from the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

     o subsequent recoveries with respect to mortgage loans in that loan group;

     o partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer and the compensating interest; and

     o any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or purchased by the servicer during the applicable period.

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

     o the servicing fee and additional servicing compensation due to the servicer;

     o    the trustee fee due to the trustee;

     o    any lender paid mortgage insurance premiums

     o amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

     o all prepayment charges (which are distributable only to the Class I-P-1 and Class I-P-2 Certificates); and

     o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts paid from the amount available for distribution to the holders of the certificates will reduce the amount that could be distributed to the holders of the certificates.

Servicing Compensation

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan that will equal one-twelfth of the stated principal balance of such mortgage loan multiplied by the servicing fee rate. The servicing fee rate for each mortgage loan will be 0.375% per annum. The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation

The servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges), all investment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to the mortgage loans.

Source and Priority of Payments

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

     o to interest on each interest-bearing class or component of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

     o to principal of the classes of senior certificates and components relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

     o to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth below; and

     o    from any remaining available amounts, to the Class A-R Certificates.

Principal Distributions

Generally, principal collections from the mortgage loans in a loan group are allocated to the senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

     o in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance and component of the related senior certificates and components to the aggregate stated principal balance of the mortgage loans in the related loan group and

     o in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates and component is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the percentage will step down as described in this Part I of the free writing prospectus, if the specified conditions are met.

Notwithstanding the foregoing,

     o no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied and

     o if the aggregate subordination percentage meets a certain threshold and certain conditions related to loss and delinquency performance of the mortgage loans in each loan group are satisfied (referred to as the "two-times test"), each senior prepayment percentage will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.



Senior Certificates:

On each distribution date, the principal amount for each loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the classes of senior certificates as follows:

     o    with respect to loan group 1, in the following priority:

          1) to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

          2) concurrently, to the Class 1-A-1 Certificates and Class C-M-1 Component, pro rata, until its class certificate balance and component balance is reduced to zero.

     o with respect to loan group 2, concurrently, to the Class 2-A-1 Certificates and Class C-M-2 Component, pro rata, until its class certificate balance and component balance is reduced to zero.

     o with respect to loan group 3, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the classes of subordinated certificates in order of their distribution priorities, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount from all loan groups; provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a "restricted class"), the restricted class will not receive distributions of principal prepayments. Instead, the portion of principal prepayments otherwise distributable to the restricted class will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan in lieu of refinancing at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification. In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination).

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that the holders of senior certificates will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, each class of subordinated certificates will have a distribution priority over the class or classes of certificates with a higher numerical designation, if any.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the related senior certificates and components in accordance with the priorities set forth under "Description of the Certificates--Allocation of Losses." However, any realized losses on the mortgage loans in a loan group that would otherwise be allocated to the related super senior class or component of certificates will instead be allocated to the related support class of certificates until its class certificate balance is reduced to zero.

Additionally, as described above under "--Principal Distributions," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If the senior certificates and components related to one group have been paid in full before the senior certificates of the other groups, all principal on the mortgage loans related to that senior certificate group that was paid in full will be distributed to the remaining senior certificates and components on a pro rata basis. However, those distributions will not be made if the level of subordination provided to the senior certificates has doubled from the original level and the delinquency performance of the mortgage loans satisfies the test described in this Part I of the free writing prospectus under "Description of the Certificates--Cross-Collateralization."

If on any distribution date the aggregate class certificate balance and component balance of a group of senior certificates, after giving effect to distributions to be made on that distribution date, is greater than the aggregate stated principal balance of the mortgage loans in the related loan group (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, until the aggregate class certificate balance and component balance of the senior certificates of the undercollateralized group equals the aggregate stated principal balance of the mortgage loans in that loan group (such distribution, an "undercollateralization distribution"). If the senior certificates of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan groups remaining after all required amounts for that distribution date have been distributed to the senior certificates of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this "--Cross-Collateralization" section will be made in accordance with the priorities set forth in this Part I of the free writing prospectus.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity relating to aggregate loan group I and retire all related outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of all of the mortgage loans in aggregate loan group I and related real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans in aggregate loan group I as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class A-R Certificate, will represent the regular interests in the Master REMIC. The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The other classes of certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                               THE MORTGAGE LOANS

                                  Loan Group 1

                                  Mortgage Rates for the Group 1 Mortgage Loans(1)

                                                                                                            Weighted
                                                        Percent of              Weighted                    Average
                           Number        Aggregate       Aggregate   Weighted   Average       Average       Original
                             of          Principal       Principal   Average     FICO         Current       Loan-to-
Range of                  Mortgage        Balance         Balance    Mortgage   Credit       Principal       Value
Mortgage Rates (%)          Loans       Outstanding     Outstanding    Rate      Score        Balance        Ratio
------------------------ ---------- ------------------ ------------ ---------- ---------- --------------- -----------
4.501 - 5.000........           8    $  2,532,947.98         1.14%     4.915%      704     $  316,618.50      78.48%
5.001 - 5.500........          10       2,885,160.83         1.30      5.326       695        288,516.08      78.16
5.501 - 6.000........          55      16,360,468.48         7.37      5.900       705        297,463.06      72.95
6.001 - 6.500........         192      55,817,191.71        25.14      6.368       696        290,714.54      76.21
6.501 - 7.000........         267      72,339,319.15        32.58      6.789       683        270,933.78      78.89
7.001 - 7.500........         206      52,033,929.57        23.43      7.264       686        252,591.89      79.88
7.501 - 8.000........          59      13,336,796.00         6.01      7.779       674        226,047.39      83.56
8.001 - 8.500........          17       2,918,651.65         1.31      8.339       698        171,685.39      83.11
8.501 - 9.000........          18       2,471,065.67         1.11      8.798       681        137,281.43      83.15
9.001 - 9.500........           6       1,352,185.50         0.61      9.125       691        225,364.25      83.92
                         ---------- ------------------ ------------
    Total............         838    $222,047,716.54       100.00%
                         ========== ================== ============

______________
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans was approximately 6.805% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 6.750%.


                                Current Principal Balances for the Group 1 Mortgage Loans(1)

                                                            Percent of                Weighted                    Weighted
                                             Aggregate       Aggregate    Weighted    Average       Average       Average
                              Number of      Principal       Principal     Average    FICO          Current       Original
Range of Current Mortgage     Mortgage        Balance         Balance     Mortgage    Credit       Principal      Loan-to-
Loan Principal Balances ($)     Loans       Outstanding     Outstanding     Rate        Score       Balance     Value Ratio
---------------------------- ----------  ----------------- ------------- ----------- ----------  -------------- ------------
0.01 - 50,000.00..........          6     $    223,003.23        0.10%     8.461%        649      $   37,167.21    79.40%
50,000.01 - 100,000.00....         29        2,384,514.85        1.07      7.553         689          82,224.65    78.21
100,000.01 - 150,000.00...         96       12,521,615.58        5.64      7.148         693         130,433.50    79.03
150,000.01 - 200,000.00...        119       21,502,759.13        9.68      7.018         689         180,695.45    78.47
200,000.01 - 250,000.00...        128       29,029,689.82       13.07      6.868         686         226,794.45    78.59
250,000.01 - 300,000.00...        147       40,454,179.68       18.22      6.744         686         275,198.50    78.47
300,000.01 - 350,000.00...        131       42,490,376.98       19.14      6.754         684         324,354.02    78.71
350,000.01 - 400,000.00...        108       40,336,830.23       18.17      6.725         688         373,489.17    79.42
400,000.01 - 450,000.00...         52       21,716,169.15        9.78      6.609         699         417,618.64    76.42
450,000.01 - 500,000.00...         12        5,701,102.89        2.57      6.847         695         475,091.91    78.42
500,000.01 - 550,000.00...          5        2,595,000.00        1.17      6.299         737         519,000.00    75.49
550,000.01 - 600,000.00...          3        1,722,475.00        0.78      6.913         666         574,158.33    73.37
600,000.01 - 650,000.00...          1          635,000.00        0.29      7.250         715         635,000.00    64.80
700,000.01 - 750,000.00...          1          735,000.00        0.33      6.625         704         735,000.00    75.00
                             ----------  ----------------- -------------
    Total.................        838     $222,047,716.54      100.00%
                             ==========  ================= =============

______________
(1) As of the Cut-off Date, the average principal balance of the Group 1 Mortgage Loans was approximately $264,973.41.

                               Original Loan-to-Value Ratios for the Group 1 Mortgage Loans(1)

                                                            Percent of                Weighted                    Weighted
                                             Aggregate      Aggregate     Weighted    Average        Average      Average
                              Number of      Principal      Principal      Average     FICO          Current      Original
Range of Original             Mortgage        Balance        Balance      Mortgage     Credit       Principal     Loan-to-
Loan-to-Value Ratios (%)        Loans       Outstanding    Outstanding      Rate       Score         Balance     Value Ratio
---------------------------- ----------  ----------------- ------------- ----------- ----------  -------------- ------------
30.01 - 40.00.............          3     $    583,000.00       0.26%      6.540%        703      $  194,333.33    36.38%
40.01 - 50.00.............          8        2,023,000.00       0.91       6.316         706         252,875.00    46.36
50.01 - 60.00.............         19        4,332,403.86       1.95       6.137         677         228,021.26    55.67
60.01 - 70.00.............         62       17,780,250.29       8.01       6.501         680         286,778.23    66.35
70.01 - 80.00.............        656      175,621,880.25      79.09       6.802         690         267,716.28    79.30
80.01 - 90.00.............         63       15,640,719.82       7.04       7.139         696         248,265.39    87.83
90.01 - 100.00............         27        6,066,462.32       2.73       7.578         676         224,683.79    94.57
                             ----------  ----------------- -------------
    Total.................        838     $222,047,716.54     100.00%
                             ==========  ================= =============

______________
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 1 Mortgage Loans was approximately 78.41%.


                               Original Term to Stated Maturity for the Group 1 Mortgage Loans

                                                            Percent of                Weighted                    Weighted
                                             Aggregate      Aggregate     Weighted    Average       Average       Average
                              Number of      Principal      Principal      Average    FICO          Current       Original
Original Term to Stated       Mortgage        Balance        Balance      Mortgage    Credit       Principal      Loan-to-
Maturity (Months)               Loans       Outstanding    Outstanding      Rate        Score       Balance     Value Ratio
---------------------------- ----------  ----------------- ------------- ----------- ----------  -------------- ------------
360......................         838     $222,047,716.54     100.00%      6.805%        689      $  264,973.41    78.41%
                             ----------  ----------------- -------------
    Total.................        838     $222,047,716.54     100.00%
                             ==========  ================= =============


                            Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans(1)

                                                            Percent of                Weighted                    Weighted
                                             Aggregate      Aggregate     Weighted     Average       Average       Average
                              Number of      Principal      Principal      Average      FICO         Current      Original
Remaining Terms to Stated     Mortgage        Balance        Balance      Mortgage     Credit       Principal     Loan-to-
Maturity (Months)               Loans       Outstanding    Outstanding      Rate       Score         Balance     Value Ratio
---------------------------- ----------  ----------------- ------------- ----------- ----------  -------------- ------------
350.......................          1     $    280,000.00       0.13%      8.500%        687     $  280,000.00     80.00%
354.......................          1          329,600.00       0.15       6.750         684        329,600.00     80.00
355.......................         10        3,684,589.18       1.66       7.196         702        368,458.92     77.38
356.......................         32        8,480,752.30       3.82       6.943         692        265,023.51     79.03
357.......................         77       18,551,703.67       8.35       7.090         695        240,931.22     80.45
358.......................        193       48,174,875.35      21.70       6.790         692        249,610.75     80.95
359.......................        338       90,662,558.84      40.83       6.871         687        268,232.42     78.23
360.......................        186       51,883,637.20      23.37       6.544         687        278,944.29     75.58
                             ----------  ----------------- -------------
    Total.................        838     $222,047,716.54     100.00%
                             ==========  ================= =============

______________
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 1 Mortgage Loans was approximately 359 months.

                     Geographic Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans

                                                            Percent of                Weighted                    Weighted
                                             Aggregate      Aggregate     Weighted    Average       Average       Average
                              Number of      Principal      Principal      Average     FICO         Current       Original
                              Mortgage        Balance        Balance      Mortgage    Credit       Principal      Loan-to-
Geographic Area                 Loans       Outstanding    Outstanding      Rate       Score        Balance     Value Ratio
---------------------------- ----------  ----------------- ------------- ----------- ----------  -------------- ------------
Alabama...................          3     $    452,780.09       0.20%      6.594%        699     $  150,926.70     84.55%
Alaska....................          2          365,400.00       0.16       7.298         658        182,700.00     76.13
Arizona...................         40        8,656,240.63       3.90       7.180         686        216,406.02     80.88
Arkansas..................          1          146,080.00       0.07       7.500         673        146,080.00     80.00
California................        252       79,989,272.56      36.02       6.473         694        317,417.75     76.50
Colorado..................         10        2,111,000.00       0.95       7.085         694        211,100.00     79.89
Connecticut...............          5        1,372,375.80       0.62       7.146         686        274,475.16     82.70
Delaware..................          2          510,084.53       0.23       7.068         660        255,042.27     80.00
District of Columbia......          4        1,185,599.14       0.53       7.280         679        296,399.79     78.99
Florida...................        103       23,502,945.94      10.58       7.228         684        228,183.94     78.25
Georgia...................         36        6,996,610.68       3.15       6.767         696        194,350.30     79.56
Hawaii....................          7        3,208,200.00       1.44       6.647         678        458,314.29     75.64
Idaho.....................         10        2,461,791.27       1.11       7.092         686        246,179.13     76.04
Illinois..................         24        4,958,934.84       2.23       7.255         682        206,622.29     82.45
Indiana...................          1           61,694.96       0.03       7.125         759         61,694.96     95.00
Iowa......................          1           87,060.11       0.04       7.125         728         87,060.11     80.00
Kansas....................          2          324,000.00       0.15       8.134         640        162,000.00     80.00
Kentucky..................          1          198,000.00       0.09       7.750         777        198,000.00     90.00
Louisiana.................          2          233,417.85       0.11       7.571         653        116,708.93     93.73
Maine.....................          2          426,826.89       0.19       7.108         634        213,413.45     88.51
Maryland..................         47       12,590,847.59       5.67       6.995         685        267,890.37     80.37
Massachusetts.............         19        4,711,638.81       2.12       6.951         671        247,980.99     78.63
Michigan..................          7          992,681.61       0.45       6.991         685        141,811.66     82.13
Minnesota.................          9        1,896,819.76       0.85       6.726         679        210,757.75     79.58
Missouri..................          5          934,498.25       0.42       7.248         684        186,899.65     85.83
Montana...................          1          250,000.00       0.11       7.625         697        250,000.00     80.00
Nevada....................         19        4,686,708.08       2.11       6.694         710        246,668.85     80.16
New Hampshire.............          2          477,058.73       0.21       7.405         646        238,529.37     82.07
New Jersey................         51       16,094,195.87       7.25       6.686         671        315,572.47     78.68
New Mexico................          9        1,742,576.11       0.78       6.920         675        193,619.57     77.06
New York..................         30        9,520,147.63       4.29       6.761         707        317,338.25     79.28
North Carolina............         11        2,668,334.96       1.20       7.093         678        242,575.91     76.93
Ohio......................         12        1,693,839.60       0.76       7.253         708        141,153.30     83.15
Oklahoma..................          1          139,501.69       0.06       7.625         635        139,501.69     79.94
Oregon....................          6        1,496,235.42       0.67       7.295         681        249,372.57     82.31
Pennsylvania..............          7        1,414,494.31       0.64       7.202         702        202,070.62     86.03
Rhode Island..............          2          364,304.79       0.16       7.858         714        182,152.40     86.44
South Carolina............          9        2,365,172.60       1.07       7.172         699        262,796.96     81.95
Texas.....................         16        2,509,398.65       1.13       6.966         694        156,837.42     82.22
Utah......................          8        1,911,457.05       0.86       7.709         695        238,932.13     76.56
Virginia..................         40       11,656,547.34       5.25       6.892         680        291,413.68     79.76
Washington................         15        4,235,812.35       1.91       6.628         701        282,387.49     75.25
West Virginia.............          1          136,000.00       0.06       9.125         620        136,000.00     80.00
Wisconsin.................          3          311,130.05       0.14       6.991         675        103,710.02     70.13
                             ----------  ----------------- -------------
    Total.................        838     $222,047,716.54     100.00%
                             ==========  ================= =============

                              Mortgagors' FICO Credit Scores for the Group 1 Mortgage Loans(1)

                                                            Percent of                Weighted                    Weighted
                                             Aggregate      Aggregate     Weighted    Average       Average       Average
                              Number of      Principal      Principal      Average     FICO         Current       Original
Range of FICO                 Mortgage        Balance        Balance      Mortgage    Credit       Principal      Loan-to-
Credit Scores                   Loans       Outstanding    Outstanding      Rate       Score        Balance      Value Ratio
---------------------------- ----------  ----------------- ------------- ----------- ----------  -------------- ------------
Not available.............         39     $  8,232,601.37       3.71%      7.631%        N/A     $  211,092.34     76.21%
620.......................         13        2,705,293.07       1.22       7.158         620        208,099.47     74.91
621 - 640.................         91       23,163,888.33      10.43       6.848         631        254,548.22     78.91
641 - 660.................        111       29,406,542.03      13.24       6.903         651        264,923.80     77.61
661 - 680.................        163       45,332,808.46      20.42       6.774         670        278,115.39     78.67
681 - 700.................        154       40,728,636.55      18.34       6.715         689        264,471.67     78.22
701 - 720.................         84       23,218,978.43      10.46       6.882         711        276,416.41     79.08
721 - 740.................         72       20,332,119.22       9.16       6.628         729        282,390.54     78.79
741 - 760.................         59       15,073,114.36       6.79       6.763         750        255,476.51     78.28
761 - 780.................         35        9,370,199.55       4.22       6.563         771        267,719.99     80.50
781 - 800.................         15        3,953,319.45       1.78       6.493         789        263,554.63     77.86
801 - 820.................          2          530,215.72       0.24       5.687         803        265,107.86     71.90
                             ----------  ----------------- -------------
    Total.................        838     $222,047,716.54     100.00%
                             ==========  ================= =============

______________
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Group 1 Mortgage Loans (not including the Mortgage Loans for which the FICO Credit Score was not available) was approximately 689.


                                Types of Mortgaged Properties for the Group 1 Mortgage Loans

                                                            Percent of                Weighted                    Weighted
                                             Aggregate      Aggregate     Weighted    Average       Average       Average
                              Number of      Principal      Principal      Average     FICO         Current       Original
                              Mortgage        Balance        Balance      Mortgage    Credit       Principal      Loan-to-
Property Type                   Loans       Outstanding    Outstanding      Rate       Score        Balance     Value Ratio
---------------------------- ----------  ----------------- ------------- ----------- ----------  -------------- ------------
Planned Unit Development
  (PUD)...................        173     $ 46,162,171.97      20.79%      6.821%        687     $  266,833.36     78.57%
High-rise Condominium.....         15        4,645,725.61       2.09       7.163         695        309,715.04     78.12
Low-rise Condominium......        109       25,083,873.80      11.30       6.936         693        230,127.28     80.06
Single Family Residence...        451      115,699,273.45      52.11       6.747         686        256,539.41     78.55
Townhouse.................          8        1,818,271.97       0.82       7.712         655        227,284.00     80.42
Two- to Four-Family
  Residence...............         82       28,638,399.74      12.90       6.783         700        349,248.78     76.07
                             ----------  ----------------- -------------
    Total.................        838     $222,047,716.54     100.00%
                             ==========  ================= =============


                                           Purposes of the Group 1 Mortgage Loans

                                                            Percent of                Weighted                    Weighted
                                             Aggregate      Aggregate     Weighted    Average       Average       Average
                              Number of      Principal      Principal      Average     FICO         Current       Original
                              Mortgage        Balance        Balance      Mortgage    Credit       Principal      Loan-to-
Loan Purpose                    Loans       Outstanding    Outstanding      Rate       Score        Balance     Value Ratio
---------------------------- ----------  ----------------- ------------- ----------- ----------  -------------- ------------
Purchase..................        448     $113,334,748.05      51.04%      6.846%        694     $  252,979.35     80.23%
Refinance (Rate/Term).....        143       38,475,265.45      17.33       6.700         692        269,057.80     77.88
Refinance (Cash Out)......        247       70,237,703.04      31.63       6.798         678        284,363.17     75.76
                             ----------  ----------------- -------------
    Total.................        838     $222,047,716.54     100.00%
                             ==========  ================= =============

                                      Occupancy Types for the Group 1 Mortgage Loans(1)

                                                            Percent of                Weighted                    Weighted
                                             Aggregate       Aggregate    Weighted    Average       Average       Average
                               Number of     Principal       Principal     Average     FICO         Current       Original
                               Mortgage       Balance         Balance     Mortgage    Credit       Principal      Loan-to-
Occupancy Type                  Loans       Outstanding     Outstanding     Rate       Score        Balance      Value Ratio
---------------------------- ----------  ----------------- ------------- ----------- ----------  -------------- ------------
Primary Home..............         651     $178,045,324.59      80.18%      6.716%        686      $  273,495.12    78.88%
Secondary Home............          54       13,661,226.25       6.15       7.346         699         252,985.67    79.39
Investment................         133       30,341,165.70      13.66       7.085         706         228,129.07    75.20
                             ----------  ----------------- -------------
    Total................          838     $222,047,716.54     100.00%
                             ==========  ================= =============

______________
(1) Based upon representations of the related mortgagors at the time of origination.


                                   Loan Documentation Types for the Group 1 Mortgage Loans

                                                            Percent of                Weighted                    Weighted
                                             Aggregate      Aggregate     Weighted    Average        Average       Average
                              Number of      Principal      Principal      Average     FICO          Current      Original
                              Mortgage        Balance        Balance      Mortgage     Credit       Principal     Loan-to-
Type of Program                 Loans       Outstanding    Outstanding      Rate       Score         Balance     Value Ratio
---------------------------- ----------  ----------------- ------------- ----------- ----------  -------------- ------------
Full/Alternate............        136     $ 30,966,259.15      13.95%      6.780%        683      $  227,693.08     81.84%
Stated Income.............        469      127,690,632.00      57.51       6.753         690         272,261.48     78.43
No Ratio..................        110       30,948,102.26      13.94       6.922         692         281,346.38     78.62
No Income/No Asset........         50       12,253,227.74       5.52       6.877         690         245,064.55     77.37
No Doc....................         73       20,189,495.39       9.09       6.947         687         276,568.43     73.32
                             ----------  ----------------- -------------
    Total................         838     $222,047,716.54     100.00%
                             ==========  ================= =============


                                    Ranges of Loan Age for the Group 1 Mortgage Loans(1)

                                                            Percent of                Weighted                    Weighted
                                             Aggregate      Aggregate     Weighted    Average        Average      Average
                              Number of      Principal      Principal     Average      FICO          Current      Original
Range of                      Mortgage        Balance        Balance      Mortgage     Credit       Principal     Loan-to-
Loan Age (Months)               Loans       Outstanding    Outstanding      Rate       Score         Balance     Value Ratio
---------------------------- ----------  ----------------- ------------- ----------- ----------  -------------- ------------
0 ........................        186     $ 51,883,637.20      23.37%      6.544%       687      $  278,944.29     75.58%
1 - 5.....................        650      169,554,479.34      76.36       6.882        690         260,853.05     79.27
6 - 10....................          2          609,600.00       0.27       7.554        685         304,800.00     80.00
                             ----------  ----------------- -------------
    Total................         838     $222,047,716.54     100.00%
                             ==========  ================= =============

______________
(1) As of the Cut-off Date, the weighted average loan age of the Group 1 Mortgage Loans was approximately 1 month.

                                        Loan Programs for the Group 1 Mortgage Loans

                                                            Percent of                Weighted                   Weighted
                                             Aggregate      Aggregate    Weighted     Average       Average      Average
                              Number of      Principal      Principal     Average      FICO         Current      Original
                              Mortgage        Balance        Balance      Mortgage    Credit       Principal     Loan-to-
Loan Program                    Loans       Outstanding    Outstanding      Rate       Score        Balance     Value Ratio
---------------------------- ----------  ----------------- ------------- ----------- ----------  -------------- ------------
5/1 LIBOR.................        100     $ 23,073,578.03      10.39%      6.779%       683      $  230,735.78     77.06%
5/1 LIBOR 40/30 Balloon...         36        9,309,908.01       4.19       6.692        694         258,608.56     78.84
5/1 LIBOR Interest-Only...        364      102,662,079.27      46.23       6.792        691         282,038.68     78.93
5/6 LIBOR.................         40        8,242,291.26       3.71       7.146        685         206,057.28     76.79
5/6 LIBOR 40/30 Balloon...          2          294,192.75       0.13       7.293        671         147,096.38     80.00
5/6 LIBOR Interest-Only...        296       78,465,667.22      35.34       6.806        687         265,086.71     78.24
                             ----------  ----------------- -------------
    Total................         838     $222,047,716.54     100.00%
                             ==========  ================= =============


                                 Original Interest Only Terms of the Group 1 Mortgage Loans

                                                           Percent of                Weighted                     Weighted
                                            Aggregate       Aggregate    Weighted    Average        Average       Average
                             Number of      Principal       Principal     Average     FICO          Current       Original
Original Interest Only       Mortgage        Balance         Balance      Mortgage    Credit       Principal    Loan-to-Value
Term (Months)                  Loans       Outstanding     Outstanding      Rate      Score         Balance         Ratio
---------------------------- ----------  ----------------- ------------- ----------- ----------  -------------- ------------
None......................      178      $ 40,919,970.05       18.43%     6.837%        686      $  229,887.47     77.43%
60........................       53        17,929,616.82        8.07      6.415         708         338,294.66     76.74
120.......................      607       163,198,129.67       73.50      6.840         687         268,860.18     78.84
                             ----------  ----------------- -------------
    Total.................      838      $222,047,716.54      100.00%
                             ==========  ================= =============


                               Prepayment Charge Terms and Type of the Group 1 Mortgage Loans

                                                           Percent of                Weighted                     Weighted
                                             Aggregate      Aggregate    Weighted    Average        Average       Average
                              Number of      Principal      Principal     Average     FICO          Current       Original
Prepayment Charge             Mortgage        Balance        Balance     Mortgage     Credit       Principal      Loan-to-
Term and Type (Months)          Loans       Outstanding    Outstanding     Rate       Score         Balance     Value Ratio
---------------------------- ----------  ----------------- ------------- ----------- ----------  -------------- ------------
None.....................        296      $ 72,555,676.49      32.68%     7.263%        688      $  245,120.53     79.67%
12 - Hard................        151        41,787,928.48      18.82      6.650         689         276,741.25     77.53
12 - Soft................          5         1,382,815.72       0.62      6.546         729         276,563.14     70.04
24 - Hard................         43        11,357,491.68       5.11      6.458         691         264,127.71     79.48
24 - Soft................          4         1,004,945.99       0.45      6.630         719         251,236.50     80.00
36 - Hard................        246        68,359,336.46      30.79      6.596         688         277,883.48     78.11
36 - Soft................         93        25,599,521.72      11.53      6.493         687         275,263.67     76.99
                             ----------  ----------------- -------------
    Total................        838      $222,047,716.54     100.00%
                             ==========  ================= =============

                                       Gross Margins for the Group 1 Mortgage Loans(1)

                                                           Percent of                 Weighted                     Weighted
                                            Aggregate       Aggregate    Weighted     Average        Average       Average
                             Number of      Principal       Principal     Average      FICO          Current       Original
                             Mortgage        Balance         Balance     Mortgage     Credit        Principal      Loan-to-
Range of Gross Margins (%)     Loans       Outstanding     Outstanding     Rate        Score         Balance     Value Ratio
---------------------------- ----------  ----------------- ------------- ----------- ----------  -------------- ------------
2.000 - 2.499............        249     $ 67,257,146.74       30.29%     6.737%        696      $  270,109.02     78.30%
2.500 - 2.999............        441      115,599,946.18       52.06      6.753         685         262,131.40     76.75
3.000 - 3.499............         79       21,484,091.15        9.68      6.862         685         271,950.52     81.00
3.500 - 3.999............         44       11,051,402.89        4.98      7.338         687         251,168.25     88.23
4.000 - 4.499............         19        5,170,569.58        2.33      7.394         699         272,135.24     84.72
4.500 - 4.999............          2          661,360.00        0.30      7.090         671         330,680.00     80.00
5.000 - 5.499............          2          536,000.00        0.24      7.153         625         268,000.00     80.00
6.000 - 6.499............          2          287,200.00        0.13      7.151         677         143,600.00     80.00
                             ----------  ----------------- -------------
    Total................        838     $222,047,716.54      100.00%
                             ==========  ================= =============

______________
(1) As of the Cut-off Date, the weighted average Gross Margin of the Group 1 Mortgage Loans was approximately 2.736%.


                              Months to Initial Adjustment Date for the Group 1 Mortgage Loans

                                                            Percent of                Weighted                     Weighted
                                             Aggregate      Aggregate    Weighted     Average        Average       Average
                              Number of      Principal      Principal    Average       FICO          Current       Original
Range of Number of Months     Mortgage        Balance        Balance     Mortgage     Credit        Principal      Loan-to-
to Initial Adjustment Date      Loans       Outstanding    Outstanding      Rate       Score         Balance     Value Ratio
---------------------------- ----------  ----------------- ------------- ----------- ----------  -------------- ------------
41 - 50..................          1      $    280,000.00       0.13%      8.500%       687      $  280,000.00     80.00%
51 - 60..................        812       215,044,682.54      96.85       6.812        689         264,833.35     78.42
61 - 70..................         25         6,723,034.00       3.03       6.529        681         268,921.36     78.14
                             ----------  ----------------- -------------
    Total................        838      $222,047,716.54     100.00%
                             ==========  ================= =============


                                  Maximum Mortgage Rates for the Group 1 Mortgage Loans(1)

                                                          Percent of                Weighted                    Weighted
                                           Aggregate      Aggregate    Weighted      Average      Average       Average
                            Number of      Principal      Principal    Average        FICO        Current       Original
Range of Maximum Mortgage   Mortgage        Balance        Balance     Mortgage      Credit      Principal      Loan-to-
Rate (%)                      Loans       Outstanding    Outstanding     Rate        Score        Balance     Value Ratio
-------------------------- ----------  ---------------- ------------- ----------   ----------  -------------- ------------
9.500 - 9.999...........          3     $    987,383.99       0.44%      4.783%        683      $  329,128.00    80.00%
10.000 - 10.499.........         10        2,905,963.97       1.31       5.106         719         290,596.40    79.18
10.500 - 10.999.........         36       10,918,093.16       4.92       5.813         710         303,280.37    73.18
11.000 - 11.499.........        107       31,158,570.22      14.03       6.224         700         291,201.59    74.78
11.500 - 11.999.........        232       65,007,643.62      29.28       6.681         685         280,205.36    78.87
12.000 - 12.499.........        231       59,409,496.66      26.76       7.031         687         257,183.97    79.56
12.500 - 12.999.........        131       32,807,624.81      14.78       7.179         682         250,439.88    79.27
13.000 - 13.499.........         58       14,398,507.27       6.48       7.436         684         248,250.13    79.60
13.500 - 13.999.........         14        1,549,136.42       0.70       8.644         694         110,652.60    87.44
14.000 - 14.499.........          3          631,357.02       0.28       9.125         663         210,452.34    91.69
14.500 - 14.999.........          8        1,195,510.92       0.54       8.781         689         149,438.87    78.83
15.000 - 15.499.........          5        1,078,428.48       0.49       9.084         692         215,685.70    78.07
                           ----------  ---------------- -------------
    Total...............        838     $222,047,716.54     100.00%
                           ==========  ================ =============

______________
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 1 Mortgage Loans was approximately 11.992%.

                                 Initial Periodic Rate Cap for the Group 1 Mortgage Loans(1)

                                                          Percent of                Weighted                    Weighted
                                           Aggregate      Aggregate    Weighted     Average       Average       Average
                            Number of      Principal      Principal     Average      FICO         Current       Original
Initial Periodic            Mortgage        Balance        Balance     Mortgage     Credit       Principal      Loan-to-
Rate Cap (%)                  Loans       Outstanding    Outstanding     Rate        Score        Balance     Value Ratio
-------------------------- ----------  ---------------- ------------- ----------   ----------  -------------- ------------
3.000..................          20     $  6,397,248.12       2.88%      6.416%       679      $  319,862.41     74.66%
5.000..................         686      180,915,758.81      81.48       6.806        690         263,725.60     78.78
6.000..................         132       34,734,709.61      15.64       6.873        686         263,141.74     77.17
                           ----------  ---------------- -------------
    Total...............        838     $222,047,716.54     100.00%
                           ==========  ================ =============

______________
(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 1 Mortgage Loans was approximately 5.099%.


                               Subsequent Periodic Rate Cap for the Group 1 Mortgage Loans(1)

                                                          Percent of                Weighted                    Weighted
                                           Aggregate      Aggregate    Weighted      Average      Average       Average
                            Number of      Principal      Principal    Average        FICO        Current       Original
Subsequent Periodic         Mortgage        Balance        Balance     Mortgage      Credit      Principal      Loan-to-
Rate Cap (%)                  Loans       Outstanding    Outstanding      Rate        Score       Balance     Value Ratio
-------------------------- ----------  ---------------- ------------- ----------   ----------  -------------- ------------
1.000..................         179     $ 45,026,307.44      20.28%      6.828%        689      $  251,543.62    79.10%
2.000..................         657      176,249,409.10      79.37       6.800         689         268,263.94    78.22
5.000..................           2          772,000.00       0.35       6.569         710         386,000.00    80.00
                           ----------  ---------------- -------------
    Total...............        838     $222,047,716.54     100.00%
                           ==========  ================ =============

______________
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 1 Mortgage Loans was approximately 1.808%.


                                     Origination Channel for the Group 1 Mortgage Loans

                                                            Percent of                Weighted                    Weighted
                                             Aggregate      Aggregate     Weighted    Average       Average       Average
                              Number of      Principal      Principal      Average     FICO         Current       Original
                              Mortgage        Balance        Balance      Mortgage     Credit       Principal     Loan-to-
Origination Channel             Loans       Outstanding    Outstanding      Rate        Score       Balance     Value Ratio
---------------------------- ----------  ---------------- -------------  ----------  ----------  -------------- ------------
Conduit..................        419      $112,142,413.74      50.50%      6.752%        690     $  267,642.99     78.00%
Correspondent............         89        22,610,332.80      10.18       6.996         695        254,048.68     77.20
Consumer Direct..........         51        12,951,019.80       5.83       6.463         688        253,941.56     76.15
Mortgage Professionals...        279        74,343,950.20      33.48       6.887         686        266,465.77     79.79
                             ----------  ---------------- -------------
    Total................        838      $222,047,716.54     100.00%
                             ==========  ================ =============

                                  Loan Group 2

                                      Mortgage Rates for the Group 2 Mortgage Loans(1)

                                                            Percent of                Weighted                     Weighted
                                             Aggregate       Aggregate    Weighted    Average        Average        Average
                              Number of      Principal       Principal    Average      FICO          Current        Original
Range of                      Mortgage        Balance         Balance     Mortgage     Credit       Principal       Loan-to-
Mortgage Rates (%)              Loans       Outstanding     Outstanding     Rate       Score         Balance      Value Ratio
---------------------------- ----------  ----------------- ------------- ----------  ----------  --------------  -------------
4.501 - 5.000............           8     $  3,566,342.72       0.67%       4.942%       734     $  445,792.84      80.00%
5.001 - 5.500............          15        7,610,785.98       1.44        5.402        712        507,385.73      74.96
5.501 - 6.000............         135       73,507,491.38      13.90        5.887        719        544,499.94      72.51
6.001 - 6.500............         361      208,213,725.55      39.39        6.356        712        576,769.32      73.75
6.501 - 7.000............         320      190,316,393.84      36.00        6.761        699        594,738.73      76.19
7.001 - 7.500............          63       36,054,499.45       6.82        7.254        694        572,293.64      77.27
7.501 - 8.000............           7        3,595,400.00       0.68        7.735        717        513,628.57      82.94
8.001 - 8.500............           4        2,390,500.00       0.45        8.164        675        597,625.00      80.50
8.501 - 9.000............           4        2,848,210.00       0.54        8.924        711        712,052.50      78.57
9.001 - 9.500............           1          552,000.00       0.10        9.125        753        552,000.00      80.00
                             ----------  ---------------- -------------
    Total................         918     $528,655,348.92     100.00%
                             ==========  ================ =============

______________
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2 Mortgage Loans was approximately 6.509% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 6.504%.


                                Current Principal Balances for the Group 2 Mortgage Loans(1)

                                                            Percent of                Weighted                     Weighted
                                             Aggregate      Aggregate     Weighted    Average       Average        Average
                              Number of      Principal      Principal      Average     FICO         Current        Original
Range of Current Mortgage     Mortgage        Balance        Balance      Mortgage    Credit       Principal       Loan-to-
Loan Principal Balances ($)     Loans       Outstanding    Outstanding      Rate       Score        Balance       Value Ratio
---------------------------- ----------  ----------------- ------------- ----------  ----------  --------------  -------------
50,000.01 - 100,000.00...           2     $    171,595.00       0.03%      6.072%        695     $   85,797.50      65.03%
100,000.01 - 150,000.00..           7          939,977.01       0.18       6.269         688        134,282.43      64.92
150,000.01 - 200,000.00..          12        2,137,854.77       0.40       6.283         684        178,154.56      72.06
200,000.01 - 250,000.00..          15        3,343,062.16       0.63       6.196         702        222,870.81      72.66
250,000.01 - 300,000.00..          17        4,709,659.15       0.89       6.287         683        277,038.77      69.59
300,000.01 - 350,000.00..          13        4,243,426.90       0.80       6.004         713        326,417.45      78.00
350,000.01 - 400,000.00..          17        6,445,386.78       1.22       6.125         706        379,140.40      77.66
400,000.01 - 450,000.00..         115       49,825,134.88       9.42       6.556         702        433,262.04      77.28
450,000.01 - 500,000.00..         168       79,979,185.04      15.13       6.562         699        476,066.58      77.53
500,000.01 - 550,000.00..         160       83,904,846.67      15.87       6.416         705        524,405.29      77.18
550,000.01 - 600,000.00..         115       66,335,077.62      12.55       6.547         705        576,826.76      75.87
600,000.01 - 650,000.00..          93       58,568,325.01      11.08       6.494         709        629,766.94      76.07
650,000.01 - 700,000.00..          42       28,407,865.75       5.37       6.525         708        676,377.76      74.92
700,000.01 - 750,000.00..          29       21,266,416.04       4.02       6.751         698        733,324.69      75.63
750,000.01 - 800,000.00..          25       19,667,130.52       3.72       6.426         718        786,685.22      73.16
800,000.01 - 850,000.00..          10        8,270,286.38       1.56       6.844         697        827,028.64      69.45
850,000.01 - 900,000.00..          11        9,611,966.25       1.82       6.702         729        873,815.11      72.69
900,000.01 - 950,000.00..          10        9,238,675.00       1.75       6.636         738        923,867.50      74.40
950,000.01 - 1,000,000.00          26       25,733,399.00       4.87       6.503         715        989,746.12      70.85
1,000,000.01 - 1,250,000.00        11       12,756,997.92       2.41       6.400         725      1,159,727.08      65.15
1,250,000.01 - 1,500,000.00        14       19,620,750.00       3.71       6.302         721      1,401,482.14      68.33
1,750,000.01 - 2,000,000.00         2        3,853,333.33       0.73       7.134         681      1,926,666.67      64.20
2,000,000.01 - 2,250,000.00         2        4,309,997.74       0.82       6.245         753      2,154,998.87      65.50
2,250,000.01 - 2,500,000.00         1        2,465,000.00       0.47       6.750         677      2,465,000.00      27.39
2,750,000.01 - 3,000,000.00         1        2,850,000.00       0.54       6.875         691      2,850,000.00      75.00
                             ----------  ---------------- -------------
    Total................         918     $528,655,348.92     100.00%
                             ==========  ================ =============

______________
(1) As of the Cut-off Date, the average principal balance of the Group 2 Mortgage Loans was approximately $575,877.29.

                               Original Loan-to-Value Ratios for the Group 2 Mortgage Loans(1)

                                                            Percent of                Weighted                    Weighted
                                             Aggregate      Aggregate     Weighted    Average       Average       Average
                              Number of      Principal      Principal      Average     FICO         Current       Original
Range of Original             Mortgage        Balance        Balance      Mortgage    Credit       Principal      Loan-to-
Loan-to-Value Ratios (%)        Loans       Outstanding    Outstanding      Rate       Score        Balance     Value Ratio
---------------------------- ----------  ---------------- -------------  ----------  ----------  -------------  ------------
20.01 - 30.00............           2     $  3,465,000.00       0.66%      6.678%        676     $1,732,500.00     27.73%
30.01 - 40.00............           7        2,910,500.00       0.55       6.425         704        415,785.71     35.28
40.01 - 50.00............          12        6,486,810.19       1.23       6.062         690        540,567.52     46.42
50.01 - 60.00............          38       26,834,448.31       5.08       6.399         700        706,169.69     56.37
60.01 - 70.00............         124       83,409,618.19      15.78       6.362         706        672,658.21     65.91
70.01 - 80.00............         713      396,208,763.32      74.95       6.546         708        555,692.52     78.89
80.01 - 90.00............          18        7,821,132.67       1.48       6.800         698        434,507.37     86.44
90.01 - 100.00...........           4        1,519,076.24       0.29       7.094         757        379,769.06     95.00
                             ----------  ---------------- -------------
    Total................         918     $528,655,348.92     100.00%
                             ==========  ================ =============

______________
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 2 Mortgage Loans was approximately 74.88%.


                               Original Term to Stated Maturity for the Group 2 Mortgage Loans

                                                            Percent of                Weighted                    Weighted
                                             Aggregate      Aggregate     Weighted    Average       Average       Average
                              Number of      Principal      Principal      Average     FICO         Current       Original
Original Term to Stated       Mortgage        Balance        Balance      Mortgage    Credit       Principal      Loan-to-
Maturity (Months)               Loans       Outstanding    Outstanding      Rate       Score        Balance     Value Ratio
---------------------------- ----------  ---------------- -------------  ----------  ----------  -------------  ------------
360.......................        918     $528,655,348.92     100.00%      6.509%        707     $  575,877.29     74.88%
                             ----------  ---------------- -------------
    Total................         918     $528,655,348.92     100.00%
                             ==========  ================ =============


                            Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans(1)

                                                            Percent of                Weighted                    Weighted
                                             Aggregate      Aggregate     Weighted    Average       Average        Average
                              Number of      Principal      Principal     Average      FICO         Current       Original
Remaining Terms to Stated     Mortgage        Balance        Balance      Mortgage    Credit       Principal      Loan-to-
Maturity (Months)               Loans       Outstanding    Outstanding      Rate       Score        Balance      Value Ratio
---------------------------- ----------  ---------------- -------------  ----------  ----------  -------------  ------------
353......................           2     $  1,102,700.00       0.21%      6.727%       661      $  551,350.00     80.00%
354......................           5        2,571,842.00       0.49       6.517        695         514,368.40     78.32
355......................          17        8,161,417.10       1.54       6.612        692         480,083.36     78.81
356......................          47       24,710,846.68       4.67       6.571        698         525,762.70     77.33
357......................          40       21,291,467.44       4.03       6.567        709         532,286.69     74.46
358......................          61       33,340,775.68       6.31       6.622        711         546,570.09     77.99
359......................         223      126,243,911.62      23.88       6.610        705         566,116.20     75.68
360......................         523      311,232,388.40      58.87       6.443        708         595,090.61     73.91
                             ----------  ---------------- -------------
    Total................         918     $528,655,348.92     100.00%
                             ==========  ================ =============

______________
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 2 Mortgage Loans was approximately 359 months.

                     Geographic Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans

                                                            Percent of                Weighted                    Weighted
                                             Aggregate      Aggregate     Weighted    Average       Average        Average
                              Number of      Principal      Principal      Average     FICO         Current       Original
                              Mortgage        Balance        Balance      Mortgage    Credit       Principal      Loan-to-
Geographic Area                 Loans       Outstanding    Outstanding      Rate       Score        Balance      Value Ratio
---------------------------- ----------  ---------------- -------------  ----------  ----------  -------------  ------------
Alabama..................           2     $    467,624.43       0.09%      6.240%        719     $  233,812.22      56.01%
Arizona..................          29       16,753,425.86       3.17       6.777         712        577,704.34      77.09
California...............         564      323,555,435.15      61.20       6.470         708        573,679.85      75.56
Colorado.................          14        8,683,754.76       1.64       6.595         717        620,268.20      71.37
Connecticut..............           6        5,782,535.92       1.09       6.517         702        963,755.99      57.20
Delaware.................           2        1,215,080.08       0.23       6.315         706        607,540.04      75.16
District of Columbia.....           4        1,880,892.31       0.36       6.388         685        470,223.08      74.29
Florida..................          35       18,086,094.92       3.42       6.801         694        516,745.57      77.70
Georgia..................          10        4,253,143.91       0.80       6.505         699        425,314.39      76.52
Hawaii...................          10        6,782,565.00       1.28       6.354         707        678,256.50      66.90
Idaho....................           3        2,036,000.00       0.39       6.834         678        678,666.67      79.69
Illinois.................          19       13,904,873.21       2.63       6.444         693        731,835.43      68.31
Indiana..................           1          792,000.00       0.15       6.000         767        792,000.00      80.00
Kentucky.................           1          647,840.00       0.12       7.125         683        647,840.00      80.00
Maine....................           1          850,000.00       0.16       5.625         673        850,000.00      64.15
Maryland.................          43       22,428,465.11       4.24       6.561         695        521,592.21      76.10
Massachusetts............          12        7,761,808.33       1.47       6.820         700        646,817.36      71.26
Michigan.................           3        3,204,597.74       0.61       6.163         789      1,068,199.25      70.36
Minnesota................           3        2,104,000.00       0.40       6.517         714        701,333.33      77.18
Missouri.................           3        2,109,914.75       0.40       6.611         674        703,304.92      62.99
Nevada...................          16        8,378,521.32       1.58       6.467         717        523,657.58      77.43
New Hampshire............           3        1,636,568.72       0.31       6.647         727        545,522.91      80.00
New Jersey...............          21       12,204,539.88       2.31       6.536         697        581,168.57      70.95
New York.................          41       23,220,730.04       4.39       6.465         722        566,359.27      76.72
North Carolina...........           7        4,970,120.65       0.94       6.335         705        710,017.24      71.49
Oregon...................           5        2,825,750.00       0.53       6.713         723        565,150.00      70.74
Pennsylvania.............           1          750,000.00       0.14       6.750         712        750,000.00      75.00
South Carolina...........          10        6,179,236.83       1.17       6.558         681        617,923.68      68.65
Tennessee................           1          456,000.00       0.09       7.250         713        456,000.00      80.00
Texas....................           8        2,854,019.75       0.54       6.666         700        356,752.47      73.34
Utah.....................           4        2,600,400.00       0.49       8.015         710        650,100.00      76.84
Virginia.................          23       12,213,092.80       2.31       6.351         707        531,004.03      77.31
Washington...............          13        7,066,317.45       1.34       6.500         710        543,562.88      76.40
                             ----------  ---------------- -------------
    Total................         918     $528,655,348.92     100.00%
                             ==========  ================ =============

                                  Mortgagors' FICO Scores for the Group 2 Mortgage Loans(1)

                                                            Percent of                Weighted                    Weighted
                                             Aggregate      Aggregate     Weighted    Average        Average       Average
                              Number of      Principal      Principal      Average     FICO          Current      Original
Range of FICO                 Mortgage        Balance        Balance      Mortgage    Credit        Principal     Loan-to-
Credit Scores                   Loans       Outstanding    Outstanding      Rate       Score         Balance     Value Ratio
---------------------------- ----------  ---------------- -------------  ----------  ----------  -------------  ------------
Not available............           3     $  1,895,700.00       0.36%      6.505%        N/A      $  631,900.00     57.80%
620......................           3        1,067,900.00       0.20       6.322         620         355,966.67     75.17
621 - 640................          60       30,585,155.78       5.79       6.667         631         509,752.60     73.31
641 - 660................          79       41,161,873.03       7.79       6.712         652         521,036.37     74.81
661 - 680................         140       80,862,608.09      15.30       6.602         671         577,590.06     72.53
681 - 700................         162       98,192,216.66      18.57       6.472         691         606,124.79     73.47
701 - 720................         157       89,346,128.72      16.90       6.532         710         569,083.62     77.56
721 - 740................         116       64,765,605.45      12.25       6.381         729         558,324.18     76.79
741 - 760................          80       47,369,633.79       8.96       6.429         751         592,120.42     77.03
761 - 780................          75       46,000,351.33       8.70       6.410         770         613,338.02     74.16
781 - 800................          35       21,893,756.07       4.14       6.395         788         625,535.89     73.86
801 - 820................           8        5,514,420.00       1.04       6.536         805         689,302.50     75.37
                             ----------  ---------------- -------------
    Total................         918     $528,655,348.92     100.00%
                             ==========  ================ =============

______________
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Group 2 Mortgage Loans (not including the Mortgage Loans for which the FICO Credit Score was not available) was approximately 707.


                                Types of Mortgaged Properties for the Group 2 Mortgage Loans

                                                            Percent of                Weighted                     Weighted
                                             Aggregate      Aggregate     Weighted    Average        Average       Average
                              Number of      Principal      Principal      Average     FICO          Current       Original
                              Mortgage        Balance        Balance      Mortgage    Credit        Principal      Loan-to-
Property Type                   Loans       Outstanding    Outstanding      Rate       Score         Balance     Value Ratio
---------------------------- ----------  ---------------- -------------  ----------  ----------  -------------  ------------
Planned Unit Development
  (PUD)..................         203     $116,699,845.90      22.07%      6.487%        711      $ 574,876.09      75.32%
High-rise Condominium....          13        8,595,432.31       1.63       6.421         724        661,187.10      73.53
Low-rise Condominium.....          60       29,361,866.85       5.55       6.475         716        489,364.45      77.16
Single Family Residence..         585      338,366,722.09      64.01       6.522         703        578,404.65      74.72
Townhouse................           9        5,941,200.00       1.12       6.463         677        660,133.33      70.37
Two- to Four-Family
  Residence..............          48       29,690,281.77       5.62       6.517         729        618,547.54      74.01
                             ----------  ---------------- -------------
    Total................         918     $528,655,348.92     100.00%
                             ==========  ================ =============


                                           Purposes of the Group 2 Mortgage Loans

                                                            Percent of                Weighted                    Weighted
                                             Aggregate      Aggregate     Weighted    Average        Average       Average
                              Number of      Principal      Principal      Average     FICO          Current      Original
                              Mortgage        Balance        Balance      Mortgage     Credit       Principal     Loan-to-
Loan Purpose                    Loans       Outstanding    Outstanding      Rate       Score         Balance     Value Ratio
---------------------------- ----------  ---------------- ------------- ----------   ----------   -------------  ------------
Purchase.................        415      $226,045,821.95      42.76%      6.524%        717      $  544,688.73     79.07%
Refinance (Rate/Term)....        214       134,460,404.07      25.43       6.457         701         628,319.65     73.61
Refinance (Cash Out).....        289       168,149,122.90      31.81       6.530         697         581,830.88     70.27
                             ----------  ---------------- -------------
    Total................        918      $528,655,348.92     100.00%
                             ==========  ================ =============

                                      Occupancy Types for the Group 2 Mortgage Loans(1)

                                                            Percent of                Weighted                     Weighted
                                             Aggregate      Aggregate     Weighted    Average        Average        Average
                              Number of      Principal      Principal      Average     FICO          Current       Original
                              Mortgage        Balance        Balance      Mortgage    Credit        Principal      Loan-to-
Occupancy Type                  Loans       Outstanding    Outstanding      Rate       Score         Balance      Value Ratio
---------------------------- ----------  ---------------- ------------- ----------   ----------   -------------  ------------
Primary Home............         814      $464,737,904.69      87.91%      6.487%        704      $  570,931.09      75.71%
Secondary Home..........          37        24,868,445.86       4.70       6.536         726         672,120.16      66.54
Investment..............          67        39,048,998.37       7.39       6.753         728         582,820.87      70.38
                             ----------  ---------------- -------------
    Total...............         918      $528,655,348.92     100.00%
                             ==========  ================ =============

______________
(1) Based upon representations of the related mortgagors at the time of origination.


                                   Loan Documentation Type for the Group 2 Mortgage Loans

                                                           Percent of                Weighted                     Weighted
                                            Aggregate      Aggregate     Weighted    Average        Average        Average
                             Number of      Principal      Principal      Average     FICO          Current       Original
                             Mortgage        Balance        Balance      Mortgage    Credit        Principal      Loan-to-
Type of Program                Loans       Outstanding    Outstanding      Rate       Score         Balance      Value Ratio
--------------------------- ----------  ---------------- ------------- ----------   ----------   -------------  ------------
Full/Alternate............      111      $ 68,228,426.26      12.91%      6.363%        708      $  614,670.51      74.62%
FastForward.............         11         6,821,197.10       1.29       6.240         738         620,108.83      78.68
Stated Income...........        507       285,103,797.24      53.93       6.506         703         562,334.91      76.55
No Ratio................        198       116,540,114.65      22.04       6.584         714         588,586.44      75.05
No Income/No Asset......         38        20,803,961.12       3.94       6.666         701         547,472.66      72.81
No Doc..................         53        31,157,852.55       5.89       6.527         709         587,884.01      60.08
                             ----------  ---------------- -------------
    Total...............        918      $528,655,348.92     100.00%
                             ==========  ================ =============


                                    Ranges of Loan Age for the Group 2 Mortgage Loans(1)

                                                            Percent of                Weighted                   Weighted
                                            Aggregate       Aggregate     Weighted    Average       Average       Average
                             Number of      Principal       Principal      Average     FICO         Current      Original
Range of                     Mortgage        Balance         Balance      Mortgage    Credit       Principal     Loan-to-
Loan Ages (Months)             Loans       Outstanding     Outstanding      Rate       Score        Balance     Value Ratio
---------------------------- ----------  ---------------- -------------  ----------  ----------  -------------  ------------
0 .....................         523      $311,232,388.40       58.87%      6.443%        708     $  595,090.61     73.91%
1 - 5..................         388       213,748,418.52       40.43       6.603         705        550,897.99     76.23
6 - 10.................           7         3,674,542.00        0.70       6.580         685        524,934.57     78.82
                             ----------  ---------------- -------------
    Total..............         918      $528,655,348.92      100.00%
                             ==========  ================ =============

______________
(1) As of the Cut-off Date, the weighted average loan age of the Group 2 Mortgage Loans was approximately 1 month.

                                        Loan Programs for the Group 2 Mortgage Loans

                                                           Percent of                Weighted                    Weighted
                                            Aggregate      Aggregate     Weighted    Average       Average       Average
                             Number of      Principal      Principal      Average     FICO         Current       Original
                             Mortgage        Balance        Balance      Mortgage     Credit      Principal      Loan-to-
Loan Program                   Loans       Outstanding    Outstanding      Rate       Score        Balance      Value Ratio
---------------------------- ----------  ---------------- -------------  ----------  ----------  -------------  ------------
5/1 CMT Interest Only..           2      $    483,687.00       0.09%      6.335%        718     $  241,843.50     80.00%
5/1 LIBOR..............          41        20,961,776.78       3.97       6.337         707        511,262.85     70.63
5/1 LIBOR 40/30 Balloon          11         4,306,152.70       0.81       6.525         691        391,468.43     79.95
5/1 LIBOR Interest Only         720         422,536,729.07    79.93       6.470         708        586,856.57     74.53
5/6 LIBOR..............           7         4,200,170.84       0.79       7.010         690        600,024.41     73.09
5/6 LIBOR 40/30 Balloon           1           783,701.31       0.15       7.000         701        783,701.31     80.00
5/6 LIBOR Interest Only         136        75,383,131.22      14.26       6.739         702        554,287.73     77.73
                             ----------  ---------------- -------------
    Total..............         918      $528,655,348.92     100.00%
                             ==========  ================ =============


                                 Original Interest Only Terms of the Group 2 Mortgage Loans

                                                           Percent of                Weighted                    Weighted
                                            Aggregate       Aggregate    Weighted     Average       Average       Average
                             Number of      Principal       Principal     Average      FICO         Current       Original
Original Interest Only       Mortgage        Balance         Balance     Mortgage     Credit       Principal    Loan-to-Value
Term (Months)                  Loans       Outstanding     Outstanding     Rate        Score        Balance         Ratio
---------------------------- ----------  ---------------- -------------  ----------  ----------  -------------  -------------
None......................       60      $ 30,251,801.63        5.72%     6.474%        702      $  504,196.69     72.54%
60........................       46        24,757,543.21        4.68      6.301         711         538,207.46     77.12
120.......................      812       473,646,004.08       89.59      6.522         707         583,307.89     74.91
                             ----------  ---------------- -------------
    Total..............         918      $528,655,348.92      100.00%
                             ==========  ================ =============


                               Prepayment Charge Terms and Type of the Group 2 Mortgage Loans

                                                           Percent of                Weighted                    Weighted
                                            Aggregate      Aggregate     Weighted    Average       Average       Average
                             Number of      Principal      Principal     Average      FICO         Current       Original
Prepayment Charge            Mortgage        Balance        Balance      Mortgage    Credit       Principal      Loan-to-
Term and Type (Months)         Loans       Outstanding    Outstanding      Rate       Score        Balance     Value Ratio
--------------------------- ----------  ---------------- -------------  ----------  ----------  -------------  ------------
None...................         573      $329,366,875.22      62.30%      6.512%       710      $  574,811.30    74.33%
12 - Hard..............         141        84,922,073.17      16.06       6.545        707         602,284.21    73.70
12 - Soft..............           1           473,094.33       0.09       6.000        766         473,094.33    74.22
24 - Hard..............          36        19,614,862.00       3.71       6.424        706         544,857.28    77.59
36 - Hard..............         156        87,590,849.20      16.57       6.462        695         561,479.80    77.23
36 - Soft..............          11         6,687,595.00       1.27       6.801        702         607,963.18    78.23
                             ----------  ---------------- -------------
    Total..............         918      $528,655,348.92     100.00%
                             ==========  ================ =============

                                       Gross Margins for the Group 2 Mortgage Loans(1)

                                                           Percent of                Weighted                   Weighted
                                            Aggregate      Aggregate     Weighted    Average       Average      Average
                             Number of      Principal      Principal     Average      FICO         Current      Original
                             Mortgage        Balance        Balance      Mortgage    Credit       Principal     Loan-to-
Range of Gross Margins (%)     Loans       Outstanding    Outstanding     Rate        Score        Balance     Value Ratio
--------------------------- ----------  ---------------- -------------  ----------  ----------  ------------- ------------
1.500 - 1.999...........          1      $    210,550.00       0.04%      6.250%       725      $ 210,550.00     72.35%
2.000 - 2.499...........        150        79,502,692.13      15.04       6.536        703        530,017.95     76.83
2.500 - 2.999...........        718       425,133,310.60      80.42       6.490        708        592,107.67     74.16
3.000 - 3.499...........         37        18,016,373.26       3.41       6.673        697        486,929.01     80.80
3.500 - 3.999...........          7         3,541,122.93       0.67       6.840        689        505,874.70     82.59
4.000 - 4.499...........          4         1,591,300.00       0.30       7.014        688        397,825.00     82.86
4.500 - 4.999...........          1           660,000.00       0.12       7.750        725        660,000.00     80.00
                             ----------  ---------------- -------------
    Total..............         918      $528,655,348.92     100.00%
                             ==========  ================ =============

______________
(1) As of the Cut-off Date, the weighted average Gross Margin of the Group 2 Mortgage Loans was approximately 2.700%.


                              Months to Initial Adjustment Date for the Group 2 Mortgage Loans

                                                            Percent of                Weighted                   Weighted
                                             Aggregate       Aggregate    Weighted    Average       Average      Average
                              Number of      Principal       Principal    Average      FICO         Current      Original
Range of Number of Months     Mortgage        Balance         Balance     Mortgage    Credit       Principal     Loan-to-
to Initial Adjustment Date      Loans       Outstanding     Outstanding     Rate       Score        Balance     Value Ratio
---------------------------- ----------  ---------------- -------------  ----------  ----------  ------------- ------------
51 - 60..................        828      $476,784,696.12       90.19%     6.521%       707     $  575,826.93     74.95%
61 - 70..................         90        51,870,652.80        9.81      6.395        704        576,340.59     74.26
                             ----------  ---------------- -------------
    Total................        918      $528,655,348.92      100.00%
                             ==========  ================ =============



                                  Maximum Mortgage Rates for the Group 2 Mortgage Loans(1)

                                                             Percent of                Weighted                    Weighted
                                             Aggregate       Aggregate     Weighted    Average       Average       Average
                              Number of      Principal       Principal      Average     FICO         Current       Original
Range of Maximum Mortgage     Mortgage        Balance         Balance      Mortgage    Credit       Principal      Loan-to-
Rates (%)                       Loans       Outstanding     Outstanding      Rate       Score        Balance      Value Ratio
---------------------------- ----------  ---------------- -------------  ----------  ----------   -------------  -------------
9.500 - 9.999............           3     $  1,262,260.72        0.24%      4.837%        733     $  420,753.57      80.00%
10.000 - 10.499..........          11        5,305,912.98        1.00       5.142         725        482,355.73      78.27
10.500 - 10.999..........          87       45,080,262.33        8.53       5.780         713        518,163.93      72.16
11.000 - 11.499..........         266      155,367,557.50       29.39       6.227         717        584,088.56      73.15
11.500 - 11.999..........         408      240,650,290.90       45.52       6.661         702        589,829.14      75.47
12.000 - 12.499..........          83       46,955,643.06        8.88       6.967         697        565,730.64      77.27
12.500 - 12.999..........          35       17,908,031.48        3.39       6.954         693        511,658.04      79.65
13.000 - 13.499..........          19       12,065,179.95        2.28       7.401         689        635,009.47      75.85
13.500 - 13.999..........           1          660,000.00        0.12       7.750         725        660,000.00      80.00
14.500 - 14.999..........           1          869,760.00        0.16       8.750         713        869,760.00      80.00
15.000 - 15.499..........           4        2,530,450.00        0.48       9.027         719        632,612.50      78.39
                             ----------  ---------------- -------------
    Total................         918     $528,655,348.92      100.00%
                             ==========  ================ =============

______________
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 2 Mortgage Loans was approximately 11.582%.

                                 Initial Periodic Rate Cap for the Group 2 Mortgage Loans(1)

                                                           Percent of                Weighted                     Weighted
                                            Aggregate       Aggregate    Weighted    Average        Average       Average
                              Number of     Principal       Principal    Average      FICO          Current       Original
Initial Periodic              Mortgage       Balance         Balance     Mortgage    Credit        Principal      Loan-to-
 Rate  Cap (%)                  Loans      Outstanding     Outstanding     Rate       Score         Balance      Value Ratio
---------------------------- ----------  ---------------- ------------- ----------  ----------   -------------  -------------
3.000....................         15      $  8,181,399.67      1.55%       6.472%       682      $  545,426.64     76.44%
5.000....................        851       490,667,518.98     92.81        6.484        707         576,577.58     74.75
6.000....................         52        29,806,430.27      5.64        6.928        704         573,200.58     76.60
                             ----------  ---------------- -------------
    Total................        918      $528,655,348.92    100.00%
                             ==========  ================ =============

______________
(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 2 Mortgage Loans was approximately 5.025%.


                               Subsequent Periodic Rate Cap for the Group 2 Mortgage Loans(1)

                                                            Percent of                Weighted                      Weighted
                                             Aggregate       Aggregate    Weighted    Average       Average         Average
                              Number of      Principal       Principal    Average      FICO         Current         Original
Subsequent Periodic           Mortgage        Balance         Balance     Mortgage    Credit       Principal        Loan-to-
Rate Cap (%)                    Loans       Outstanding     Outstanding      Rate      Score        Balance       Value Ratio
---------------------------- ----------  ---------------- -------------  ----------  ----------   -------------  -------------
1.000....................         80      $ 44,588,973.43       8.43%       6.663%       701      $  557,362.17     78.35%
2.000....................        837       483,430,375.49      91.45        6.495        707         577,575.12     74.55
5.000....................          1           636,000.00       0.12        6.125        753         636,000.00     80.00
                             ----------  ---------------- -------------
    Total................        918      $528,655,348.92     100.00%
                             ==========  ================ =============

______________
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 2 Mortgage Loans was approximately 1.919%.


                                     Origination Channel for the Group 2 Mortgage Loans

                                                           Percent of                 Weighted                    Weighted
                                             Aggregate      Aggregate     Weighted    Average       Average       Average
                              Number of      Principal      Principal     Average      FICO         Current       Original
                              Mortgage        Balance        Balance      Mortgage    Credit       Principal      Loan-to-
Origination Channel             Loans       Outstanding    Outstanding      Rate       Score        Balance      Value Ratio
---------------------------- ----------  ---------------- -------------  ----------  ----------   -------------  -------------
Conduit..................         237     $127,738,383.36      24.16%       6.598%       703      $  538,980.52    76.86%
Correspondent............         226      145,668,584.36      27.55        6.506        710         644,551.26    72.69
Consumer Direct..........          38       21,217,038.46       4.01        6.531        692         558,343.12    70.47
Mortgage Professionals...         417      234,031,342.74      44.27        6.460        708         561,226.24    75.56
                             ----------  ---------------- -------------
    Total................         918     $528,655,348.92     100.00%
                             ==========  ================ =============

                                  Loan Group 3

                                      Mortgage Rates for the Group 3 Mortgage Loans(1)

                                                            Percent of               Weighted                     Weighted
                                            Aggregate       Aggregate    Weighted    Average       Average        Average
                             Number of      Principal       Principal    Average      FICO         Current        Original
Range of                     Mortgage        Balance         Balance     Mortgage    Credit       Principal       Loan-to-
Mortgage Rates (%)             Loans       Outstanding     Outstanding     Rate       Score        Balance       Value Ratio
---------------------------- ----------  ---------------- -------------  ---------  ----------   -------------  -------------
4.501 - 5.000...........           5     $  1,929,410.00        1.94%      4.978%       753      $ 385,882.00      74.45%
5.001 - 5.500...........           5        2,114,544.00        2.13       5.441        718        422,908.80      78.05
5.501 - 6.000...........          24        9,720,493.59        9.77       5.860        714        405,020.57      75.53
6.001 - 6.500...........          99       49,844,919.12       50.12       6.331        696        503,484.03      71.65
6.501 - 7.000...........          65       27,220,155.99       27.37       6.749        692        418,771.63      76.33
7.001 - 7.500...........          14        5,870,396.56        5.90       7.348        681        419,314.04      77.72
7.501 - 8.000...........           8        1,893,450.00        1.90       7.713        685        236,681.25      81.28
8.001 - 8.500...........           2          560,000.00        0.56       8.272        666        280,000.00      79.09
8.501 - 9.000...........           1          300,000.00        0.30       8.750        651        300,000.00      78.95
                             ----------  ---------------- -------------
    Total................        223     $ 99,453,369.26      100.00%
                             ==========  ================ =============

______________
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average Mortgage Rate of the Group 3 Mortgage Loans was approximately 6.459% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 6.452%.


                                Current Principal Balances for the Group 3 Mortgage Loans(1)

                                                             Percent of               Weighted                    Weighted
                                             Aggregate       Aggregate    Weighted     Average        Average      Average
                              Number of      Principal       Principal    Average       FICO          Current      Original
Range of Current Mortgage     Mortgage        Balance         Balance     Mortgage     Credit        Principal     Loan-to-
Loan Principal Balances ($)     Loans       Outstanding     Outstanding     Rate        Score         Balance    Value Ratio
----------------------------  ----------  ---------------- -------------  ---------  ----------   ------------- -------------
50,000.00 - 100,000.00...           6     $    545,252.54        0.55%      7.006%       673      $   90,875.42    71.83%
100,000.01 - 150,000.00..          21        2,650,134.15        2.66       6.800        692         126,196.86    78.80
150,000.01 - 200,000.00..          12        2,084,101.67        2.10       6.479        693         173,675.14    77.85
200,000.01 - 250,000.00..          19        4,272,188.98        4.30       6.326        695         224,852.05    80.09
250,000.01 - 300,000.00..          12        3,288,737.81        3.31       6.516        678         274,061.48    74.90
300,000.01 - 350,000.00..          20        6,469,367.04        6.50       6.392        711         323,468.35    80.49
350,000.01 - 400,000.00..          24        9,156,378.94        9.21       6.465        706         381,515.79    77.98
400,000.01 - 450,000.00..          18        7,662,533.33        7.70       6.455        703         425,696.30    77.01
450,000.01 - 500,000.00..          21        9,959,054.36       10.01       6.554        696         474,240.68    74.00
500,000.01 - 550,000.00..          17        9,062,081.32        9.11       6.361        691         533,063.61    75.60
550,000.01 - 600,000.00..          11        6,355,899.09        6.39       6.639        681         577,809.01    75.02
600,000.01 - 650,000.00..          15        9,459,059.00        9.51       6.351        688         630,603.93    73.38
650,000.01 - 700,000.00..           2        1,375,078.15        1.38       6.129        731         687,539.08    74.72
750,000.01 - 800,000.00..           5        3,845,254.42        3.87       6.891        713         769,050.88    75.61
800,000.01 - 850,000.00..           1          812,800.00        0.82       6.125        772         812,800.00    80.00
850,000.01 - 900,000.00..           3        2,585,937.59        2.60       6.374        669         861,979.20    74.27
900,000.01 - 950,000.00..           3        2,754,791.87        2.77       6.250        707         918,263.96    71.57
950,000.01 - 1,000,000.00           6        5,934,439.00        5.97       6.668        669         989,073.17    69.38
1,000,000.01 - 1,250,000.00         4        4,627,000.00        4.65       6.314        706       1,156,750.00    69.16
1,250,000.01 - 1,500,000.00         1        1,417,280.00        1.43       6.250        790       1,417,280.00    61.62
1,500,000.01 - 1,750,000.00         1        1,750,000.00        1.76       6.250        691       1,750,000.00    54.69
3,250,000.01 - 3,500,000.00         1        3,386,000.00        3.40       6.250        697       3,386,000.00    56.43
                             ----------  ---------------- -------------
    Total................         223     $ 99,453,369.26      100.00%
                             ==========  ================ =============

______________
(1) As of the Cut-off Date, the average principal balance of the Group 3 Mortgage Loans was approximately $445,979.23.

                               Original Loan-to-Value Ratios for the Group 3 Mortgage Loans(1)

                                                           Percent of               Weighted                    Weighted
                                           Aggregate       Aggregate     Weighted    Average        Average      Average
                            Number of      Principal       Principal     Average     FICO           Current     Original
Range of Original           Mortgage        Balance         Balance      Mortgage    Credit        Principal    Loan-to-
Loan-to-Value Ratios (%)      Loans       Outstanding     Outstanding      Rate       Score         Balance    Value Ratio
-------------------------  ----------  ----------------  -------------  ---------  ----------   -------------  -----------
40.01 - 50.00...........          3     $  1,415,231.16        1.42%      6.492%       689      $  471,743.72     44.70%
50.01 - 60.00...........         14       10,535,295.81       10.59       6.239        689         752,521.13     57.04
60.01 - 70.00...........         36       21,115,244.41       21.23       6.397        697         586,534.57     65.93
70.01 - 80.00...........        151       60,059,131.07       60.39       6.512        697         397,742.59     78.93
80.01 - 90.00...........         10        3,611,086.78        3.63       6.685        703         361,108.68     87.80
90.01 - 100.00..........          9        2,717,380.03        2.73       6.296        705         301,931.11     94.27
                           ----------  ----------------  -------------
    Total...............        223     $ 99,453,369.26      100.00%
                           ==========  ================  =============

______________
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 3 Mortgage Loans was approximately 74.11%.


                               Original Term to Stated Maturity for the Group 3 Mortgage Loans

                                                          Percent of                Weighted                   Weighted
                                           Aggregate       Aggregate    Weighted    Average       Average       Average
                            Number of      Principal       Principal    Average      FICO         Current      Original
Original Term to Stated     Mortgage        Balance         Balance     Mortgage    Credit       Principal     Loan-to-
Maturity (Months)             Loans       Outstanding     Outstanding     Rate       Score        Balance     Value Ratio
-------------------------  ----------  ----------------  -------------  ---------  ----------  -------------  -----------
360.......................      223     $ 99,453,369.26     100.00%       6.459%       697     $  445,979.23     74.11%
                           ----------  ----------------  -------------
    Total...............        223     $ 99,453,369.26     100.00%
                           ==========  ================  =============


                            Remaining Terms to Stated Maturity for the Group 3 Mortgage Loans(1)

                                                           Percent of                Weighted                    Weighted
                                           Aggregate       Aggregate     Weighted    Average       Average        Average
                            Number of      Principal       Principal     Average      FICO         Current       Original
Remaining Terms to Stated   Mortgage        Balance         Balance      Mortgage    Credit       Principal      Loan-to-
Maturity (Months)             Loans       Outstanding     Outstanding      Rate      Score         Balance      Value Ratio
--------------------------  ---------   ---------------  -------------  ---------  ----------   -------------  -------------
354......................         2     $    557,600.00        0.56%      7.285%       648      $  278,800.00      80.00%
355......................         2          894,094.32        0.90       6.227        664         447,047.16      77.74
356......................        15        3,241,156.28        3.26       6.917        671         216,077.09      78.84
357......................        11        5,124,894.57        5.15       6.634        686         465,899.51      73.77
358......................        21        8,567,130.14        8.61       6.435        703         407,958.58      70.30
359......................        95       48,873,185.15       49.14       6.461        698         514,454.58      74.07
360......................        77       32,195,308.80       32.37       6.380        700         418,120.89      74.54
                           ----------   ---------------  -------------
    Total...............        223     $ 99,453,369.26      100.00%
                           ==========   ===============  =============

______________
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 3 Mortgage Loans was approximately 359 months.

                     Geographic Distribution of the Mortgaged Properties for the Group 3 Mortgage Loans

                                                         Percent of                Weighted                    Weighted
                                          Aggregate      Aggregate     Weighted    Average       Average       Average
                           Number of      Principal      Principal      Average     FICO         Current       Original
                           Mortgage        Balance        Balance      Mortgage    Credit       Principal      Loan-to-
Geographic Area              Loans       Outstanding    Outstanding      Rate       Score        Balance     Value Ratio
-------------------------  ---------   ---------------  ------------   ---------  ----------  ------------- -------------
Arizona...............           1     $    464,000.00       0.47%      6.625%        695     $  464,000.00     80.00%
Arkansas..............           1           84,700.00       0.09       6.750         676         84,700.00     64.66
California............          93       53,094,100.13      53.39       6.357         706        570,904.30     71.72
Colorado..............          14        4,294,976.75       4.32       6.707         673        306,784.05     75.96
Connecticut...........           4        2,458,500.00       2.47       6.504         661        614,625.00     74.88
Florida...............          12        2,616,464.69       2.63       6.692         688        218,038.72     78.47
Georgia...............           4        1,653,344.32       1.66       6.276         644        413,336.08     77.38
Hawaii................           4        1,849,110.00       1.86       5.898         712        462,277.50     73.61
Illinois..............           7        1,915,428.72       1.93       6.563         689        273,632.67     79.69
Indiana...............           2          538,400.00       0.54       6.189         756        269,200.00     80.00
Maryland..............           3        1,202,136.78       1.21       6.379         661        400,712.26     86.16
Massachusetts.........           1          100,000.00       0.10       6.625         665        100,000.00     58.82
Michigan..............           7        1,854,098.92       1.86       6.389         660        264,871.27     74.32
Mississippi...........           1          115,000.00       0.12       7.125         749        115,000.00     83.33
Missouri..............           1          116,000.00       0.12       7.625         721        116,000.00     80.00
Nevada................           8        3,175,043.98       3.19       6.349         707        396,880.50     74.01
New Hampshire.........           1          233,600.00       0.23       5.000         760        233,600.00     80.00
New Jersey............          10        5,373,798.09       5.40       6.817         685        537,379.81     73.36
New Mexico............           1          135,750.00       0.14       7.625         652        135,750.00     75.00
New York..............           9        4,705,386.48       4.73       6.622         693        522,820.72     74.54
North Carolina........           5        2,164,539.00       2.18       7.105         675        432,907.80     73.72
Ohio..................           3          922,888.37       0.93       6.486         677        307,629.46     93.22
Oregon................           3          746,800.00       0.75       6.669         663        248,933.33     79.28
Pennsylvania..........           1          139,364.86       0.14       6.250         673        139,364.86     79.99
Rhode Island..........           1          301,600.00       0.30       7.000         679        301,600.00     80.00
South Carolina........           3        1,186,499.66       1.19       6.827         704        395,499.89     79.80
Tennessee.............           2          681,995.00       0.69       6.336         687        340,997.50     75.25
Texas.................           4        1,216,956.42       1.22       7.061         707        304,239.11     82.12
Utah..................           3          367,536.54       0.37       6.614         680        122,512.18     78.69
Virginia..............           8        3,582,436.06       3.60       6.393         703        447,804.51     77.39
Washington............           6        2,162,914.49       2.17       6.469         690        360,485.75     81.85
                           ----------  ----------------  -------------
    Total.............         223     $ 99,453,369.26     100.00%
                           ==========  ================  =============

                                  Mortgagors' FICO Scores for the Group 3 Mortgage Loans(1)

                                                         Percent of                Weighted                     Weighted
                                          Aggregate      Aggregate     Weighted    Average       Average        Average
                           Number of      Principal      Principal      Average     FICO         Current        Original
Range of FICO              Mortgage        Balance        Balance      Mortgage    Credit       Principal       Loan-to-
Credit Scores                Loans       Outstanding    Outstanding      Rate       Score        Balance      Value Ratio
-------------------------  ---------   ---------------  ------------  ---------   ----------  -------------  -------------
621 - 640.............          17     $  7,386,593.49       7.43%      6.466%        631     $  434,505.50      72.30%
641 - 660.............          28        9,909,574.76       9.96       6.871         652        353,913.38      74.73
661 - 680.............          40       17,783,746.40      17.88       6.561         670        444,593.66      75.50
681 - 700.............          60       31,428,708.20      31.60       6.451         690        523,811.80      71.25
701 - 720.............          19        8,307,314.29       8.35       6.411         708        437,227.07      76.07
721 - 740.............          19        6,966,633.64       7.00       6.361         730        366,664.93      77.71
741 - 760.............          18        6,531,852.00       6.57       6.283         752        362,880.67      81.06
761 - 780.............          12        6,448,585.00       6.48       6.086         766        537,382.08      76.23
781 - 800.............           7        3,612,153.16       3.63       6.249         793        516,021.88      65.31
801 - 820.............           3        1,078,208.32       1.08       6.156         811        359,402.77      77.25
                           ----------  ----------------  -------------
    Total.............         223     $ 99,453,369.26     100.00%
                           ==========  ================  =============

______________
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Group 3 Mortgage Loans was approximately 697.


                                Types of Mortgaged Properties for the Group 3 Mortgage Loans

                                                         Percent of                Weighted                     Weighted
                                          Aggregate      Aggregate     Weighted    Average       Average        Average
                           Number of      Principal      Principal     Average      FICO         Current        Original
                           Mortgage        Balance        Balance      Mortgage     Credit      Principal       Loan-to-
Property Type                Loans       Outstanding    Outstanding      Rate       Score        Balance      Value Ratio
-------------------------  ---------   ---------------  ------------  ---------   ----------  -------------  -------------
Planned Unit Development
  (PUD)...............          31     $ 14,266,043.43      14.34%      6.341%       705      $  460,194.95       77.18%
Cooperative...........           1          692,878.15       0.70       6.625        704         692,878.15       70.00
High-rise Condominium.           1          100,000.00       0.10       6.625        665         100,000.00       58.82
Low-rise Condominium..          20        6,599,851.55       6.64       6.229        713         329,992.58       79.68
Single Family Residence        154       68,999,446.13      69.38       6.469        694         448,048.35       73.71
Townhouse.............           5        4,004,500.00       4.03       6.528        693         800,900.00       65.34
Two- to Four-Family
  Residence...........          11        4,790,650.00       4.82       6.890        692         435,513.64       71.27
                          ----------   ---------------  ------------
    Total.............         223     $ 99,453,369.26     100.00%
                          ==========   ===============  ============


                                           Purposes of the Group 3 Mortgage Loans

                                                         Percent of                Weighted                     Weighted
                                          Aggregate      Aggregate     Weighted    Average       Average        Average
                           Number of      Principal      Principal     Average      FICO         Current        Original
                           Mortgage        Balance        Balance      Mortgage     Credit      Principal       Loan-to-
Loan Purpose                 Loans       Outstanding    Outstanding      Rate       Score        Balance      Value Ratio
-------------------------  ---------   ---------------  ------------  ---------   ----------  -------------  -------------
Purchase..............          70     $ 27,793,370.43      27.95%      6.422%       712      $  397,048.15      77.47%
Refinance (Rate/Term).          97       49,114,097.67      49.38       6.411        694         506,330.90      73.10
Refinance (Cash Out)..          56       22,545,901.16      22.67       6.607        684         402,605.38      72.16
                           ---------   ---------------  ------------
    Total.............         223     $ 99,453,369.26     100.00%
                           =========   ===============  ============

                                      Occupancy Types for the Group 3 Mortgage Loans(1)

                                                         Percent of                Weighted                     Weighted
                                          Aggregate      Aggregate     Weighted    Average       Average        Average
                           Number of      Principal      Principal     Average      FICO         Current        Original
                           Mortgage        Balance        Balance      Mortgage     Credit      Principal       Loan-to-
Occupancy Type               Loans       Outstanding    Outstanding      Rate       Score        Balance      Value Ratio
-------------------------  ---------   ---------------  ------------  ---------   ----------  -------------  -------------
Primary Home..........         188     $ 87,806,266.69      88.29%      6.424%       695      $  467,054.61      74.18%
Secondary Home........          11        5,214,677.92       5.24       6.348        719         474,061.63      75.20
Investment............          24        6,432,424.65       6.47       7.026        703         268,017.69      72.25
                           ---------   ---------------  ------------
    Total.............         223     $ 99,453,369.26     100.00%
                           =========   ===============  ============

______________
(1) Based upon representations of the related mortgagors at the time of origination.


                                   Loan Documentation Type for the Group 3 Mortgage Loans

                                                         Percent of               Weighted                    Weighted
                                          Aggregate      Aggregate    Weighted    Average        Average       Average
                           Number of      Principal      Principal    Average      FICO          Current      Original
Type of Documentation      Mortgage        Balance        Balance     Mortgage    Credit        Principal     Loan-to-
Program                      Loans       Outstanding    Outstanding     Rate       Score         Balance     Value Ratio
-------------------------  ---------   ---------------  ------------  ---------   ----------  ------------- -------------
Full/Alternate...........       59     $ 23,023,546.00      23.15%      6.286%       697      $  390,229.59    79.56%
FastForward...........           1          318,200.00       0.32       6.375        719         318,200.00    94.99
Stated Income.........         120       57,532,762.34      57.85       6.490        694         479,439.69    72.42
No Ratio..............          23       10,463,160.92      10.52       6.569        709         454,920.04    76.40
No Income/No Asset....           9        3,373,000.00       3.39       6.854        708         374,777.78    71.83
No Doc................          11        4,742,700.00       4.77       6.402        688         431,154.55    63.28
                           ---------   ---------------  ------------
    Total.............         223     $ 99,453,369.26     100.00%
                           =========   ===============  ============


                                    Ranges of Loan Age for the Group 3 Mortgage Loans(1)

                                                        Percent of                Weighted                    Weighted
                                         Aggregate      Aggregate     Weighted    Average       Average        Average
                          Number of      Principal      Principal     Average      FICO         Current       Original
Range of                  Mortgage        Balance        Balance      Mortgage    Credit       Principal      Loan-to-
Loan Ages (Months)          Loans       Outstanding    Outstanding     Rate        Score        Balance      Value Ratio
------------------------  ---------   ---------------  ------------  ---------   ----------  -------------  -------------
0 ...................          77     $ 32,195,308.80      32.37%      6.380%       700      $  418,120.89     74.54%
1 - 5................         144       66,700,460.46      67.07       6.490        696         463,197.64     73.85
6 - 10...............           2          557,600.00       0.56       7.285        648         278,800.00     80.00
                          ---------   ---------------  ------------
    Total............         223     $ 99,453,369.26     100.00%
                          =========   ===============  ============

______________
(1) As of the Cut-off Date, the weighted average loan age of the Group 3 Mortgage Loans was approximately 1 month.

                                        Loan Programs for the Group 3 Mortgage Loans

                                                         Percent of              Weighted                    Weighted
                            Number       Aggregate       Aggregate    Weighted    Average       Average       Average
                              of         Principal       Principal    Average      FICO         Current      Original
                           Mortgage       Balance         Balance     Mortgage    Credit       Principal     Loan-to-
Loan Program                Loans       Outstanding     Outstanding     Rate       Score        Balance     Value Ratio
------------------------  ---------   ---------------  ------------  ---------   ----------  -------------  -------------
7/1 LIBOR.............          25    $  7,449,430.13        7.49%      6.579%       698      $ 297,977.21     74.74%
7/1 LIBOR 40/30 Balloon          2         616,794.00        0.62       5.301        715        308,397.00     80.00
7/1 LIBOR Interest-Only        159      79,861,543.48       80.30       6.468        694        502,273.86     73.50
7/6 LIBOR.............           3         595,375.82        0.60       6.189        691        198,458.61     79.19
7/6 LIBOR Interest-Only         34      10,930,225.83       10.99       6.387        713        321,477.23     77.52
                          ---------   ---------------  ------------
    Total.............         223    $ 99,453,369.26      100.00%
                          =========   ===============  ============


                                 Original Interest Only Terms of the Group 3 Mortgage Loans

                                                           Percent of                Weighted                     Weighted
                                            Aggregate       Aggregate    Weighted    Average       Average        Average
                             Number of      Principal       Principal     Average     FICO         Current        Original
Original Interest Only       Mortgage        Balance         Balance     Mortgage     Credit      Principal    Loan-to-Value
Term (Months)                  Loans       Outstanding     Outstanding     Rate       Score        Balance         Ratio
---------------------------  ---------   ---------------  ------------  ---------   ----------  -------------  -------------
None......................       30      $  8,661,599.95        8.71%     6.462%        699      $ 288,720.00      75.42%
84........................       13         7,188,505.58        7.23      6.625         711        552,961.97      76.17
120.......................      180        83,603,263.73       84.06      6.444         695        464,462.58      73.79
                             ---------   ---------------  ------------
    Total.................      223      $ 99,453,369.26      100.00%
                             =========   ===============  ============


                               Prepayment Charge Terms and Type of the Group 3 Mortgage Loans

                                                         Percent of                Weighted                    Weighted
                                          Aggregate      Aggregate    Weighted     Average       Average        Average
                           Number of      Principal      Principal     Average      FICO         Current       Original
Prepayment Charge          Mortgage        Balance        Balance     Mortgage     Credit       Principal      Loan-to-
Term and Type (Months)       Loans       Outstanding    Outstanding     Rate        Score        Balance      Value Ratio
-------------------------  ---------   ---------------  ------------  ---------   ----------  -------------  -------------
None..................         140     $ 63,246,692.20      63.59%      6.479%       698      $  451,762.09    74.37%
12 - Hard.............          29       12,185,087.89      12.25       6.578        689         420,175.44    72.77
12 - Soft.............           2          731,231.16       0.74       6.436        757         365,615.58    61.88
24 - Hard.............          10        2,957,172.79       2.97       6.430        705         295,717.28    77.86
36 - Hard.............          41       19,822,185.22      19.93       6.334        695         483,467.93    73.84
36 - Soft.............           1          511,000.00       0.51       6.125        695         511,000.00    79.97
                           ---------   ---------------  ------------
    Total.............         223     $ 99,453,369.26     100.00%
                           =========   ===============  ============

                                       Gross Margins for the Group 3 Mortgage Loans(1)

                                                        Percent of                Weighted                    Weighted
                                         Aggregate      Aggregate    Weighted     Average       Average        Average
                          Number of      Principal      Principal    Average       FICO         Current       Original
Range of Gross            Mortgage        Balance        Balance     Mortgage     Credit       Principal      Loan-to-
Margins (%)                 Loans       Outstanding    Outstanding     Rate        Score        Balance      Value Ratio
------------------------  ---------   ---------------  ------------  ---------   ----------  -------------  -------------
2.000 - 2.499.............    52      $ 20,457,404.48      20.57%      6.514%       710     $  393,411.62     77.94%
2.500 - 2.999.............   163        76,425,004.51      76.85       6.433        693        468,865.06     72.68
3.000 - 3.499.............     5         1,713,136.78       1.72       6.544        669        342,627.36     84.55
3.500 - 3.999.............     2           547,323.49       0.55       6.952        732        273,661.75     87.94
4.000 - 4.499.............     1           310,500.00       0.31       7.875        734        310,500.00     90.00
                          ---------   ---------------  ------------
    Total.................   223      $ 99,453,369.26     100.00%
                          =========   ===============  ============

______________
(1) As of the Cut-off Date, the weighted average Gross Margin of the Group 3 Mortgage Loans was approximately 2.663%.


                              Months to Initial Adjustment Date for the Group 3 Mortgage Loans

                                                      Percent of                Weighted                     Weighted
Range of Number of         Number     Aggregate       Aggregate    Weighted      Average       Average       Average
Months to Initial            of       Principal       Principal     Average       FICO         Current       Original
Adjustment Date           Mortgage     Balance         Balance     Mortgage      Credit       Principal      Loan-to-
(Months)                   Loans     Outstanding     Outstanding     Rate         Score        Balance      Value Ratio
-----------------------  --------- ---------------   ------------  ---------   ----------   -------------  -------------
71 - 80..................    19    $  4,692,850.60        4.72%      6.829%        667      $  246,992.14     78.77%
81 - 90..................   204      94,760,518.66       95.28       6.440         698         464,512.35     73.87
                         --------- ---------------   ------------
  Total..................   223    $ 99,453,369.26      100.00%
                         ========= ===============   ============


                                  Maximum Mortgage Rates for the Group 3 Mortgage Loans(1)

                                                         Percent of               Weighted                     Weighted
                                         Aggregate       Aggregate    Weighted    Average       Average        Average
                          Number of      Principal       Principal    Average      FICO          Current        Original
Range of Maximum          Mortgage        Balance         Balance     Mortgage    Credit       Principal       Loan-to-
Mortgage Rates (%)          Loans       Outstanding     Outstanding     Rate       Score        Balance      Value Ratio
------------------------  ---------   ---------------  ------------  ---------   ----------  -------------  -------------
9.500 - 9.999.............      1     $    332,000.00        0.33%      4.875%       767     $  332,000.00      80.00%
10.000 - 10.499...........      6        2,300,810.00        2.31       5.099        735        383,468.33      73.55
10.500 - 10.999...........     17        6,666,914.24        6.70       5.731        716        392,171.43      77.49
11.000 - 11.499...........     75       40,157,284.82       40.38       6.249        699        535,430.46      70.95
11.500 - 11.999...........     79       35,224,696.87       35.42       6.618        692        445,882.24      75.57
12.000 - 12.499...........     19        7,330,845.42        7.37       7.136        683        385,833.97      77.44
12.500 - 12.999...........     19        4,896,817.91        4.92       7.222        687        257,727.26      76.82
13.000 - 13.499...........      6        2,244,000.00        2.26       7.318        701        374,000.00      79.77
13.500 - 13.999...........      1          300,000.00        0.30       8.750        651        300,000.00      78.95
                          ---------   ---------------  ------------
    Total.................    223     $ 99,453,369.26      100.00%
                          =========   ===============  ============

______________
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 3 Mortgage Loans was approximately 11.513%.

                                 Initial Periodic Rate Cap for the Group 3 Mortgage Loans(1)

                                                         Percent of               Weighted                     Weighted
                                         Aggregate       Aggregate    Weighted    Average        Average       Average
                          Number of      Principal       Principal    Average      FICO          Current       Original
Initial Periodic          Mortgage        Balance         Balance     Mortgage    Credit        Principal      Loan-to-
Rate  Cap (%)               Loans       Outstanding     Outstanding     Rate       Score         Balance     Value Ratio
------------------------  ---------   ---------------  ------------  ---------   ----------  -------------  -------------
5.000.....................    206     $ 94,812,899.95       95.33%      6.457%       696      $ 460,256.80     74.02%
6.000.....................     17        4,640,469.31        4.67       6.493        703        272,968.78     75.95
                          ---------   ---------------  ------------
    Total.................    223     $ 99,453,369.26      100.00%
                          =========   ===============  ============

______________
(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 3 Mortgage Loans was approximately 5.047%.


                               Subsequent Periodic Rate Cap for the Group 3 Mortgage Loans(1)

                                                         Percent of               Weighted                    Weighted
                            Number       Aggregate       Aggregate    Weighted    Average       Average        Average
                             of          Principal       Principal    Average      FICO         Current       Original
Subsequent Periodic        Mortgage       Balance         Balance     Mortgage    Credit       Principal      Loan-to-
Rate Cap (%)                Loans       Outstanding     Outstanding     Rate       Score        Balance      Value Ratio
------------------------  ---------   ---------------  ------------  ---------   ----------  -------------  -------------
1.000.....................      19    $  6,105,132.34        6.14%      6.210%      713      $  321,322.75      78.55%
2.000.....................     202      92,468,236.92       92.98       6.474       695         457,763.55      73.76
5.000.....................       2         880,000.00        0.88       6.576       716         440,000.00      80.00
                          ---------   ---------------  ------------
    Total.................    223     $ 99,453,369.26      100.00%
                          =========   ===============  ============

______________
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 3 Mortgage Loans was approximately 1.965%.


                                     Origination Channel for the Group 3 Mortgage Loans

                                                         Percent of               Weighted                    Weighted
                            Number        Aggregate       Aggregate    Weighted   Average       Average        Average
                              of         Principal       Principal    Average      FICO         Current       Original
                           Mortgage       Balance         Balance     Mortgage    Credit       Principal      Loan-to-
Origination Channel          Loans      Outstanding     Outstanding     Rate       Score        Balance      Value Ratio
------------------------  ---------   ---------------  ------------  ---------   ----------  -------------  -------------
Conduit...................     71     $ 26,622,791.89       26.77%      6.523%      707      $  374,968.90      76.69%
Correspondent.............     35       14,206,542.09       14.28       6.565       690         405,901.20      75.25
Consumer Direct...........     22        8,777,049.78        8.83       6.357       693         398,956.81      70.49
Mortgage Professionals....     95       49,846,985.50       50.12       6.412       694         524,705.11      73.04
                          ---------   ---------------  ------------
    Total.................    223     $ 99,453,369.26      100.00%
                          =========   ===============  ============

                            Aggregate Mortgage Loans

                                          Mortgage Rates for the Mortgage Loans(1)

                                                            Percent of                 Weighted                    Weighted
                                             Aggregate       Aggregate    Weighted     Average       Average       Average
                              Number of      Principal       Principal     Average      FICO         Current       Original
Range of                      Mortgage        Balance         Balance     Mortgage     Credit       Principal      Loan-to-
Mortgage Rates (%)              Loans       Outstanding     Outstanding     Rate        Score        Balance      Value Ratio
------------------------     ---------    ---------------   -----------   ---------   ---------   -------------  ------------
4.501 - 5.000............          21     $  8,028,700.70       0.94%       4.943%       729      $  382,319.08     78.19%
5.001 - 5.500............          30       12,610,490.81       1.48        5.391        709         420,349.69     76.21
5.501 - 6.000............         214       99,588,453.45      11.71        5.886        716         465,366.60     72.87
6.001 - 6.500............         652      313,875,836.38      36.92        6.354        706         481,404.66     73.86
6.501 - 7.000............         652      289,875,868.98      34.10        6.767        694         444,594.89     76.87
7.001 - 7.500............         283       93,958,825.58      11.05        7.265        689         332,009.98     78.74
7.501 - 8.000............          74       18,825,646.00       2.21        7.764        684         254,400.62     83.21
8.001 - 8.500............          23        5,869,151.65       0.69        8.261        681         255,180.51     81.67
8.501 - 9.000............          23        5,619,275.67       0.66        8.859        694         244,316.33     80.60
9.001 - 9.500............           7        1,904,185.50       0.22        9.125        709         272,026.50     82.78
                             ---------    ---------------   ------------
    Total................       1,979     $850,156,434.72     100.00%
                             =========    ===============   ============

______________
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.580% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 6.562%.

                                    Current Principal Balances for the Mortgage Loans(1)

                                                               Percent of                Weighted                    Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Average
                              Number of       Principal        Principal      Average     FICO          Current      Original
Range of Current Mortgage     Mortgage         Balance          Balance      Mortgage    Credit        Principal     Loan-to-
Loan Principal Balances ($)     Loans        Outstanding      Outstanding      Rate       Score         Balance     Value Ratio
------------------------     ---------    ---------------     -----------   ---------   ---------    -------------  -----------
0.01 - 50,000.00.........           6     $    223,003.23          0.03%      8.461%        649      $   37,167.21     79.40%
50,000.01 - 100,000.00...          37        3,101,362.39          0.36       7.375         686          83,820.61     76.36
100,000.01 - 150,000.00..         124       16,111,726.74          1.90       7.039         692         129,933.28     78.17
150,000.01 - 200,000.00..         143       25,724,715.57          3.03       6.914         689         179,893.12     77.89
200,000.01 - 250,000.00..         162       36,644,940.96          4.31       6.744         689         226,203.34     78.22
250,000.01 - 300,000.00..         176       48,452,576.64          5.70       6.684         685         275,298.73     77.37
300,000.01 - 350,000.00..         164       53,203,170.92          6.26       6.650         690         324,409.58     78.87
350,000.01 - 400,000.00..         149       55,938,595.95          6.58       6.613         693         375,426.82     78.98
400,000.01 - 450,000.00..         185       79,203,837.36          9.32       6.561         701         428,128.85     77.02
450,000.01 - 500,000.00..         201       95,639,342.29         11.25       6.578         698         475,817.62     77.22
500,000.01 - 550,000.00..         182       95,561,927.99         11.24       6.407         704         525,065.54     76.99
550,000.01 - 600,000.00..         129       74,413,451.71          8.75       6.563         702         576,848.46     75.74
600,000.01 - 650,000.00..         109       68,662,384.01          8.08       6.481         707         629,930.13     75.60
650,000.01 - 700,000.00..          44       29,782,943.90          3.50       6.506         709         676,885.09     74.91
700,000.01 - 750,000.00..          30       22,001,416.04          2.59       6.747         698         733,380.53     75.61
750,000.01 - 800,000.00..          30       23,512,384.94          2.77       6.502         717         783,746.16     73.56
800,000.01 - 850,000.00..          11        9,083,086.38          1.07       6.780         704         825,735.13     70.39
850,000.01 - 900,000.00..          14       12,197,903.84          1.43       6.632         716         871,278.85     73.03
900,000.01 - 950,000.00..          13       11,993,466.87          1.41       6.548         731         922,574.37     73.75
950,000.01 - 1,000,000.00          32       31,667,838.00          3.72       6.534         707         989,619.94     70.58
1,000,000.01 - 1,250,000.00        15       17,383,997.92          2.04       6.377         720       1,158,933.19     66.22
1,250,000.01 - 1,500,000.00        15       21,038,030.00          2.47       6.298         726       1,402,535.33     67.88
1,500,000.01 - 1,750,000.00         1        1,750,000.00          0.21       6.250         691       1,750,000.00     54.69
1,750,000.01 - 2,000,000.00         2        3,853,333.33          0.45       7.134         681       1,926,666.67     64.20
2,000,000.01 - 2,250,000.00         2        4,309,997.74          0.51       6.245         753       2,154,998.87     65.50
2,250,000.01 - 2,500,000.00         1        2,465,000.00          0.29       6.750         677       2,465,000.00     27.39
2,750,000.01 - 3,000,000.00         1        2,850,000.00          0.34       6.875         691       2,850,000.00     75.00
3,250,000.01 - 3,500,000.00         1        3,386,000.00          0.40       6.250         697       3,386,000.00     56.43
                             ---------    ---------------     ------------
    Total................       1,979     $850,156,434.72        100.00%
                             =========    ===============     ============

______________
(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $429,588.90.

                                   Original Loan-to-Value Ratios for the Mortgage Loans(1)

                                                               Percent of                Weighted                     Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Average
                              Number of       Principal        Principal      Average     FICO          Current       Original
Range of Original             Mortgage         Balance          Balance      Mortgage    Credit        Principal      Loan-to-
Loan-to-Value Ratios (%)        Loans        Outstanding      Outstanding      Rate       Score         Balance     Value Ratio
------------------------     ---------    ---------------     -----------   ---------   ---------    -------------  -----------
20.01- 30.00.............           2     $  3,465,000.00          0.41%      6.678%        676      $1,732,500.00     27.73%
30.01 - 40.00............          10        3,493,500.00          0.41       6.444         704         349,350.00     35.46
40.01 - 50.00............          23        9,925,041.35          1.17       6.175         693         431,523.54     46.17
50.01 - 60.00............          71       41,702,147.98          4.91       6.332         695         587,354.20     56.47
60.01 - 70.00............         222      122,305,112.89         14.39       6.388         701         550,923.93     65.98
70.01 - 80.00............       1,520      631,889,774.64         74.33       6.614         702         415,716.96     79.01
80.01 - 90.00............          91       27,072,939.27          3.18       6.980         698         297,504.83     87.42
90.01 - 100.00...........          40       10,302,918.59          1.21       7.169         696         257,572.96     94.55
                             ---------    ---------------     ------------
    Total................       1,979     $850,156,434.72        100.00%
                             =========    ===============     ============

______________
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 75.71%.


                                   Original Term to Stated Maturity for the Mortgage Loans

                                                               Percent of                Weighted                  Weighted
                                              Aggregate        Aggregate     Weighted     Average       Average     Average
                              Number of       Principal        Principal      Average      FICO         Current     Original
Original Term to Stated       Mortgage         Balance          Balance      Mortgage     Credit       Principal    Loan-to-Value
Maturity (Months)               Loans        Outstanding      Outstanding      Rate        Score        Balance       Ratio
------------------------     ---------    ---------------     -----------    ---------   ---------   ------------- -----------
360......................       1,979     $850,156,434.72        100.00%      6.580%        701      $  429,588.90    75.71%
                             ---------    ---------------     ------------
    Total................       1,979     $850,156,434.72        100.00%
                             =========    ===============     ============



                                Remaining Terms to Stated Maturity for the Mortgage Loans(1)

                                                               Percent of                Weighted                     Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Average
                              Number of       Principal        Principal      Average     FICO          Current       Original
Remaining Terms to Stated     Mortgage         Balance          Balance      Mortgage    Credit        Principal    Loan-to-Value
Maturity (Months)               Loans        Outstanding      Outstanding      Rate       Score         Balance         Ratio
------------------------     ---------    ---------------     -----------    ---------   ---------   -------------  --------------
350......................           1     $    280,000.00          0.03%      8.500%        687      $  280,000.00       80.00%
353......................           2        1,102,700.00          0.13       6.727         661         551,350.00       80.00
354......................           8        3,459,042.00          0.41       6.663         687         432,380.25       78.75
355......................          29       12,740,100.60          1.50       6.754         693         439,313.81       78.32
356......................          94       36,432,755.26          4.29       6.689         694         387,582.50       77.86
357......................         128       44,968,065.68          5.29       6.791         701         351,313.01       76.85
358......................         275       90,082,781.17         10.60       6.694         700         327,573.75       78.84
359......................         656      265,779,655.61         31.26       6.672         698         405,151.91       76.25
360......................         786      395,311,334.40         46.50       6.451         705         502,940.63       74.18
                             ---------    ---------------     ------------
    Total................       1,979     $850,156,434.72        100.00%
                             =========    ===============     ============

______________
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 359 months.

                         Geographic Distribution of the Mortgaged Properties for the Mortgage Loans

                                                               Percent of                Weighted                    Weighted
                                              Aggregate        Aggregate     Weighted    Average       Average       Average
                              Number of       Principal        Principal      Average     FICO         Current       Original
                              Mortgage         Balance          Balance      Mortgage    Credit       Principal    Loan-to-Value
Geographic Area                 Loans        Outstanding      Outstanding      Rate       Score        Balance         Ratio
------------------------     ---------    ---------------     -----------    ---------   ---------   ------------- -------------
Alabama..................           5     $    920,404.52          0.11%      6.414%        709      $  184,080.90    70.05%
Alaska...................           2          365,400.00          0.04       7.298         658         182,700.00    76.13
Arizona..................          70       25,873,666.49          3.04       6.909         703         369,623.81    78.41
Arkansas.................           2          230,780.00          0.03       7.225         674         115,390.00    74.37
California...............         909      456,638,807.84         53.71       6.457         705         502,352.92    75.28
Colorado.................          38       15,089,731.51          1.77       6.696         700         397,098.20    73.87
Connecticut..............          15        9,613,411.72          1.13       6.603         689         640,894.11    65.36
Delaware.................           4        1,725,164.61          0.20       6.537         692         431,291.15    76.59
District of Columbia.....           8        3,066,491.45          0.36       6.733         683         383,311.43    76.11
Florida..................         150       44,205,505.55          5.20       7.021         689         294,703.37    78.04
Georgia..................          50       12,903,098.91          1.52       6.618         690         258,061.98    78.28
Hawaii...................          21       11,839,875.00          1.39       6.362         700         563,803.57    70.31
Idaho....................          13        4,497,791.27          0.53       6.975         682         345,983.94    77.69
Illinois.................          50       20,779,236.77          2.44       6.648         690         415,584.74    72.73
Indiana..................           4        1,392,094.96          0.16       6.123         762         348,023.74    80.66
Iowa.....................           1           87,060.11          0.01       7.125         728          87,060.11    80.00
Kansas...................           2          324,000.00          0.04       8.134         640         162,000.00    80.00
Kentucky.................           2          845,840.00          0.10       7.271         705         422,920.00    82.34
Louisiana................           2          233,417.85          0.03       7.571         653         116,708.93    93.73
Maine....................           3        1,276,826.89          0.15       6.121         660         425,608.96    72.29
Maryland.................          93       36,221,449.48          4.26       6.706         691         389,477.95    77.92
Massachusetts............          32       12,573,447.14          1.48       6.868         689         392,920.22    73.92
Michigan.................          17        6,051,378.27          0.71       6.368         732         355,963.43    73.51
Minnesota................          12        4,000,819.76          0.47       6.616         698         333,401.65    78.32
Mississippi..............           1          115,000.00          0.01       7.125         749         115,000.00    83.33
Missouri.................           9        3,160,413.00          0.37       6.837         679         351,157.00    70.36
Montana..................           1          250,000.00          0.03       7.625         697         250,000.00    80.00
Nevada...................          43       16,240,273.38          1.91       6.510         713         377,680.78    77.55
New Hampshire............           6        2,347,227.45          0.28       6.637         714         391,204.58    80.42
New Jersey...............          82       33,672,533.84          3.96       6.652         683         410,640.66    75.03
New Mexico...............          10        1,878,326.11          0.22       6.971         673         187,832.61    76.91
New York.................          80       37,446,264.15          4.40       6.560         714         468,078.30    77.10
North Carolina...........          23        9,802,994.61          1.15       6.711         692         426,217.16    73.46
Ohio.....................          15        2,616,727.97          0.31       6.983         697         174,448.53    86.70
Oklahoma.................           1          139,501.69          0.02       7.625         635         139,501.69    79.94
Oregon...................          14        5,068,785.42          0.60       6.878         702         362,056.10    75.41
Pennsylvania.............           9        2,303,859.17          0.27       6.997         703         255,984.35    82.08
Rhode Island.............           3          665,904.79          0.08       7.469         698         221,968.26    83.52
South Carolina...........          22        9,730,909.09          1.14       6.740         688         442,314.05    73.24
Tennessee................           3        1,137,995.00          0.13       6.702         697         379,331.67    77.15
Texas....................          28        6,580,374.82          0.77       6.853         699         235,013.39    78.35
Utah.....................          15        4,879,393.59          0.57       7.790         702         325,292.91    76.87
Virginia.................          71       27,452,076.20          3.23       6.586         695         386,648.96    78.36
Washington...............          34       13,465,044.29          1.58       6.535         704         396,030.71    76.91
West Virginia............           1          136,000.00          0.02       9.125         620         136,000.00    80.00
Wisconsin................           3          311,130.05          0.04       6.991         675         103,710.02    70.13
                             ---------    ---------------     ------------
    Total................       1,979     $850,156,434.72        100.00%
                             =========    ===============     ============

                                      Mortgagors' FICO Scores for the Mortgage Loans(1)

                                                               Percent of                Weighted                   Weighted
                                              Aggregate        Aggregate     Weighted     Average       Average      Average
                              Number of       Principal        Principal      Average      FICO         Current      Original
Range of FICO                 Mortgage         Balance          Balance      Mortgage     Credit       Principal   Loan-to-Value
Credit Scores                   Loans        Outstanding      Outstanding      Rate       Score         Balance        Ratio
------------------------     ---------    ---------------     -----------    ---------   ---------   ------------- -------------
Not available............          42     $ 10,128,301.37          1.19%      7.420%        N/A      $  241,150.03    72.77%
620......................          16        3,773,193.07          0.44       6.922         620         235,824.57    74.99
621 - 640................         168       61,135,637.60          7.19       6.711         631         363,902.60    75.31
641 - 660................         218       80,477,989.82          9.47       6.801         652         369,165.09    75.82
661 - 680................         343      143,979,162.95         16.94       6.651         671         419,764.32    74.83
681 - 700................         376      170,349,561.41         20.04       6.526         690         453,057.34    74.20
701 - 720................         260      120,872,421.44         14.22       6.591         710         464,893.93    77.75
721 - 740................         207       92,064,358.31         10.83       6.434         729         444,755.35    77.30
741 - 760................         157       68,974,600.15          8.11       6.488         751         439,328.66    77.69
761 - 780................         122       61,819,135.88          7.27       6.400         770         506,714.23    75.34
781 - 800................          57       29,459,228.68          3.47       6.390         789         516,828.57    73.35
801 - 820................          13        7,122,844.04          0.84       6.415         806         547,911.08    75.39
                             ---------    ---------------     ------------
    Total................       1,979     $850,156,434.72        100.00%
                             =========    ===============     ============

______________
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans (not including the Mortgage Loans for which the FICO Credit Score was not available) was approximately 701.


                                    Types of Mortgaged Properties for the Mortgage Loans

                                                               Percent of                Weighted                    Weighted
                                              Aggregate        Aggregate     Weighted     Average       Average      Average
                              Number of       Principal        Principal      Average      FICO         Current      Original
                              Mortgage         Balance          Balance      Mortgage     Credit       Principal   Loan-to-Value
Property Type                   Loans        Outstanding      Outstanding      Rate        Score        Balance        Ratio
------------------------     ---------    ---------------     -----------    ---------   ---------   ------------- -------------
Planned Unit Development
  (PUD)..................         407     $177,128,061.30         20.83%      6.562%        705      $  435,204.08    76.31%
Cooperative..............           1          692,878.15          0.08       6.625         704         692,878.15    70.00
High-rise Condominium....          29       13,341,157.92          1.57       6.681         714         460,039.93    75.02
Low-rise Condominium.....         189       61,045,592.20          7.18       6.637         707         322,992.55    78.63
Single Family Residence..       1,190      523,065,441.67         61.53       6.565         698         439,550.79    75.43
Townhouse................          22       11,763,971.97          1.38       6.678         681         534,726.00    70.21
Two- to Four-Family
  Residence..............         141       63,119,331.51          7.42       6.666         713         447,654.83    74.73
                             ---------    ---------------     ------------
    Total................       1,979     $850,156,434.72        100.00%
                             =========    ===============     ============

______________


                                               Purposes of the Mortgage Loans

                                                               Percent of                 Weighted                    Weighted
                                              Aggregate        Aggregate     Weighted     Average       Average       Average
                              Number of       Principal        Principal      Average      FICO         Current       Original
                              Mortgage         Balance          Balance      Mortgage      Credit      Principal    Loan-to-Value
Loan Purpose                    Loans        Outstanding      Outstanding      Rate        Score        Balance        Ratio
------------------------     ---------    ---------------     -----------    ---------   ---------   ------------- -------------
Purchase.................         933     $367,173,940.43         43.19%      6.615%        710      $  393,541.20    79.30%
Refinance (Rate/Term)....         454      222,049,767.19         26.12       6.489         698         489,096.40    74.24
Refinance (Cash Out).....         592      260,932,727.10         30.69       6.609         691         440,764.74    71.91
                             ---------    ---------------     ------------
    Total................       1,979     $850,156,434.72        100.00%
                             =========    ===============     ============

                                          Occupancy Types for the Mortgage Loans(1)

                                                               Percent of                Weighted                    Weighted
                                              Aggregate        Aggregate     Weighted     Average       Average       Average
                              Number of       Principal        Principal      Average     FICO          Current       Original
                              Mortgage         Balance          Balance      Mortgage     Credit       Principal    Loan-to-Value
Occupancy Type                  Loans        Outstanding      Outstanding      Rate        Score        Balance        Ratio
------------------------     ---------    ---------------     -----------    ---------   ---------   ------------- -------------
Primary Home.............       1,653     $730,589,495.97         85.94%      6.535%        698      $  441,977.92    76.30%
Secondary Home...........         102       43,744,350.03          5.15       6.766         719         428,866.18    71.59
Investment...............         224       75,822,588.72          8.92       6.909         717         338,493.70    72.47
                             ---------    ---------------     ------------
    Total................       1,979     $850,156,434.72        100.00%
                             =========    ===============     ============

______________
(1) Based upon representations of the related mortgagors at the time of origination.


                                       Loan Documentation Types for the Mortgage Loans

                                                               Percent of                Weighted                    Weighted
                                             Aggregate         Aggregate     Weighted     Average       Average      Average
                              Number of      Principal         Principal      Average      FICO         Current      Original
Type of                       Mortgage        Balance           Balance      Mortgage     Credit       Principal   Loan-to-Value
Documentation Program           Loans       Outstanding       Outstanding      Rate        Score        Balance        Ratio
------------------------     ---------    ---------------     -----------    ---------   ---------   ------------- -------------
Full/Alternate............        306     $122,218,231.41         14.38%      6.454%        700      $  399,405.99    77.38%
FastForward..............          12        7,139,397.10          0.84       6.246         737         594,949.76    79.41
Stated Income............       1,096      470,327,191.58         55.32       6.571         698         429,130.65    76.56
No Ratio.................         331      157,951,377.83         18.58       6.649         709         477,194.49    75.84
No Income/No Asset.......          97       36,430,188.86          4.29       6.754         698         375,568.96    74.25
No Doc...................         137       56,090,047.94          6.60       6.668         700         409,416.41    65.12
                             ---------    ---------------     ------------
    Total................       1,979     $850,156,434.72        100.00%
                             =========    ===============     ============


                                        Ranges of Loan Age for the Mortgage Loans(1)

                                                                                                                    Weighted
                                                               Percent of                 Weighted                  Average
                                              Aggregate        Aggregate      Weighted    Average       Average     Original
                              Number of       Principal        Principal       Average     FICO         Current      Loan-to-
Range of                      Mortgage         Balance          Balance       Mortgage    Credit       Principal      Value
Loan Age (Months)               Loans        Outstanding      Outstanding       Rate       Score        Balance       Ratio
------------------------      ---------   ---------------     -----------    ---------   ---------   ------------- -----------
0........................         786     $395,311,334.40         46.50%      6.451%        705      $  502,940.63    74.18%
1 - 5....................       1,182      450,003,358.32         52.93       6.692         698         380,713.50    77.02
6 - 10...................          11        4,841,742.00          0.57       6.784         681         440,158.36    79.11
                             ---------    ---------------     ------------
    Total................       1,979     $850,156,434.72        100.00%
                             =========    ===============     ============

______________
(1) As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately 1 month.

                                            Loan Programs for the Mortgage Loans

                                                               Percent of                Weighted                    Weighted
                                              Aggregate        Aggregate     Weighted    Average       Average       Average
                              Number of       Principal        Principal      Average     FICO         Current       Original
                              Mortgage         Balance          Balance      Mortgage    Credit       Principal    Loan-to-Value
Loan Program                    Loans        Outstanding      Outstanding      Rate       Score        Balance         Ratio
------------------------     ---------    ---------------     -----------    ---------   ---------   ------------- -------------
5/1 CMT Interest-Only.....          2     $    483,687.00          0.06%      6.335%        718      $  241,843.50    80.00%
5/1 LIBOR.................        141       44,035,354.81          5.18       6.568         695         312,307.48    74.00
5/1 LIBOR 40/30 Balloon...         47       13,616,060.71          1.60       6.639         693         289,703.42    79.19
5/1 LIBOR Interest-Only...      1,084      525,198,808.34         61.78       6.533         705         484,500.75    75.39
5/6 LIBOR.................         47       12,442,462.10          1.46       7.100         687         264,733.24    75.54
5/6 LIBOR 40/30 Balloon...          3        1,077,894.06          0.13       7.080         693         359,298.02    80.00
5/6 LIBOR Interest-Only...        432      153,848,798.44         18.10       6.773         694         356,131.48    77.99
7/1 LIBOR.................         25        7,449,430.13          0.88       6.579         698         297,977.21    74.74
7/1 LIBOR 40/30 Balloon...          2          616,794.00          0.07       5.301         715         308,397.00    80.00
7/1 LIBOR Interest-Only...        159       79,861,543.48          9.39       6.468         694         502,273.86    73.50
7/6 LIBOR.................          3          595,375.82          0.07       6.189         691         198,458.61    79.19
7/6 LIBOR Interest-Only...         34       10,930,225.83          1.29       6.387         713         321,477.23    77.52
                             ---------    ---------------     ------------
    Total................       1,979     $850,156,434.72        100.00%
                             =========    ===============     ============



                                     Original Interest Only Terms of the Mortgage Loans

                                                           Percent of                 Weighted                    Weighted
                                            Aggregate       Aggregate    Weighted     Average        Average       Average
                             Number of      Principal       Principal     Average      FICO          Current      Original
Original Interest Only       Mortgage        Balance         Balance     Mortgage     Credit        Principal   Loan-to-Value
Term (Months)                  Loans       Outstanding     Outstanding     Rate        Score         Balance        Ratio
------------------------     ---------   ---------------   -----------   ---------   ---------   -------------  -------------
None......................       268     $ 79,833,371.63        9.39%     6.659%        694      $  297,885.72     75.36%
60........................        99       42,687,160.03        5.02      6.349         710         431,183.43     76.96
84........................        13        7,188,505.58        0.85      6.625         711         552,961.97     76.17
120.......................     1,599      720,447,397.48       84.74      6.585         701         450,561.22     75.67
                             ---------   ---------------   -----------
    Total.................     1,979     $850,156,434.72      100.00%
                             =========   ===============   ===========


                                   Prepayment Charge Terms and Type of the Mortgage Loans

                                                               Percent of                Weighted                     Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average       Average
                              Number of       Principal        Principal      Average      FICO         Current       Original
Prepayment Charge             Mortgage         Balance          Balance      Mortgage     Credit       Principal   Loan-to-Value
Term and Type (Months)          Loans        Outstanding      Outstanding      Rate       Score         Balance        Ratio
------------------------     ---------    ---------------     -----------   ---------    ---------   ------------- -------------
None.....................       1,009     $465,169,243.91         54.72%      6.625%        705      $ 461,020.06      75.17%
12 - Hard................         321      138,895,089.54         16.34       6.580         700        432,694.98      74.77
12 - Soft................           8        2,587,141.21          0.30       6.415         744        323,392.65      68.50
24 - Hard................          89       33,929,526.47          3.99       6.436         701        381,230.63      78.25
24 - Soft................           4        1,004,945.99          0.12       6.630         719        251,236.50      80.00
36 - Hard................         443      175,772,370.88         20.68       6.499         692        396,777.36      77.19
36 - Soft................         105       32,798,116.72          3.86       6.551         690        312,363.02      77.29
                             ---------    ---------------     ------------
    Total................       1,979     $850,156,434.72        100.00%
                             =========    ===============     ============

                                           Gross Margins for the Mortgage Loans(1)

                                                               Percent of                Weighted                    Weighted
                                              Aggregate        Aggregate     Weighted     Average       Average       Average
                              Number of       Principal        Principal      Average      FICO         Current      Original
                              Mortgage         Balance          Balance      Mortgage     Credit       Principal   Loan-to-Value
Range of Gross Margins (%)      Loans        Outstanding      Outstanding      Rate        Score        Balance        Ratio
------------------------     ---------    ---------------     -----------    ---------   ---------   ------------- -------------
1.500 - 1.999............           1     $    210,550.00          0.02%      6.250%        725      $  210,550.00    72.35%
2.000 - 2.499............         451      167,217,243.35         19.67       6.614         701         370,769.94    77.56
2.500 - 2.999............       1,322      617,158,261.29         72.59       6.532         702         466,836.81    74.47
3.000 - 3.499............         121       41,213,601.19          4.85       6.766         689         340,608.27    81.06
3.500 - 3.999............          53       15,139,849.31          1.78       7.207         689         285,657.53    86.90
4.000 - 4.499............          24        7,072,369.58          0.83       7.330         698         294,682.07    84.53
4.500 - 4.999............           3        1,321,360.00          0.16       7.420         698         440,453.33    80.00
5.000 - 5.499............           2          536,000.00          0.06       7.153         625         268,000.00    80.00
6.000 - 6.499............           2          287,200.00          0.03       7.151         677         143,600.00    80.00
                             ---------    ---------------     ------------
    Total................       1,979     $850,156,434.72        100.00%
                             =========    ===============     ============

______________
(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 2.705%.


                                  Months to Initial Adjustment Date for the Mortgage Loans

                                                                                                                    Weighted
                                                               Percent of                Weighted                   Average
                                              Aggregate        Aggregate     Weighted    Average       Average      Original
                              Number of       Principal        Principal      Average     FICO         Current      Loan-to-
Range of Number of Months     Mortgage         Balance          Balance      Mortgage    Credit       Principal      Value
to Initial Adjustment Date      Loans        Outstanding      Outstanding      Rate       Score        Balance       Ratio
------------------------     ---------    ---------------     -----------   ---------    ---------   ------------- ----------
41 - 50..................           1     $    280,000.00          0.03%      8.500%        687      $  280,000.00    80.00%
51 - 60..................       1,640      691,829,378.66         81.38       6.611         702         421,847.18    76.03
61 - 70..................         115       58,593,686.80          6.89       6.410         701         509,510.32    74.71
71 - 80..................          19        4,692,850.60          0.55       6.829         667         246,992.14    78.77
81 - 90..................         204       94,760,518.66         11.15       6.440         698         464,512.35    73.87
                             ---------    ---------------     ------------
    Total................       1,979     $850,156,434.72        100.00%
                             =========    ===============     ============


                                      Maximum Mortgage Rates for the Mortgage Loans(1)

                                                               Percent of                Weighted                    Weighted
                                              Aggregate        Aggregate     Weighted    Average        Average      Average
                              Number of       Principal        Principal      Average     FICO          Current      Original
Range of Maximum Mortgage     Mortgage         Balance          Balance      Mortgage    Credit       Principal    Loan-to-Value
Rate (%)                        Loans        Outstanding      Outstanding      Rate       Score         Balance       Ratio
------------------------     ---------    ---------------     -----------    ---------   ---------   ------------- -------------
9.500 - 9.999............           7     $  2,581,644.71          0.30%      4.821%        718      $  368,806.39    80.00%
10.000 - 10.499..........          27       10,512,686.95          1.24       5.122         725         389,358.78    77.49
10.500 - 10.999..........         140       62,665,269.73          7.37       5.781         713         447,609.07    72.90
11.000 - 11.499..........         448      226,683,412.54         26.66       6.231         711         505,989.76    72.98
11.500 - 11.999..........         719      340,882,631.39         40.10       6.660         698         474,106.58    76.13
12.000 - 12.499..........         333      113,695,985.14         13.37       7.011         691         341,429.38    78.48
12.500 - 12.999..........         185       55,612,474.20          6.54       7.110         686         300,607.97    79.18
13.000 - 13.499..........          83       28,707,687.22          3.38       7.412         688         345,875.75    78.04
13.500 - 13.999..........          16        2,509,136.42          0.30       8.421         698         156,821.03    84.47
14.000 - 14.499..........           3          631,357.02          0.07       9.125         663         210,452.34    91.69
14.500 - 14.999..........           9        2,065,270.92          0.24       8.768         699         229,474.55    79.32
15.000 - 15.499..........           9        3,608,878.48          0.42       9.044         711         400,986.50    78.30
                             ---------    ---------------     ------------
    Total................       1,979     $850,156,434.72        100.00%
                             =========    ===============     ============

______________
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 11.681%.

                                     Initial Periodic Rate Cap for the Mortgage Loans(1)

                                                               Percent of                Weighted                   Weighted
                                              Aggregate        Aggregate     Weighted    Average       Average       Average
                              Number of       Principal        Principal      Average     FICO         Current      Original
Initial Periodic              Mortgage         Balance          Balance      Mortgage    Credit       Principal    Loan-to-Value
Rate Cap (%)                    Loans        Outstanding      Outstanding      Rate       Score        Balance         Ratio
------------------------     ---------    ---------------     -----------    --------   ---------    ------------- -------------
3.000....................          35     $ 14,578,647.79          1.71%      6.447%        681      $  416,532.79    75.66%
5.000....................       1,743      766,396,177.74         90.15       6.557         702         439,699.47    75.61
6.000....................         201       69,181,609.19          8.14       6.871         695         344,187.11    76.84
                             ---------    ---------------     ------------
    Total................       1,979     $850,156,434.72        100.00%
                             =========    ===============     ============

______________
(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Mortgage Loans was approximately 5.047%.


                                   Subsequent Periodic Rate Cap for the Mortgage Loans(1)

                                                               Percent of                 Weighted                    Weighted
                                              Aggregate        Aggregate     Weighted     Average       Average        Average
                              Number of       Principal        Principal      Average      FICO         Current       Original
Subsequent Periodic           Mortgage         Balance          Balance      Mortgage     Credit       Principal    Loan-to-Value
Rate Cap (%)                    Loans        Outstanding      Outstanding      Rate        Score        Balance        Ratio
------------------------     ---------    ---------------     -----------    ---------    --------   ------------- -------------
1.000....................         278     $ 95,720,413.21         11.26%      6.712%        696      $  344,318.03    78.72%
2.000....................       1,696      752,148,021.51         88.47       6.564         702         443,483.50    75.32
5.000....................           5        2,288,000.00          0.27       6.448         724         457,600.00    80.00
                             ---------    ---------------     ------------
    Total................       1,979     $850,156,434.72        100.00%
                             =========    ===============     ============

______________
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Mortgage Loans was approximately 1.895%.


                                         Origination Channel for the Mortgage Loans

                                                               Percent of                Weighted                    Weighted
                                              Aggregate        Aggregate     Weighted     Average       Average       Average
                              Number of       Principal        Principal      Average      FICO         Current       Original
                              Mortgage         Balance          Balance      Mortgage     Credit       Principal    Loan-to-Value
Origination Channel             Loans        Outstanding      Outstanding      Rate        Score        Balance         Ratio
------------------------     ---------    ---------------     -----------    ---------    --------   ------------- -------------
Conduit..................         727     $266,503,588.99         31.35%      6.655%        698      $ 366,579.90     77.32%
Correspondent............         350      182,485,459.25         21.46       6.571         707        521,387.03     73.45
Consumer Direct...........        111       42,945,108.04          5.05       6.475         691        386,892.87     72.19
Mortgage Professionals....        791      358,222,278.44         42.14       6.542         702        452,872.67     76.09
                             ---------    ---------------     ------------
    Total................       1,979     $850,156,434.72        100.00%
                             =========    ===============     ============

                         DESCRIPTION OF THE CERTIFICATES

General

     The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this Part I of the free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2007-AR5 will consist of the Class 1-A-1, Class 2-A-1, Class C-M, Class 3-A-1, Class 3-A-2, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class I-P-1 and Class I-P-2 Certificates. Only the classes of certificates listed on the cover page of this free writing prospectus (all of which are together referred to as the "offered certificates") are offered by this Part I of the free writing prospectus.

     When describing the certificates in this Part I of the free writing prospectus, we use the following terms:

               Designation                                    Classes of Certificates
--------------------------------------  -------------------------------------------------------------------
           Senior Certificates              Group 1 Senior Certificates, Group 2 Senior Certificates and
                                                            Group 3 Senior Certificates

              Subordinated                   Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and
              Certificates                                    Class B-6 Certificates

             Group 1 Senior               Class 1-A-1 and Class A-R Certificates and Class C-M-1 Component
              Certificates

             Group 2 Senior                      Class 2-A-1 Certificates and Class C-M-2 Component
              Certificates

             Group 3 Senior                           Class 3-A-1 and Class 3-A-2 Certificates
              Certificates

        Super Senior Certificates              Class 1-A-1, Class 2-A-1 and Class 3-A-1 Certificates

         Support Components and             Class C-M-1 Component, Class C-M-2 Component and Class 3-A-2
              Certificates                                          Certificates

               Components                         Class C-M-1 Component and Class C-M-2 Component

          Offered Certificates           Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3
                                             Senior Certificates and Class B-1, Class B-2 and Class B-3
                                                                    Certificates

          Private Certificates             Class B-4, Class B-5, Class B-6, Class  I-P-1 and Class  I-P-2
                                                                    Certificates

     The certificates are generally referred to as the following types:

                             Class                                                   Type
------------------------------------------------------------  ---------------------------------------------------
        Class 1-A-1 Certificates:                                      Senior/Super Senior/Variable Rate

        Class 2-A-1 Certificates:                                      Senior/Super Senior/Variable Rate



                                      S-51

                             Class                                                   Type
------------------------------------------------------------  ---------------------------------------------------
        Class C-M Certificates:                                     Senior/Support/Variable Rate/Component

        Class 3-A-1 Certificates:                                      Senior/Super Senior/Variable Rate

        Class 3-A-2 Certificates:                                        Senior/Support/Variable Rate

        Class A-R Certificates:                                              Senior/REMIC Residual

        Subordinated Certificates:                                         Subordinate/Variable Rate

        Class  I-P-1 and Class  I-P-2 Certificates:                           Prepayment Charges


     The Private Certificates are not offered by this free writing prospectus. The pass-through rate for each class of Private Certificates other than the Class I-P-1 and Class I-P-2 Certificates will be calculated as described under "--Interest" in this Part I of the free writing prospectus. The Class I-P-1 and Class I-P-2 Certificates will not bear interest. The Class I-P-1 and Class I-P-2 Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates and the other Private Certificates. The classes of Offered Certificates will have the respective initial Class Certificate Balances and pass-through rates set forth on the cover page or as described in this free writing prospectus. The initial Class Certificate Balances may vary in the aggregate by plus or minus 10%. Any information contained in this free writing prospectus with respect to the Private Certificates is provided only to permit a better understanding of the Offered Certificates.

     The "Class Certificate Balance" of any class of certificates (other than the Class C-M Certificates) as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

  o all amounts previously distributed to holders of certificates of that class as distributions of principal, and

  o the amount of Realized Losses (including Excess Losses) allocated to that class;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of distribution priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

     In addition, the Class Certificate Balance of the class of Subordinated Certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class I-P-1 and Class I-P-2 Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related prepayment period).

     The Senior Certificates will have an initial aggregate Class Certificate Balance of approximately $780,445,100 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 91.80%. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 2.55%, 1.95%, 1.45%, 0.95%, 0.75% and 0.55%, respectively.

Component Classes

     Solely for purposes of calculating distributions and allocating losses, the Class C-M Certificates will be made up of two components having the designations and initial Component Balances set forth below as of the closing date:

                                                 Initial Component Balance
                                                 -------------------------
                        Designation                    (approximate)
                        -----------                    -------------
      Class C-M-1 Component..................... $20,385,000

      Class C-M-2 Component..................... $48,530,000

     The "Component Balance" with respect to any Class C-M Component as of any Distribution Date is the initial Component Balance of that component reduced by the sum of

  o all amounts previously distributed to that component of Class C-M Certificates as distributions of principal, and

  o the amount of Realized Losses (including Excess Losses) allocated to that component;

provided, however, that the Component Balance of a Class C-M Component to which Realized Losses have been allocated will be increased, by the amount of Subsequent Recoveries on the Mortgage Loans in the related loan group distributed as principal to the related certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Component Balance of that Class C-M Component.

     The Class Certificate Balance of the Class C-M Certificates on any Distribution Date will equal the aggregate Component Balance of the Class C-M Components on that Distribution Date. The Class C-M Components will not be separately transferable from the Class C-M Certificates. As used in this Part I of the free writing prospectus, "Class C-M Component" will mean the Class C-M-1 Component or Class C-M-2 Component, as applicable. The Class C-M-1 Component will relate to loan group 1 and the Class C-M-2 Component will relate to loan group 2.

     References in this Part I of the free writing prospectus to the aggregate Class Certificate Balance (or words of similar import) of the Senior Certificates in a senior certificate group include the Component Balance of the applicable Class C-M Component.

Book-Entry Certificates

     The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as a single certificate in a denomination of $100 in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Senior Certificates (other than the Class A-R Certificates) in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1,000 in excess thereof. Investors may hold such beneficial interests in the Class B-1, Class B-2 and Class B-3 Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.

Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participant in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

     Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

     DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

     On or before the closing date, the Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds and prepayment charges for that Distribution Date and will deposit such amounts in the Distribution Account. The holders of the Class I-P-1 and Class I-P-2 Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

Investments of Amounts Held in Accounts

     The Certificate Account. All funds in the Certificate Account may be invested in permitted investments at the direction of the Servicer. All income and gain net of any losses realized will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein. All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account out of the Servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement..

     Distribution Account. Funds on deposit in the Distribution Account will not be invested.

Fees and Expenses

     The following summarizes the related fees and expenses to be paid from the applicable assets of the issuing entity and the source of payments for the fees and expenses:


                                                          General
   Type / Recipient (1)            Amount                 Purpose                Source (2)                  Frequency
-------------------------- --------------------------- ---------------- ---------------------------------- -------------
Fees

Servicing Fee /             0.375% per annum of         Compensation     Interest collected with              Monthly
Servicer                    the Stated Principal                         respect to each Mortgage Loan
                            Balance of each                              and any Liquidation Proceeds
                            Mortgage Loan (3)                            or Subsequent Recoveries that
                                                                         are allocable to accrued and
                                                                         unpaid interest (4)

Additional Servicing        o Prepayment                Compensation     Interest collections with           Time to
Compensation /                Interest Excess                            respect to certain Mortgage            time
Servicer                                                                 Loans that prepay in full

                            o All late                  Compensation     Payments made by obligors with      Time to
                              payment fees,                              respect to the Mortgage Loans          time
                              assumption fees and
                              other similar charges
                              (excluding prepayment
                              charges)

                            o All investment            Compensation     Investment income related to         Monthly
                              income earned on                           the Certificate Account
                              amounts on deposit in
                              the Certificate
                              Account.

                            o Excess Proceeds(5)        Compensation     Liquidation Proceeds and            Time to
                                                                         Subsequent Recoveries                  time

Trustee Fee / trustee       0.0015% per annum of        Compensation     Amounts in respect of interest       Monthly
                            the Stated Principal                         on the Mortgage Loans
                            Balance of each
                            Mortgage Loan

Expenses

Insurance expenses /        Expenses incurred by        Reimbursement    To the extent the expenses are      Time to
Servicer                    the Servicer                of Expenses      covered by an insurance policy         time
                                                                         with respect to the Mortgage
                                                                         Loan

Advances / Servicer         To the extent of funds                       With respect to each Mortgage       Time to
                            available, the amount       Reimbursement    Loan, late recoveries of the           time
                            of any advances.            of Expenses      payments of the costs and
                                                                         expenses, Liquidation
                                                                         Proceeds, Subsequent
                                                                         Recoveries, purchase proceeds
                                                                         or repurchase proceeds for
                                                                         that Mortgage Loan (6)

Indemnification             Amounts for which the       Indemnification  Amounts on deposit on the            Monthly
expenses / the              seller, the Servicer                         Certificate Account on any
Seller, the Servicer        and the depositor are                        Distribution Account Deposit
and the depositor           entitled to                                  Date, following the transfer
                            indemnification (7)                          to the Distribution Account

(1) If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this Part I of the free writing prospectus. Any change to the fees and expenses described in this Part I of the free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3) The Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the seller, the Servicer and the depositor are entitled to indemnification of certain expenses.

Distributions

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in April 2007 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" is the last business day of the month immediately preceding the month of such Distribution Date for all certificates.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

     As more fully described in this Part I of the free writing prospectus, distributions on the Senior Certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date, and, in certain circumstances, from any Available Funds from the other loan groups remaining after distribution to the Senior Certificates related to such loan groups. Distributions on the Subordinated Certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case, after giving effect to distributions on all classes of Senior Certificates in the following priority:

  o to current and unpaid interest on each class or component of Senior Certificates in the related senior certificate group, pro rata based on their respective interest distribution amounts;

  o to principal on the classes and component of Senior Certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this
     Part I of the free writing prospectus under "Description of the Certificates--Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and components of certificates in the related senior certificate group on the Distribution Date;

  o from Available Funds from all of the loan groups, to interest on and then principal of each class of Subordinated Certificates, in the order of their numerical class designations, in each case subject to (x) any distributions that may be required to be made as described in this Part I of the free writing prospectus under "--Cross-Collateralization" and (y) the limitations set forth in this Part I of the free writing prospectus under "Description of the Certificates--Principal;" and

  o  any remaining amounts to the Class A-R Certificates.

     "Available Funds" for a loan group for any Distribution Date will be equal to the sum of

  o all scheduled installments of interest (net of the Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

  o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group;

  o all partial or full prepayments with respect to the Mortgage Loans in that loan group received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and the related Compensating Interest; and

  o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the Seller or the Servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the Servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

     The classes of Offered Certificates will have the respective pass-through rates set forth on the cover page of this free writing prospectus or as described below.

     The pass-through rate for the Class 1-A-1 and Class A-R Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Net Mortgage Rate of the Group 1 Mortgage Loans. The pass-through rate for those certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.37329% per annum.

     The pass-through rate for the Class 2-A-1 Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Net Mortgage Rate of the Group 2 Mortgage Loans. The pass-through rate for those certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.12753% per annum.

     The pass-through rate for the Class 3-A-1 and Class 3-A-2 Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Net Mortgage Rate of the Group 3 Mortgage Loans. The pass-through rate for those certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.07526% per annum.

     The pass-through rate for the Class C-M Certificates for the interest accrual period related to each Distribution Date will equal the weighted average of the pass-through rates on the Class C-M Components. The pass-through rate for a Class C-M Component for the interest accrual period for any Distribution Date will be the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the related loan group. The pass-through rate for the Class C-M Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.20023% per annum.

     The "Weighted Average Adjusted Net Mortgage Rate" for a loan group and any Distribution Date means a per annum rate equal to the average of the adjusted net mortgage rate of each Mortgage Loan in that loan group, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period that ends during such Due Period).

     The "Due Period" means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

     The pass-through rate for each class of Subordinated Certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to (i) the sum of the following for each loan group: the product of (x) the Weighted Average Adjusted Net Mortgage Rate of the related Mortgage Loans in that loan group as of the first day of the prior calendar month and (y) the related Assumed Balance, divided by (ii) the sum of the Assumed Balances for each Loan Group immediately prior to that Distribution Date.

     On each Distribution Date, to the extent of funds available, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "interest distribution amount" for any interest-bearing class and component will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or Component Balance, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called "unpaid interest amounts").

     With respect to each Distribution Date for all of the interest-bearing classes of certificates, the "interest accrual period" will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the Senior Certificates and (b) all loan groups, with respect to the Subordinated Certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

  o any net prepayment interest shortfalls for that loan group and Distribution Date and

  o the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Subordinated Certificates for those types of losses.

     Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes or components of the related Senior Certificates and the classes of Subordinated Certificates on such Distribution Date, based on the amount of interest each such class or component of certificates would otherwise be entitled to receive (or, in the case of the Subordinated Certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

     For purposes of allocating Net Interest Shortfalls for a loan group to the Subordinated Certificates on any Distribution Date, the amount of interest each class of Subordinated Certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "Assumed Balance" for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate Stated Principal Balance of each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date). Notwithstanding the foregoing, on any Distribution Date after the second Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of Subordinated Certificates based on the amount of interest each such class of Subordinated Certificates would otherwise be entitled to receive on that Distribution Date.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local laws.

     With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that Distribution Date and loan group and (y) the excess, if any, of the Compensating Interest for each other loan group over the prepayment interest shortfall for that loan group. A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a

Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

     If on any Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "--Priority of Distributions Among Certificates" are insufficient to make a full distribution of the interest entitlement on the group of certificates related to that loan group, interest will be distributed on each class and component of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates in that certificate group will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Principal

     Principal Amount. On each Distribution Date, the Principal Amount for each loan group will be distributed as principal with respect to the related Senior Certificates in an amount up to the related Senior Principal Distribution Amount and as principal of the Subordinated Certificates, in an amount up to the Subordinated Principal Distribution Amount for that loan group.

     The "Principal Amount" for any Distribution Date and loan group will equal the sum of:

     (a) all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

     (b) the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan in that loan group that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,

     (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

     (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

     (e) with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

     (f) all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loans in that loan group that was repurchased due to modification of the Mortgage Loan in lieu of refinancing,

     (g) (A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries in that loan group that incurred (1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, any such Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the classes and components of Senior Certificates as follows:

     (a)  with respect to loan group 1, in the following priority:

          (i) to the Class A-R Certificates until its Class Certificate Balance is reduced to zero;

          (ii) concurrently, to the Class 1-A-1 Certificates and Class C-M-1 Component Balance, pro rata, until the Class Certificate Balance and Component Balance thereof are reduced to zero;

     (b) with respect to loan group 2, concurrently, to the Class 2-A-1 Certificates and Class C-M-2 Component, pro rata, until the Class Certificate Balance and Component Balance thereof are reduced to zero;

     (c) with respect to loan group 3, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

     "Prepayment Period" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

     "Stated Principal Balance" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and to liquidation proceeds allocable to principal received in the prior calendar month and prepayments received through the last day of the Prepayment Period in which the Due Date occurs. The "pool principal balance" equals the aggregate Stated Principal Balance of the Mortgage Loans.

     The "Senior Principal Distribution Amount" for a loan group for any Distribution Date will equal the sum of

          (i)  the related Senior Percentage of all amounts described in clauses
               (a) through (d) of the definition of Principal Amount for that loan group and Distribution Date,

          (ii) for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

               (a) the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

               (b)  either

                    (x) if no Excess Losses were sustained on a Liquidated Mortgage Loan during the preceding calendar month, the Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

                    (y) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

         (iii) the Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss; provided further, however, that on any Distribution Date after the second Senior Termination Date, the Senior Principal Distribution Amount for the remaining certificates will be calculated pursuant to the above formula based on all the Mortgage Loans, as opposed to only the Mortgage Loans in the related loan group.

     The "Senior Percentage" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate Class Certificate Balance of the Senior Certificates of such senior certificate group immediately before the Distribution Date and the denominator of which is the aggregate Stated Principal Balance of each Mortgage Loan in the related loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received on the related Mortgage Loans in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Senior Certificates of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately prior to such Distribution Date. The Senior Percentage for any senior ceritificate group and Distribution Date cannot exceed 100%.

     For any Distribution Date on and prior to the second Senior Termination Date, the "Subordinated Percentage" for the portion of the Subordinated Certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the second Senior Termination Date, the Subordinated Percentage will represent the entire interest of the Subordinated Certificates in the Mortgage Loans and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

     The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior Certificates that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the Subordinated Certificates. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. The Subordinated Prepayment Percentage for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage for that Distribution Date.

     The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of any senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the Mortgage Loans:

  o the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage

     Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six-month period), as a percentage of (a) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balance of the related Mortgage Loans or (b) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the Subordinated Certificates immediately prior to that Distribution Date does not equal or exceed 50%, and

  o cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed

     o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the related Mortgage Loans as of the Cut-off Date or (ii) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the Subordinated Certificates as of the closing date (the "original subordinate principal balance"),

     o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

     o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

     o commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

     o commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

     The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the Senior Certificates of such senior certificate group is reduced to zero.

     Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in March 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the Subordinated Certificates as of the closing date, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of an amount equal to 100% minus the related Senior Percentage for that Distribution Date and (y) after the Distribution Date in March 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the Subordinated Certificates as of the closing date (the "Two Times Test"), the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

     The "Aggregate Subordinated Percentage" for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the Subordinated Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

     If on any Distribution Date the allocation to the class or classes of Senior Certificates then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Cross-Collateralization

     Cross-Collateralization due to disproportionate principal payments. On each Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the second Senior Termination Date, all principal on the Mortgage Loans in the loan group related to the senior certificate group that will have been paid in full will be distributed on a pro rata basis, based on Class Certificate Balance or Component Balance, to the Senior Certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate Subordinated Percentage for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinated Certificates, is less than 50%. If principal from one loan group is distributed to the Senior Certificates of another loan group according to this paragraph, the Subordinated Certificates will not receive that principal amount on the Distribution Date.

     Cross-Collateralization due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the Senior Certificates of a senior certificate group, after giving effect to distributions to be made on that Distribution Date, is greater than the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (any such group, the "Undercollateralized Group"), all amounts otherwise distributable as principal to the Subordinated Certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the Senior Certificates of the Undercollateralized Group, until the aggregate Class Certificate Balance and Component Balance of the Senior Certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (such distribution, an "Undercollateralization Distribution"). If the Senior Certificates of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan groups remaining after all required amounts for that Distribution Date have been distributed to the Senior Certificates of that related senior certificate group. If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution will be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of the Senior Certificates in each senior certificate group exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans for each related Undercollateralized Group. If more than one senior certificate group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distribution will be allocated among such senior certificate groups, pro rata, based upon the aggregate Class Certificate Balance of the related Senior Certificates. Accordingly, the Subordinated Certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

     All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

     Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the Subordinated Certificates. Except as provided in the next paragraph, each class of Subordinated Certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from each loan group (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from each loan group for distribution of principal. Distributions of principal of the Subordinated Certificates will be made sequentially to the classes of Subordinated Certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of Subordinated Certificates (other than the class of Subordinated Certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of Subordinated Certificates that have higher numerical class designations than that class (the "Applicable Credit Support Percentage") is less than the

Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of Subordinated Certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of Subordinated Certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of Subordinated Certificates immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before that Distribution Date.

     The approximate Original Applicable Credit Support Percentages for the Subordinated Certificates on the date of issuance of the certificates are expected to be as follows:

                   Class B-1..........................       8.20%
                   Class B-2..........................       5.65%
                   Class B-3..........................       3.70%
                   Class B-4..........................       2.25%
                   Class B-5..........................       1.30%
                   Class B-6..........................       0.55%

     The "Subordinated Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of:

  o the Subordinated Percentage for that loan group of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and that Distribution Date,

  o for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan, as of the Due Date in the month preceding the month of that Distribution Date, and

  o the Subordinated Prepayment Percentage for that loan group of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and that Distribution Date.

     On any Distribution Date after the second Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the Subordinated Certificates for such Distribution Date with respect to all of the Mortgage Loans as opposed to the Mortgage Loans in the related loan group.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after payment of interest and principal on the Senior Certificates and interest and principal on the Subordinated Certificates, as described above and, after the final distribution has been made with respect to the certificates. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

     On each Distribution Date, any Realized Loss, other than Excess Losses, on the Mortgage Loans will be allocated first to the Subordinated Certificates, in the reverse order of their numerical class designations (beginning with the class of Subordinated Certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the Senior Certificates of the related senior certificate group as follows: (1) any Realized Losses, other than Excess Losses, on the Group 1 Mortgage Loans will be allocated, sequentially, to the Class C-M-1 Component and Class 1-A-1 Certificates, in that order, until the Component Balance and Class Certificate Balance thereof are reduced to zero; (2) any Realized Losses, other than Excess Losses, on the Group 2 Mortgage Loans will be allocated sequentially, to the Class C-M-2 Component and Class 2-A-1 Certificates, in that order, until the Component Balance and the Class Certificate Balance thereof are reduced to zero; and (3) any Realized Losses, other than Excess Losses, on the Group 3 Mortgage Loans will be allocated sequentially, to the Class 3-A-2 and Class 3-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

     On each Distribution Date, Excess Losses on the Mortgage Loans in a loan group will be allocated among the classes of Senior Certificates of the related senior certificate group and the classes of Subordinated Certificates as follows:

  o the applicable Senior Percentage of such Excess Loss will be allocated among the classes and components of Senior Certificates in that senior certificate group, pro rata, based on their Class Certificate Balances and Component Balances, as applicable, and

  o the applicable Subordinated Percentage of such Excess Loss will be allocated among the related classes of Subordinated Certificates, pro rata, based on each class' share of the Assumed Balance for the applicable loan group.

     The "Senior Credit Support Depletion Date" is the date on which the Class Certificate Balance of each class of Subordinated Certificates has been reduced to zero.

     Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

     A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit Enhancement--Special Hazard Insurance Policies."

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

                               CREDIT ENHANCEMENT

Subordination

     Any Realized Losses on the Mortgage Loans that are allocable to the Senior Certificates will be allocated among the related classes and components of Senior Certificates as specified under "Description of the Certificates - Allocation of Losses" in this Part I of the free writing prospectus.

     The rights of the holders of the Subordinated Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related Senior Certificates and the rights of the holders of each class of related Subordinated Certificates (other than the Class B-1 Certificates) to receive the distributions that are allocated to the related Subordinated Certificates will be further subordinated to the rights of the class or classes of Subordinated Certificates with lower numerical class designations, in each case only to the extent described in this Part I of the free writing prospectus. The subordination of the Subordinated Certificates to the Senior Certificates and the subordination of the classes of Subordinated Certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the applicable senior certificateholders and the holders of the Subordinated Certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the Subordinated Certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs.

     The Subordinated Certificates will provide limited protection to the classes of certificates of higher relative priority against

  o Special Hazard Losses in an initial amount expected to be up to approximately $8,501,564 (the "Special Hazard Loss Coverage Amount"),

  o Bankruptcy Losses in an initial amount expected to be up to approximately $100,000 (the "Bankruptcy Loss Coverage Amount") and

  o Fraud Losses in an initial amount expected to be up to approximately $25,504,693 (the "Fraud Loss Coverage Amount").

     The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of:

  o that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the closing date, or

  o  the greatest of

     o    1% of the aggregate of the principal balances of the Mortgage Loans,

     o    twice the principal balance of the largest Mortgage Loan and

     o the aggregate principal balances of the Mortgage Loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area.

     All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

     The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the certificates. In addition, the Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off Date, to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of:

  o 2.00% of the then current pool principal balance, in the case of the first such anniversary and 1.00% of the then current pool principal balance, in the case of the second, third and fourth such anniversaries, and

     o    the excess of

     o the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over

     o the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Subordinated Certificates.

     The amount of coverage provided by the Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

     A "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.



PART II


           All references to mortgage loans, loan groups, offered certificates, certificates and other words of similar impact in this part refer solely to the mortgage loans in loan group 4 and the Class 4-A-1-1, Class 4-A-1-2, Class 4-A-2-1, Class 4-A-2-2, Class 4-M-1, Class 4-M-2, Class 4-M-3, Class 4-M-4,
Class 4-P-1, Class 4-P-2 and Class C Certificates, as applicable.

                                     SUMMARY

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, carefully read this entire document and the accompanying prospectus.

o While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this Part II of the free writing prospectus and the accompanying prospectus before making any investment decision.

Issuing Entity

IndyMac INDX Mortgage Loan Trust 2007-AR5, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road., Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705,
Attention: Trust Administration IN07A5, and its telephone number is (714) 247-6000.

The NIM Insurer

After the closing date, a separate trust (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class 4-P-1, Class 4-P-2 and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this Part II of the free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this Part II of the free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of March 1, 2007 among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of March 1, 2007 and the origination date of that mortgage loan.

Closing Date

On or about March 29, 2007.

The Mortgage Loans

The mortgage loans will consist primarily of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties.

The mortgage rate on each mortgage loan is fixed for a 10 year period after origination, after which the mortgage rate is adjustable, based on a specified index.

The depositor believes that the information set forth in this Part II of the free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this Part II of the free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this Part II of the free writing prospectus.

As of the cut-off date, the depositor expects that all of the mortgage loans in the issuing entity will have the following characteristics:


Aggregate Current Stated Principal
Balance                                          $422,171,409.08

Geographic Concentrations in
excess of 10%:

   California                                             56.11%

   New York                                               10.17%

Weighted Average Original LTV
   Ratio                                                  74.44%

Weighted Average Mortgage Rate                            6.693%

Range of Mortgage Rates                         5.000% to 8.750%

Average Current Principal Balance                    $446,269.99

Range of Current Principal Balances                   $24,930 to
                                                      $2,000,000

Weighted Average Remaining Term
   to Maturity                                        359 months

Weighted Average FICO Credit
   Score*                                                    706

Weighted Average Gross Margin                             2.727%

Weighted Average Maximum
   Mortgage Rate                                         11.714%

Weighted Average Minimum
   Mortgage Rate                                          2.727%

Range of Months to Next Rate
   Adjustment Date                                    106 to 121



*Not including the mortgage loans for which the FICO credit score was not available.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

                             Initial
                         Class Certificate                                               Final Scheduled          Initial Rating
        Class                 Balance (1)                   Type                         Distribution Date        (Moody's/S&P)
 ---------------------  ----------------------   ----------------------------------   -----------------------    ---------------
Offered Certificates
       4-A-1-1             $231,778,000               Senior/Super Senior                    May 2037               Aaa/AAA
                                                   Variable Pass-Through Rate
       4-A-1-2              $69,000,000                Senior/Support/                       May 2037               Aaa/AAA
                                                   Variable Pass-Through Rate
       4-A-2-1              $82,280,000                Senior/Super Senior                   May 2037               Aaa/AAA
                                                   Variable Pass-Through Rate
       4-A-2-2               $9,142,000                  Senior/Support                      May 2037               Aaa/AAA
                                                   Variable Pass-Through Rate
        4-M-1               $11,820,000                   Subordinate/                       May 2037               Aa2/AA+
                                                   Variable Pass-Through Rate
        4-M-2                $8,020,000                  Subordinate/                        May 2037                A2/A+
                                                   Variable Pass-Through Rate
        4-M-3                $3,590,000                  Subordinate/                        May 2037               Baa2/A-
                                                   Variable Pass-Through Rate
        4-M-4                $2,110,000                  Subordinate/                        May 2037              Baa3/BBB+
                                                   Variable Pass-Through Rate
  Non-Offered
  Certificates(5)
  4-P-1............            $100                   Prepayment Charges                        N/A                  NR/NR
  4-P-2............            $100                   Prepayment Charges                        N/A                  NR/NR
  Class C..........             N/A                       N/A(5)                                N/A(5)               NR/NR

  ------------------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.
(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"). These ratings may be lowered or withdrawn at any time by either of the rating agencies.
(3) The Class 4-P-1, Class 4-P-2 and Class C Certificates are not offered by this free writing prospectus. The Class 4-P-1 and Class 4-P-2 Certificates will be entitled to any prepayment charges collected on the mortgage loans. The Class C Certificates will be entitled to receive any excess cashflow from the mortgage loans after all required distributions are made on the certificates. Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:


       Class            Initial Pass-Through Rate (1)   Pass-Through Rate    Interest Accrual Period    Interest Accrual Convention
--------------------   -----------------------------   -------------------   ------------------------  ----------------------------
Offered Certificates
4-A-1-1................         5.75000%                    (2)                  calendar month (3)            30/360 (4)
4-A-1-2................         5.75000%                    (2)                  calendar month (3)            30/360 (4)
4-A-2-1................         5.75000%                    (2)                  calendar month (3)            30/360 (4)
4-A-2-2................         5.75000%                    (2)                  calendar month (3)            30/360 (4)
4-M-1..................         5.75000%                    (2)                  calendar month (3)            30/360 (4)
4-M-2..................         5.75000%                    (2)                  calendar month (3)            30/360 (4)
4-M-3..................         5.75000%                    (2)                  calendar month (3)            30/360 (4)
4-M-4..................         5.75000%                    (2)                  calendar month (3)            30/360 (4)
Non-Offered
Certificates
Class 4-P-1............           (5)                       (5)                          N/A                      N/A
Class 4-P-2............           (5)                       (5)                          N/A                      N/A
Class C................           (5)                       (5)                          N/A                      N/A


(1) Reflects the expected pass-through rate as of the closing date.
(2) The pass-through rate on this class of certificates for the interest accrual period relating to any distribution date (x) up to and including the distribution date in March 2017 will be the lesser of (i) 5.75% per annum and (ii) the net rate cap and (y) any distribution date thereafter will be equal to the lesser of (i) the sum of six-month LIBOR and 1.75% and (ii) the net rate cap.
(3) These certificates will settle with accrued interest.
(4) Interest will accrue at the rate described in this table based on a 360-day year that conists of twelve 30-day months.
(5) The Class 4-P-1, Class 4-P-2 and Class C Certificates will not accrue any interest.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

   Designation                  Class of Certificates
 ---------------       -----------------------------------------
Senior                   Class 4-A-1-1, Class 4-A-1-2, Class
  Certificates:          4-A-2-1 and Class 4-A-2-2 Certificates

Subordinated             Class 4-M-1, Class 4-M-2, Class 4-M-3
  Certificates           and Class 4-M-4 Certificates

Super Senior             Class 4-A-1-1 and Class 4-A-2-1
  Certificates:          Certificates

Support                  Class 4-A-1-2 and Class 4-A-2-2
  Certificates:          Certificates

Offered                  The Senior Certificates and the
  Certificates:          Subordinated Certificates

Non-offered              Class 4-P-1, Class 4-P-2 and Class C
  Certificates:          Certificates

The rights of the holders of the subordinated certificates to receive distributions of principal and interest will be subordinate to the rights of the holders of the senior certificates.

The Class C Certificates will be entitled to receive any monthly excess cashflow from the mortgage loans after required distributions are made to the offered certificates.

The Class 4-P-1 Certificates will be entitled to receive hard prepayment charges, and the Class 4-P-2 Certificates will be entitled to receive soft prepayment charges, in each case paid by borrowers upon certain full or partial prepayment of the mortgage loans. These amounts will not be available for distribution to other classes of certificates.

The Class 4-P-1, Class 4-P-2 and Class C Certificates are not offered by this free writing prospectus.

Record Date

The business day immediately preceding a distribution date or if the certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Denominations

Offered Certificates:
$25,000 and multiples of $1 in excess thereof.

Registration of Certificates

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution date is scheduled for April 25, 2007.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of certificates is shown in the table on page S-126.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on its class certificate balance immediately prior to that distribution date, any interest carry forward amount and any net rate carryover for that class.

Interest will accrue for each interest accrual period related to a distribution date on each class of interest-bearing certificates at the applicable annual rate as described in the table on page S-126 for that class of certificates

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest the certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the aggregate stated principal balance of the mortgage loans as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess.

Principal Distributions

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the distribution of principal. The manner of distributing principal among the classes of certificates will depend on the priority of distributions, which will differ, as described in this Part II of the free writing prospectus, depending on whether the distribution date is before or on or after the stepdown date and on the prepayment, loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be based on the "interest remittance amount." The interest remittance amount for any distribution date will generally consist of the following amounts (after the fees and expenses described under that heading are subtracted) in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

o the interest portion of the monthly payments on the mortgage loans less the expense fees;

o     interest collected in connection with prepayments of the mortgage loans;

o     interest amounts advanced by the servicer;

o any compensating interest paid by the servicer related to prepayments of the mortgage loans; and

o liquidation proceeds of the mortgage loans (to the extent allocable to interest).

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will generally consist of the following amounts for the mortgage loans, in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

o     the principal portion of the monthly payment on the mortgage loans;

o     principal advances by the servicer;

o     prepayments on the mortgage loans;

o the stated principal balance of any mortgage loan repurchased or purchased by the seller or the servicer, as applicable;

o the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

o     subsequent recoveries;

o liquidation proceeds of the mortgage loans (to the extent allocable to principal); and

o excess cashflow (to the extent available) to maintain the overcollateralization target amount as described under "Description of the Certificates--Overcollateralization Provisions" in this Part II of the free writing prospectus.


Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

o the servicing fee and additional servicing compensation due to the servicer;

o     the trustee fee due to the trustee;

o     any lender paid mortgage insurance premiums;

o amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

o all prepayment charges (which are distributable only to the Class 4-P-1 and Class 4-P-2 Certificates); and

o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

These amounts will reduce the amount distributed to the certificateholders.

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan that will equal one-twelfth of the stated principal balance of such mortgage loan multiplied by the servicing fee rate. The servicing fee rate for each mortgage loan will be 0.2500% per annum. The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to liquidated mortgage loans.

Source and Priority of Distributions

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Interest Distributions

In general, on any distribution date, the interest remittance amount will be distributed as follows:

      1. concurrently, to each class of senior certificates, pro rata, based on the related interest distribution amount, the interest distribution amount for each such class;

      2. concurrently, to each class of senior certificates, pro rata, based on the related interest carry forward amount, the interest carry forward amount for each such class;

      3. sequentially, in the order of their numerical class designations, to each class of subordinated certificates, the related interest distribution amount and the related interest carryforward amount for that class and distribution date; and

      4. as part of the excess cashflow, as described under "Overcollateralization--Application of Excess Cashflow" below.

Priority of Principal Distributions

General

The manner of allocating principal distributions among the classes of certificates will differ, as described in this Part II of the free writing prospectus, depending upon the occurrence of several different events or triggers:

      o whether a distribution date occurs before or on or after the "stepdown date," which is the earlier of

            o the distribution date after the distribution date on which the aggregate class certificate balance of the senior certificates is reduced to zero; and

            o the later of (1) the distribution date in April 2010 and (2) the first distribution date on which the senior enhancement percentage equals or exceeds the applicable percentage specified in this Part II of the free writing prospectus;

      o whether cumulative losses on the mortgage loans are higher than certain levels specified in this Part II of the free writing prospectus (a "cumulative loss trigger event"); and

      o whether the rate of delinquencies of the mortgage loans over any three-month period is higher than certain levels set forth in this
            Part II of the free writing prospectus (a "delinquency trigger event").

A "trigger event" will be in effect on any distribution date if either (i) a cumulative loss trigger event or (ii) a delinquency trigger event is in effect for that distribution date.

Distributions of principal to the classes of offered certificates are based on the "principal distribution amount," which for any distribution date generally is the amount of principal collected or advanced by the servicer on the mortgage loans during the related period, plus other amounts collected or recovered (such as insurance proceeds) which are to be allocated to principal, but minus certain costs reimbursable to the trustee or the servicer.

Effect of the Stepdown Date If a Trigger Event is Not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the classes of senior certificates until those classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under "Description of the Certificates -- Principal" in this Part II of the free writing prospectus.

Priority of Principal Distributions

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following priority:

      (i) concurrently, to the Class 4-A-1-1 and Class 4-A-1-2 Certificates, pro rata based on their respective class certificate balances, until their respective class certificate balances are reduced to zero;

      (ii) concurrently, to the Class 4-A-2-1 and Class 4-A-2-2 Certificates, pro rata based on their respective class certificate balances, until their respective class certificate balances are reduced to zero;

      (iii) sequentially, to the Class 4-M-1, Class 4-M-2, Class 4-M-3 and Class 4-M-4 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

      (iv) as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount will be distributed in the following priority:

      (i) in an amount up to the senior principal distribution amount for that distribution date in the following priority:

            (x) concurrently, to the Class 4-A-1-1 and Class 4-A-1-2 Certificates, pro rata based on their respective outstanding class certificate balances, until their respective class certificate balances are reduced to zero; and

            (y) concurrently, to the Class 4-A-2-1 and Class 4-A-2-2 Certificates, pro rata based on their respective outstanding class certificate balances, until their respective class certificate balances are reduced to zero;

      (ii) sequentially, to each of the Class 4-M-1, Class 4-M-2, Class 4-M-3 and Class 4-M-4 Certificates, in that order, the subordinated class principal target amount for each such class until their respective class certificate balances are reduced to zero; and

      (iii) as part of the excess cashflow.

Limited Recourse

The only source of funds available for interest and principal distributions on the certificates will be the assets of the issuing entity related to the mortgage loans. The issuing entity will have no source of funds other than collections and recoveries of the mortgage loans through insurance or otherwise. No other entity will be required or expected to make any distributions on the certificates.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity relating to loan group 4 and retire all related outstanding classes of certificates following the distribution date on which the aggregate stated principal balance of those mortgage loans and related real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of those mortgage loans as of the cut-off date. The NIM Insurer may also have the right to purchase all of the remaining assets related in the issuing entity.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification and that the modification is in lieu of a refinancing. In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination).

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the certificates consists solely of excess cashflow, overcollateralization, subordination and the loss allocation features.

Overcollateralization

On the closing date, the aggregate stated principal balance of the mortgage loans is expected to exceed the aggregate class certificate balance of the certificates by approximately $4,431,409.08, which represents approximately 1.05% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. This amount is referred to as "overcollateralization" and is approximately equal to the initial level required by the pooling and servicing agreement.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Cashflow

The mortgage loans are expected to generate more interest than is needed to distribute interest on the certificates because the weighted average mortgage rate of the mortgage loans is expected to be higher than the pass-through rate on the classes of certificates plus the weighted average expense fee rate of the mortgage loans. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and the related lender paid mortgage insurance premium rate where applicable. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to distribute interest on the certificates and pay the issuing entity expenses will be used to reduce the aggregate class certificate balance of the certificates in order to maintain or restore the required level of overcollateralization.

Application of Excess Cashflow

      The amount of any excess cashflow will be applied in order to pay principal on the certificates, to pay unpaid realized loss amounts, to pay net rate carryover amounts and to make other payments as described in this Part II of the free writing prospectus.

Any excess cashflow will be distributed on each distribution date in the following priority:

1. to the classes of certificates that are entitled to receive principal on that distribution date to the extent necessary to maintain or restore the required level of overcollateralization;

2. concurrently and pro rata, to (x) the Class 4-A-1-1 and Class 4-A-1-2 Certificates, based on the aggregate unpaid realized loss amount for the Class 4-A-1-1 and Class 4-A-1-2 Certificates, the unpaid realized loss amount for each such class; and (y) the Class 4-A-2-1 and Class 4-A-2-2 Certificates, based on the aggregate unpaid realized loss amount for the Class 4-A-2-1 and Class 4-A-2-2 Certificates, the unpaid realized loss amount for each such class; amounts allocated pursuant to clause (x) will be allocated, sequentially, to the Class 4-A-1-1 and Class 4-A-1-2 Certificates, in that order, and amounts allocated pursuant to clause (y) will be allocated sequentially, to the Class 4-A-2-1 and Class 4-A-2-2 Certificates, in that order;

3     sequentially, to the Class 4-M-1, Class 4-M-2, Class 4-M-3 and Class 4-M-4
Certificates, in that order, in an amount equal to the unpaid realized loss amount for each such class;

4     concurrently, to the classes of senior certificates, pro rata, based on their entitlement to the extent needed to pay any interest carry forward amount and any unpaid net rate carryover amount for each such class;

5. sequentially, to the Class 4-M-1, Class 4-M-2, Class 4-M-3 and Class 4-M-4 Certificates, in that order, any interest carry forward amount and any unpaid net rate carryover amount for each such class; and

6. to the Class C Certificates, as specified in the pooling and servicing agreement.

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that the senior certificateholders will receive regular distributions of interest and principal.

The senior certificates will have a distribution priority over the subordinated certificates. Among the classes of subordinated certificates, the Class 4-M-1 Certificates will have the highest distribution priority.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans (to the extent that those losses exceed any monthly excess interest and any overcollateralization) among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority before realized losses on the mortgage loans are allocated to the senior certificates.

Allocation of Losses

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the subordinated certificates will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinated certificates, beginning with the class of subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero. If the aggregate class certificate balance of the subordinated certificates is reduced to zero, any realized losses on the mortgage loans will be allocated, pro rata among the senior certificates, provided, however, that any realized losses otherwise allocable to the Class 4-A-1-1 Certificates will be allocated first to the Class 4-A-1-2 Certificates until its class certificate balance is reduced to zero; and realized losses otherwise allocable to the Class 4-A-2-1 Certificates will be allocated first to the Class 4-A-2-2 Certificates until its class certificate balance is reduced to zero.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the carryover reserve fund) will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which (other than the Class A-R certificates) will represent the regular interests in the Master REMIC. The rights of the offered certificates to receive certain payments from the issuing entity will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation ss. 1.860G-2(i).

The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC. The carryover reserve fund will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA Considerations

The offered certificates may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or
Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class 4-M-1 and Class 4-M-2 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The other classes of certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                                Mortgage Loans

                   Mortgage Rates for the Mortgage Loans(1)

                                                                                                                    Weighted
                                                             Percent of                Weighted                     Average
                              Number        Aggregate        Aggregate    Weighted     Average        Average       Original
                               of           Principal        Principal     Average      FICO          Current       Loan-to-
Range of                      Mortgage       Balance         Balance       Mortgage    Credit        Principal       Value
Mortgage Rates (%)            Loans         Outstanding     Outstanding      Rate      Score          Balance        Ratio
------------------         -----------    --------------    -----------  ----------  -----------  -------------   --------------
4.501 - 5.000.............       2       $  1,590,000.00       0.38%      5.000%        685      $  795,000.00      53.92%
5.001 - 5.500.............      12          5,011,181.00       1.19       5.467         734         417,598.42      79.09
5.501 - 6.000.............      41         20,784,175.06       4.92       5.904         738         506,931.10      72.75
6.001 - 6.500.............     293        150,064,682.77      35.55       6.353         723         512,166.15      72.11
6.501 - 7.000.............     362        166,089,312.06      39.34       6.773         700         458,810.25      74.72
7.001 - 7.500.............     149         52,123,814.42      12.35       7.299         686         349,824.26      78.44
7.501 - 8.000.............      64         20,715,832.45       4.91       7.752         671         323,684.88      79.65
8.001 - 8.500.............      22          5,764,811.32       1.37       8.287         654         262,036.88      80.22
8.501 - 9.000.............       1             27,600.00       0.01       8.750         742          27,600.00      80.00
--------------------------    -------      ---------------   --------
    Total.................     946       $422,171,409.08     100.00%
                             =======    =================== =========

------------
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.693% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 6.691%.


             Current Principal Balances for the Mortgage Loans(1)

                                                                                                                       Weighted
                                                             Percent of                 Weighted                       Average
                              Number        Aggregate        Aggregate    Weighted      Average       Average          Original
                               of           Principal        Principal     Average      FICO          Current          Loan-to-
Range of Current Mortgage    Mortgage        Balance         Balance       Mortgage     Credit       Principal          Value
Loan Principal Balances($)    Loans         Outstanding     Outstanding      Rate       Score         Balance           Ratio
--------------------------  -----------    --------------    -----------  ----------  -----------  -------------   -------------
0.01 - 50,000.00..........      3       $    100,735.73       0.02%         7.568%        731     $   33,578.58        70.18%
50,000.01 - 100,000.00....     26          2,266,173.07       0.54          7.289         675         87,160.50        76.62
100,000.01 - 150,000.00...     66          8,417,406.42       1.99          7.214         685        127,536.46        77.27
150,000.01 - 200,000.00...     72         12,803,237.88       3.03          7.004         702        177,822.75        77.71
200,000.01 - 250,000.00...     64         14,294,949.55       3.39          6.899         691        223,358.59        76.10
250,000.01 - 300,000.00...     77         21,510,103.79       5.10          6.703         696        279,352.00        75.09
300,000.01 - 350,000.00...     56         18,301,862.11       4.34          6.669         707        326,818.97        76.37
350,000.01 - 400,000.00...     59         22,026,413.37       5.22          6.667         716        373,329.04        77.36
400,000.01 - 450,000.00...     81         34,550,977.00       8.18          6.751         700        426,555.27        76.60
450,000.01 - 500,000.00...     99         47,282,715.72      11.20          6.814         707        477,603.19        77.72
500,000.01 - 550,000.00...     77         40,490,329.97       9.59          6.716         709        525,848.44        77.75
550,000.01 - 600,000.00...     83         47,824,364.93      11.33          6.679         704        576,197.17        75.45
600,000.01 - 650,000.00...     50         31,618,469.46       7.49          6.711         704        632,369.39        75.62
650,000.01 - 700,000.00...     28         19,044,972.27       4.51          6.666         713        680,177.58        71.90
700,000.01 - 750,000.00...     20         14,604,492.36       3.46          6.757         714        730,224.62        72.80
750,000.01 - 800,000.00...     12          9,319,625.00       2.21          6.617         701        776,635.42        73.25
800,000.01 - 850,000.00...      9          7,488,568.04       1.77          6.278         733        832,063.12        65.71
850,000.01 - 900,000.00...     12         10,542,897.92       2.50          6.448         733        878,574.83        70.81
900,000.01 - 950,000.00...     11         10,119,983.49       2.40          6.490         708        919,998.50        70.14
950,000.01 - 1,000,000.00.     19         18,853,812.50       4.47          6.487         713        992,305.92        69.06
1,000,000.01 - 1,250,000.00     8          8,848,000.00       2.10          6.444         693      1,106,000.00        65.16
1,250,000.01 - 1,500,000.00     9         12,478,068.50       2.96          6.349         707      1,386,452.06        65.71
1,500,000.01 - 1,750,000.00     1          1,700,000.00       0.40          6.625         676      1,700,000.00        53.13
1,750,000.01 - 2,000,000.00     4          7,683,250.00       1.82          6.412         726      1,920,812.50        61.97
                            ---------    ----------------   --------
    Total.................    946       $422,171,409.08     100.00%
                           =========   ==================  =========

------------
(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $446,269.99.

            Original Loan-to-Value Ratios for the Mortgage Loans(1)

                                                                                                                       Weighted
                                                             Percent of                 Weighted                       Average
                              Number        Aggregate        Aggregate    Weighted      Average       Average          Original
                               of           Principal        Principal     Average      FICO          Current          Loan-to-
Range of Original            Mortgage        Balance         Balance       Mortgage     Credit       Principal          Value
Loan-To- Value Ratios(%)      Loans         Outstanding     Outstanding      Rate       Score         Balance           Ratio
--------------------------  -----------    --------------    -----------  ----------  -----------  -------------   -------------
20.01 - 30.00.............       2       $    227,000.00       0.05%        6.422%        659     $  113,500.00         25.53%
30.01 - 40.00.............       4            778,168.85       0.18         6.371         668        194,542.21         37.47
40.01 - 50.00.............      15          9,291,929.50       2.20         6.223         690        619,461.97         46.04
50.01 - 60.00.............      43         26,527,876.97       6.28         6.474         694        616,927.37         55.88
60.01 - 70.00.............     123         73,059,552.30      17.31         6.512         706        593,980.10         66.04
70.01 - 80.00.............     748        308,619,337.49      73.10         6.757         709        412,592.70         78.87
80.01 - 90.00.............      10          3,520,497.30       0.83         7.750         680        352,049.73         85.94
90.01 - 100.00............       1            147,046.67       0.03         7.875         637        147,046.67         95.00
                              -------     ----------------  ---------
    Total.................     946       $422,171,409.08     100.00%
                            =========   =================== ==========

------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 74.44%.


            Original Term To Stated Maturity for the Mortgage Loans

                                                                                                                       Weighted
                                                             Percent of                 Weighted                       Average
                              Number        Aggregate        Aggregate    Weighted      Average       Average          Original
                               of           Principal        Principal     Average      FICO          Current          Loan-to-
Original Term to Stated      Mortgage        Balance         Balance       Mortgage     Credit       Principal          Value
Maturity (months)             Loans         Outstanding     Outstanding      Rate       Score         Balance           Ratio
--------------------------  -----------    --------------    -----------  ----------  -----------  -------------   -------------
360.......................     946        $422,171,409.08     100.00%      6.693%        706      $  446,269.99         74.44%
                            ----------   -----------------   ----------
    Total.................     946        $422,171,409.08     100.00%
                            =========    ==================  ==========

         Remaining Terms to Stated Maturity for the Mortgage Loans(1)

                                                                                                                      Weighted
                                                             Percent of                  Weighted                      Average
                              Number        Aggregate        Aggregate    Weighted       Average      Average          Original
                               of           Principal        Principal     Average        FICO        Current          Loan-to-
Remaining Terms to Stated    Mortgage        Balance         Balance       Mortgage      Credit      Principal          Value
Maturity (months)             Loans         Outstanding     Outstanding      Rate        Score        Balance           Ratio
--------------------------  -----------    --------------    -----------  ----------  -----------  -------------   -------------
346.......................       1        $  291,039.80         0.07%       6.375%        669     $  291,039.80        56.19%
352.......................       1           201,000.00         0.05        6.250         811        201,000.00        68.37
353.......................       1           402,000.00         0.10        7.000         625        402,000.00        57.43
354.......................       3         1,514,607.99         0.36        6.356         748        504,869.33        75.54
355.......................       5         2,037,899.51         0.48        6.218         766        407,579.90        76.47
356.......................      28         8,438,653.67         2.00        6.738         730        301,380.49        76.50
357.......................      96        36,922,096.61         8.75        6.736         716        384,605.17        75.41
358.......................     309       135,919,317.09        32.20        6.640         707        439,868.34        74.91
359.......................     261       133,451,942.61        31.61        6.720         702        511,310.12        73.38
360.......................     241       102,992,851.80        24.40        6.722         704        427,356.23        74.77
                            ---------  ----------------     ----------
    Total.................     946      $422,171,409.08       100.00%
                            ========  ===================   ===========

------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 359 months.

  Geographic Distribution of the Mortgaged Properties for the Mortgage Loans


                                                                                                                    Weighted
                                                             Percent of                Weighted                     Average
                              Number        Aggregate        Aggregate    Weighted     Average        Average       Original
                               of           Principal        Principal     Average      FICO          Current       Loan-to-
                             Mortgage        Balance          Balance      Mortgage    Credit        Principal       Value
Geographic Area               Loans         Outstanding     Outstanding      Rate      Score          Balance        Ratio
------------------         -----------    --------------    -----------  ----------  -----------  -------------   --------------

Alabama...................       1     $    574,694.79         0.14%        6.250%      681       $ 574,694.79        79.86%
Arizona...................      16        6,471,562.03         1.53         7.125       686         404,472.63        76.88
Arkansas..................       1          152,000.00         0.04         6.000       746         152,000.00        80.00
California................     427      236,876,314.22        56.11         6.581       714         554,745.47        73.42
Colorado..................       9        3,703,601.58         0.88         6.598       740         411,511.29        70.66
Connecticut...............       4        1,765,254.17         0.42         7.022       691         441,313.54        80.00
Delaware..................       1          208,000.00         0.05         6.875       685         208,000.00        80.00
District of Columbia......       3        1,888,200.00         0.45         6.538       693         629,400.00        66.09
Florida...................      62       19,455,038.19         4.61         6.959       682         313,790.94        74.79
Georgia...................      16        3,162,581.46         0.75         6.707       704         197,661.34        78.30
Hawaii....................       6        3,645,749.87         0.86         6.430       680         607,624.98        71.85
Idaho.....................       4        2,084,463.00         0.49         6.596       692         521,115.75        78.20
Illinois..................      71       22,360,291.29         5.30         6.998       699         314,933.68        77.41
Indiana...................       3          458,635.12         0.11         7.350       664         152,878.37        79.73
Kansas....................       2           73,135.73         0.02         7.122       727          36,567.87        66.48
Louisiana.................       1          109,200.00         0.03         6.375       664         109,200.00        70.00
Maryland..................      50       19,214,891.41         4.55         6.760       700         384,297.83        77.87
Massachusetts.............      10        3,538,733.96         0.84         6.990       703         353,873.40        70.98
Michigan..................       6        1,388,868.66         0.33         6.692       686         231,478.11        78.31
Minnesota.................       9        2,218,514.38         0.53         6.552       709         246,501.60        80.00
Missouri..................       2          558,181.99         0.13         6.430       664         279,091.00        76.11
Nebraska..................       1          121,600.00         0.03         7.250       648         121,600.00        80.00
Nevada....................      14        5,794,715.55         1.37         7.033       692         413,908.25        79.80
New Jersey................      43       15,163,377.28         3.59         6.896       692         352,636.68        74.60
New Mexico................       2          212,395.61         0.05         7.916       630         106,197.81        84.02
New York..................      93       42,914,878.07        10.17         6.798       697         461,450.30        75.36
North Carolina............       7        1,561,045.47         0.37         6.647       710         223,006.50        79.79
Ohio......................       2          240,800.00         0.06         6.875       677         120,400.00        80.00
Oregon....................       8        2,317,660.00         0.55         6.668       720         289,707.50        77.60
Pennsylvania..............       5        1,629,900.57         0.39         6.643       692         325,980.11        72.80
Rhode Island..............       1          436,000.00         0.10         7.125       732         436,000.00        77.86
South Carolina............       4          846,968.50         0.20         7.361       648         211,742.13        82.60
Tennessee.................       3          408,919.51         0.10         7.216       690         136,306.50        78.18
Texas.....................      18        4,925,119.45         1.17         7.127       699         273,617.75        77.73
Utah......................       1          155,938.81         0.04         6.375       736         155,938.81        80.00
Virginia..................      25       11,249,235.63         2.66         6.563       713         449,969.43        72.44
Washington................      11        3,701,213.44         0.88         6.484       730         336,473.95        71.23
Wisconsin.................       3          483,729.34         0.11         7.430       651         161,243.11        80.00
Wyoming...................       1          100,000.00         0.02         7.500       645         100,000.00        69.93
                            ----------  ----------------   -----------
    Total.................     946     $422,171,409.08       100.00%
                           ========== ===================  ============

               Mortgagors' FICO Scores for the Mortgage Loans(1)

                                                                                                                       Weighted
                                                             Percent of                  Weighted                      Average
                              Number        Aggregate        Aggregate    Weighted       Average      Average          Original
                               of           Principal        Principal     Average        FICO        Current          Loan-to-
Range of FICO                Mortgage        Balance         Balance       Mortgage      Credit      Principal          Value
Credit Scores                 Loans         Outstanding     Outstanding      Rate        Score        Balance           Ratio
--------------------------  -----------    --------------    -----------  ----------  -----------  -------------   -------------
Not available.............       2       $  1,334,336.18        0.32%       6.765%        N/A     $  667,168.09        70.61%
620.......................       8          4,322,677.06        1.02        6.975         620        540,334.63        66.43
621 - 640.................      56         20,148,080.75        4.77        7.123         632        359,787.16        73.40
641 - 660.................     110         37,786,593.12        8.95        7.058         650        343,514.48        74.43
661 - 680.................     173         76,695,006.65       18.17        6.828         670        443,323.74        72.92
681 - 700.................     144         70,806,083.51       16.77        6.631         690        491,708.91        73.08
701 - 720.................     122         55,686,762.14       13.19        6.704         710        456,448.87        76.73
721 - 740.................     106         45,718,042.72       10.83        6.630         730        431,302.29        76.96
741 - 760.................     108         49,619,044.35       11.75        6.499         751        459,435.60        76.04
761 - 780.................      61         32,549,329.80        7.71        6.382         770        533,595.57        74.32
781 - 800.................      43         22,662,592.56        5.37        6.353         790        527,037.04        72.68
801 - 820.................      13          4,842,860.24        1.15        6.656         808        372,527.71        73.93
                           -----------   -----------------   ----------
    Total.................     946       $422,171,409.08      100.00%
                           ===========   ==================  ==========

------------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans (not including the Mortgage Loans for which the FICO Credit Score was not available) was approximately 706.


             Types of Mortgaged Properties for the Mortgage Loans

                                                                                                                   Weighted
                                                             Percent of                Weighted                     Average
                              Number        Aggregate        Aggregate    Weighted     Average        Average       Original
                               of           Principal        Principal     Average      FICO          Current       Loan-to-
                             Mortgage        Balance          Balance      Mortgage    Credit        Principal       Value
Property Type                 Loans         Outstanding     Outstanding      Rate      Score          Balance        Ratio
------------------         -----------    --------------    -----------  ----------  -----------  -------------   --------------
Two- to Four-Family
  Residence...............     99        $ 49,459,492.02      11.72%      6.893%        700       $ 499,590.83        72.03%
High Rise Condominium.....     17           6,081,322.87       1.44       7.034         681         357,724.87        76.65
Low Rise Condominium......    113          36,807,870.46       8.72       6.719         714         325,733.37        77.89
Planned Unit Development
  (PUD)...................    168          70,333,293.15      16.66       6.685         705         418,650.55        76.62
Single Family Residence...    535         255,594,872.88      60.54       6.638         708         477,747.43        73.70
Townhouse.................     14           3,894,557.70       0.92       7.099         683         278,182.69        79.05
                            ----------   ----------------   ---------
    Total.................    946        $422,171,409.08     100.00%
                            ==========   ================   ==========


                        Purposes of the Mortgage Loans

                                                                                                                    Weighted
                                                             Percent of                Weighted                     Average
                              Number        Aggregate        Aggregate    Weighted     Average        Average       Original
                               of           Principal        Principal     Average      FICO          Current       Loan-to-
                             Mortgage        Balance          Balance      Mortgage    Credit        Principal       Value
Loan Purpose                  Loans         Outstanding     Outstanding      Rate      Score          Balance        Ratio
------------------         -----------    --------------    -----------  ----------  -----------  -------------   --------------
Purchase.................      483       $192,544,109.38      45.61%      6.681%        717      $  398,642.05         77.68%
Refinance (Cash Out).....      347        162,996,559.14      38.61       6.735         695         469,730.72         70.67
Refinance (Rate/Term)....      116         66,630,740.56      15.78       6.623         704         574,402.94         74.34
                            ---------  ------------------- ----------
    Total.................     946       $422,171,409.08     100.00%
                            =========  =================== ==========


                                        Occupancy Types for the Mortgage Loans(1)
                                                                                                                    Weighted
                                                             Percent of                Weighted                     Average
                              Number        Aggregate        Aggregate    Weighted     Average        Average       Original
                               of           Principal        Principal     Average      FICO          Current       Loan-to-
                             Mortgage        Balance          Balance      Mortgage    Credit        Principal       Value
Occupancy Type                Loans         Outstanding     Outstanding      Rate      Score          Balance        Ratio
------------------         -----------    --------------    -----------  ----------  -----------  -------------   --------------
Investment...............      119       $ 49,724,811.02      11.78%        6.999%      707       $ 417,855.55        70.92%
Primary Home.............      803        354,046,190.69      83.86         6.664       705         440,904.35        75.29
Secondary Home...........       24         18,400,407.37       4.36         6.416       742         766,683.64        67.64
                           -----------   ---------------  ------------
    Total.................     946       $422,171,409.08     100.00%
                           ==========    ===============  ============

------------
(1) Based upon representations of the related mortgagors at the time of origination.



                Loan Documentation Type for the Mortgage Loans

                                                                                                                       Weighted
                                                             Percent of                  Weighted                      Average
                              Number        Aggregate        Aggregate    Weighted       Average      Average          Original
                               of           Principal        Principal     Average        FICO        Current          Loan-to-
Type of Documentation        Mortgage        Balance         Balance       Mortgage      Credit      Principal          Value
Program                       Loans         Outstanding     Outstanding      Rate        Score        Balance           Ratio
--------------------------  -----------    --------------    -----------  ----------  -----------  -------------   -------------
Full/Alternate............     167        $ 71,678,174.13      16.98%        6.545%       706      $  429,210.62       77.48%
Stated Income.............     467         197,558,601.69      46.80         6.707        704         423,037.69       75.51
FastForward...............       5           3,106,479.91       0.74         6.254        733         621,295.98       77.87
No Ratio..................     177          94,219,327.24      22.32         6.769        713         532,312.58       74.15
No Income/ No Asset.......      46          15,348,908.94       3.64         6.852        690         333,671.93       69.61
No Doc....................      84          40,259,917.17       9.54         6.678        711         479,284.73       66.07
                            ----------   ------------------  ---------
    Total.................     946        $422,171,409.08     100.00%
                            ==========   ==================  =========



                 Ranges of Loan Age for the Mortgage Loans(1)

                                                                                                                       Weighted
                                                             Percent of                  Weighted                      Average
                              Number        Aggregate        Aggregate    Weighted       Average      Average          Original
                               of           Principal        Principal     Average        FICO        Current          Loan-to-
Range of                     Mortgage        Balance         Balance       Mortgage      Credit      Principal          Value
Loan Ages(months)             Loans         Outstanding     Outstanding      Rate        Score        Balance           Ratio
--------------------------  -----------    --------------    -----------  ----------  -----------  -------------   -------------
0 ........................      241       $102,992,851.80       24.40%      6.722%        704      $ 427,356.23        74.77%
1-5.......................      699        316,769,909.49       75.03       6.685         707        453,175.84        74.38
6-10......................        5          2,117,607.99        0.50       6.469         730        423,521.60        71.42
11-15.....................        1            291,039.80        0.07       6.375         669        291,039.80        56.19
                            -----------  ------------------ -----------
 Total....................      946       $422,171,409.08      100.00%
                            ===========  ================== ===========

------------
(1) As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately 1 month.

                     Loan Programs for the Mortgage Loans

                                                                                                                    Weighted
                                                             Percent of                Weighted                     Average
                              Number        Aggregate        Aggregate    Weighted     Average        Average       Original
                               of           Principal        Principal     Average      FICO          Current       Loan-to-
                             Mortgage        Balance          Balance      Mortgage    Credit        Principal       Value
Loan Purpose                  Loans         Outstanding     Outstanding      Rate      Score          Balance        Ratio
------------------         -----------    --------------    -----------  ----------  -----------  -------------   --------------
10/1 CMT Interest Only           1       $    192,494.00       0.05%        6.000%       711      $ 192,494.00       56.75%
10/1 LIBOR................     116         34,215,344.43       8.10         6.825        692        294,959.87       76.62
10/1 LIBOR 40/30 Balloon..      22          7,089,789.44       1.68         6.906        697        322,263.16       77.38
10/1 LIBOR Interest Only..     791        373,179,273.84      88.40         6.679        708        471,781.64       74.24
10/6 LIBOR................       1            291,039.80       0.07         6.375        669        291,039.80       56.19
10/6 LIBOR Interest Only..      15          7,203,467.57       1.71         6.586        721        480,231.17       73.10
                            ---------   ------------------  ---------
    Total.................     946       $422,171,409.08     100.00%
                            =========   ==================  =========



              Original Interest Only Terms of the Mortgage Loans

                                                                                                                       Weighted
                                                             Percent of                  Weighted                      Average
                              Number        Aggregate        Aggregate    Weighted       Average      Average          Original
                               of           Principal        Principal     Average        FICO        Current          Loan-to-
Original Interest Only       Mortgage        Balance         Balance       Mortgage      Credit      Principal          Value
Term(Months)                  Loans         Outstanding     Outstanding      Rate        Score        Balance           Ratio
--------------------------  -----------    --------------    -----------  ----------  -----------  -------------   -------------
0.......................       139       $ 41,596,173.67       9.85%        6.835%        692      $ 299,253.05        76.60%
120.....................       807        380,575,235.41      90.15         6.677         708        471,592.61        74.21
                            ----------   ---------------    --------
    Total.................     946       $422,171,409.08     100.00%
                            ==========   ===============    ========


                                 Prepayment Charge Terms and Types of the Mortgage Loans

                                                                                                                       Weighted
                                                             Percent of                  Weighted                      Average
                              Number        Aggregate        Aggregate     Weighted      Average      Average          Original
                               of           Principal        Principal     Average        FICO        Current          Loan-to-
Prepayment Charge            Mortgage        Balance         Balance       Mortgage      Credit      Principal          Value
Term and Type(months)         Loans         Outstanding     Outstanding      Rate        Score        Balance           Ratio
--------------------------  -----------    --------------    -----------  ----------  -----------  -------------   -------------
0.........................     522        $252,498,320.44      59.81%      6.711%        707      $  483,713.26        73.14%
12-Hard...................     111          48,356,367.81      11.45       6.723         710         435,642.95        75.13
24-Hard...................      60          20,655,048.83       4.89       6.729         708         344,250.81        78.06
36-Hard...................     246          98,317,839.41      23.29       6.618         702         399,666.01        76.63
36-Soft...................       7           2,343,832.59       0.56       6.876         727         334,833.23        77.11
                            -----------   ----------------   ---------
    Total.................     946        $422,171,409.08     100.00%
                            ===========   ================   =========

                   Gross Margins for the Mortgage Loans(1)

                                                                                                                    Weighted
                                                             Percent of                Weighted                     Average
                              Number        Aggregate        Aggregate    Weighted     Average        Average       Original
                               of           Principal        Principal     Average      FICO          Current       Loan-to-
                             Mortgage        Balance          Balance      Mortgage    Credit        Principal       Value
Range of Gross Margins        Loans         Outstanding     Outstanding      Rate      Score          Balance        Ratio
----------------------    -----------     --------------    -----------  ----------  -----------    -------------  ------------
2.000 - 2.499.............      60       $ 23,111,585.35       5.47%      6.632%         725      $ 385,193.09       74.79%
2.500 - 2.999.............     874        395,912,005.34      93.78       6.689          706        452,988.56       74.36
3.000 - 3.499.............       7          2,003,351.72       0.47       7.295          667        286,193.10       81.73
3.500 - 3.999.............       5          1,144,466.67       0.27       8.013          665        228,893.33       85.57
                           ----------    ---------------    -----------
    Total.................     946       $422,171,409.08     100.00%
                           ==========    ===============    ===========

------------
(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 2.727%.



           Months To Initial Adjustment Date for the Mortgage Loans

                                                                                                                       Weighted
                                                             Percent of                  Weighted                      Average
                              Number        Aggregate        Aggregate     Weighted      Average      Average          Original
Range of Number of             of           Principal        Principal     Average        FICO        Current          Loan-to-
Months to Initial            Mortgage        Balance         Balance       Mortgage      Credit      Principal          Value
Adjustment Date               Loans         Outstanding     Outstanding      Rate        Score        Balance           Ratio
--------------------------  -----------    --------------    -----------  ----------  -----------  -------------   -------------
101 - 110.................        1       $    291,039.80        0.07%       6.375%        669      $ 291,039.80       56.19%
111 - 120.................      896        401,862,137.28       95.19        6.697         706        448,506.85       74.63
121 - 130.................       49         20,018,232.00        4.74        6.608         712        408,535.35       71.10
                            -----------    --------------    -----------
  Total...................      946       $422,171,409.08      100.00%
                            ===========   ===============    ============



               Maximum Mortgage Rates for the Mortgage Loans(1)

                                                                                                                       Weighted
                                                             Percent of                  Weighted                      Average
                              Number        Aggregate        Aggregate     Weighted      Average      Average          Original
                               of           Principal        Principal     Average        FICO        Current          Loan-to-
Range of Maximum             Mortgage        Balance         Balance       Mortgage      Credit      Principal          Value
Mortgage Rate(%)              Loans        Outstanding     Outstanding      Rate        Score        Balance           Ratio
--------------------------  -----------    --------------    -----------  ----------  -----------  -------------   -------------
10.000 - 10.499...........       4        $  2,394,000.00       0.57%      5.099%         699     $ 598,500.00         62.68%
10.500 - 10.999...........      30          14,307,568.28       3.39       5.729          737       476,918.94         74.05
11.000 - 11.499...........     214         114,143,779.28      27.04       6.266          727       533,382.15         71.75
11.500 - 11.999...........     393         183,904,149.14      43.56       6.677          703       467,949.49         74.15
12.000 - 12.499...........     174          64,698,247.55      15.33       7.139          692       371,829.01         77.95
12.500 - 12.999...........      99          33,424,861.51       7.92       7.523          680       337,624.86         78.21
13.000 - 13.499...........      29           8,631,261.65       2.04       7.998          666       297,629.71         79.30
13.500 - 13.999...........       3             667,541.67       0.16       8.510          649       222,513.89         77.70
                            ---------    -----------------   ---------
    Total.................     946        $422,171,409.08     100.00%
                            =========    =================   =========

------------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 11.714%.

              Initial Periodic Rate Cap for the Mortgage Loans(1)

                                                                                                                       Weighted
                                                              Percent of                 Weighted                      Average
                              Number        Aggregate         Aggregate    Weighted      Average      Average          Original
                               of           Principal         Principal    Average        FICO        Current          Loan-to-
Initial                      Mortgage        Balance          Balance      Mortgage      Credit      Principal          Value
Periodic Rate Cap(%)           Loans        Outstanding      Outstanding     Rate        Score        Balance           Ratio
--------------------------  -----------    --------------    -----------  ----------  -----------  -------------   -------------
5.000.....................      929       $413,523,941.51       97.95%       6.693%        706     $ 445,128.03       74.48%
6.000.....................       17          8,647,467.57        2.05        6.670         720       508,674.56       72.90
                            ----------    ---------------    ----------
    Total.................      946       $422,171,409.08      100.00%
                            ==========    ===============    ===========

------------
(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Mortgage Loans was approximately 5.020%.



            Subsequent Periodic Rate Cap for the Mortgage Loans(1)

                                                                                                                       Weighted
                                                              Percent of                 Weighted                      Average
                              Number        Aggregate         Aggregate    Weighted      Average      Average          Original
                               of           Principal         Principal    Average        FICO        Current          Loan-to-
Subsequent                   Mortgage        Balance          Balance      Mortgage      Credit      Principal          Value
Periodic Rate Cap(%)           Loans        Outstanding      Outstanding     Rate        Score        Balance           Ratio
--------------------------  -----------    --------------    -----------  ----------  -----------  -------------   -------------
1.000.....................       1        $    291,039.80        0.07%       6.375%       669      $ 291,039.80        56.19%
2.000.....................     945         421,880,369.28       99.93        6.693        706        446,434.25        74.46
                            ----------     --------------    -----------
    Total.................     946        $422,171,409.08      100.00%
                            ==========    ===============    ===========

------------
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Mortgage Loans was approximately 1.999%.



                  Origination Channel for the Mortgage Loans

                                                                                                                    Weighted
                                                             Percent of                Weighted                     Average
                              Number        Aggregate        Aggregate    Weighted     Average        Average       Original
                               of           Principal        Principal     Average      FICO          Current       Loan-to-
                             Mortgage        Balance          Balance      Mortgage    Credit        Principal       Value
Origination Channel           Loans         Outstanding     Outstanding      Rate      Score          Balance        Ratio
----------------------    -----------     --------------    -----------  ----------  -----------    -------------  ------------
Conduit...................         73     $ 28,527,137.88       6.76%       6.599%        726      $  390,782.71  76.03%
Correspondent.............        320      153,506,436.05      36.36        6.705         708         479,707.61  74.47
Consumer Direct...........        127       53,457,095.73      12.66        6.648         698         420,922.01  73.16
Mortgage Professionals....        426      186,680,739.42      44.22        6.710         704         438,217.70  74.55
                             -----------  ---------------   ---------
    Total.................        946     $422,171,409.08     100.00%
                             ===========  ===============   =========

                        DESCRIPTION OF THE CERTIFICATES

General

      The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this Part II of the free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates will represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2007-AR5 will consist of the Class 4-A-1-1, Class 4-A-1-2, Class 4-A-2-1, Class 4-A-2-2, Class 4-M-1, Class 4-M-2, Class 4-M-3, Class 4-M-4, Class 4-P-1, Class 4-P-2 and Class C Certificates. Only the classes of Certificates listed on the cover page of this free writing prospectus are offered by this Part II of the free writing prospectus. The Class 4-P-1, Class 4-P-2 Class and Class C Certificates (all of which are together referred to as the "private certificates") are not offered by this free writing prospectus.

      When describing the Offered Certificates in this Part II of the free writing prospectus, we use the following terms:

         Designation                                   Classes of Certificates
     --------------------            -----------------------------------------------------
     Certificates                    The Offered Certificates and the Non-Offered Certificates

     Senior Certificates:            Class 4-A-1-1, Class 4-A-1-2, Class 4-A-2-1 and Class 4-A-2-2 Certificates

     Subordinated Certificates       Class 4-M-1, Class M -2, Class 4-M-3 and Class 4-M-4 Certificates

     Super Senior Certificates:      Class 4-A-1-1 and Class 4-A-2-1 Certificates

     Support Certificates:           Class 4-A-1-2 and Class 4-A-2-2 Certificates

     Offered Certificates:           The Senior Certificates and the Subordinated Certificates

     Non-offered Certificates:       Class 4-P-1, Class 4-P-2 and Class C Certificates

The certificates are generally referred to as the following types:

               Class                                            Type
-----------------------------------------  ----------------------------------------------

  Class 4-A-1-1 Certificates:                    Senior/Super Senior/Floating Pass-Through Rate

  Class 4-A-1-2 Certificates:                      Senior/Support/Floating Pass-Through Rate

  Class 4-A-2-1 Certificates:                    Senior/Super Senior/Floating Pass-Through Rate

  Class 4-A-2-2 Certificates:                      Senior/Support/Floating Pass-Through Rate

  Subordinated Certificates:                         Subordinate/Floating Pass-Through Rate

  Class 4-P-1 and Class 4-P-2 Certificates:                    Prepayment Charges

  Class C Certificates:                                             Residual

      The Class 4-P-1 Certificates will be entitled to receive hard prepayment charges and the Class 4-P-2 Certificates will be entitled to receive soft prepayment charges in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates and the other private certificates. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the Offered Certificates.

      The "Class Certificate Balance" of any class of Certificates as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

o all amounts previously distributed to holders of the certificates of that class as distributions of principal and

o     the amount of Applied Realized Loss Amounts allocated to that class;

provided, however, to the extent Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of Offered Certificates, its Class Certificate Balance will be increased on each Distribution Date sequentially by class in the order of distribution priority by the amount of Subsequent Recoveries (if any) on the Mortgage Loans collected during the period beginning on the second day of the calendar month preceding the calendar month in which that Distribution Date occurs and ending on the Due Date in the month in which that Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on that Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

      Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of Offered Certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "--Principal--Distributions of Principal," and therefore such Subsequent Recoveries may not to be used to make any principal distributions on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of those certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any interest accrual period preceding the Distribution Date on which such increase occurs.

Book-Entry Certificates

      The Offered Certificates will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

      The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other hand, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream,

Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

      Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

      DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the Voting Rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on the Mortgage Loans; Accounts

      On or before the closing date, the Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The Servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of the Interest Remittance Amount and the Principal Remittance Amount for that Distribution Date and the prepayment charges and will deposit such amounts in the Distribution Account. The holders of the Class 4-P-1 and Class 4-P-2 Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

Investments of Amounts Held in Accounts

      The Certificate Account. All funds in the Certificate Account may be invested in permitted investments at the direction of the Servicer. All income and gain net of any losses realized will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein. All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein.

      The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account out of the Servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement..

      The Distribution Account and the Carryover Reserve Fund. Funds in the Distribution Account and the Carryover Reserve Fund will not be invested.

Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the applicable assets of the issuing entity and the source of payments for the fees and expenses:



Type / Recipient (1)            Amount            General Purpose                 Source (2)                       Frequency
-----------------------  ------------------      -------------------     ---------------------------         ------------------
Fees
Servicing Fee / Servicer    0.2500% per annum of        Compensation        Interest collected with respect            Monthly
                            the Stated Principal                            to each Mortgage Loan and any
                            Balance of each                                 Liquidation Proceeds or
                            Mortgage Loan (3)                               Subsequent Recoveries that are
                                                                            allocable to accrued and unpaid
                                                                            interest (4)

Additional Servicing        o  Prepayment               Compensation        Interest collections with             Time to time
Compensation / Servicer        Interest Excess (5)                          respect to certain Mortgage
                                                                            Loans that prepay in full

                            o  All late
                               payment fees,            Compensation        Payments made by obligors with        Time to Time
                               assumption fees and                          respect to the Mortgage Loans
                               other similar
                               charges (excluding
                               prepayment charges)

                            o  All investment           Compensation        Investment income related to               Monthly
                               income earned on                             the Certificate Account
                               amounts on deposit
                               in the Certificate
                               Account.

                            o  Excess Proceeds          Compensation        Liquidation Proceeds and              Time to time
                                                                            Subsequent Recoveries

Trustee Fee / Trustee       0.0015% per annum of        Compensation        Interest Remittance Amount                 Monthly
                            the Stated Principal
                            Balance of each
                            Mortgage Loan
Expenses

Insurance expenses /        Expenses incurred by        Reimbursement of    To the extent the expenses are        Time to time
Servicer                    the Servicer                Expenses            covered by an insurance policy
                                                                            with respect to the Mortgage
                                                                            Loan

Type / Recipient (1)            Amount                General Purpose                 Source (2)                     Frequency
-----------------------    ------------------       -------------------     ---------------------------         ------------------
Servicing Advances/         To the extent of funds    Reimbursement of      With respect to each Mortgage         Time to time
Servicer                    available, the amount     Expenses              Loan, late recoveries of the
                            of any Servicing                                payments of the costs and
                            Advances.                                       expenses, Liquidation Proceeds,
                                                                            Subsequent Recoveries, purchase
                                                                            proceeds or repurchase proceeds
                                                                            for that Mortgage Loan (6)

Indemnification expenses/   Amounts for which the     Indemnification       Amounts on deposit on the             Time to time
the Seller, the Servicer    seller, the Servicer                            Certificate Account on any
and the Depositor           and the depositor are                           Distribution Account Deposit
                            entitled to                                     Date, following the transfer to
                            indemnification (7)                             the Distribution Account



(1) If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this
      Part II of the free writing prospectus. Any change to the fees and expenses described in this Part II of the free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3) The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the seller, the Servicer, the trustee and the depositor are entitled to indemnification of certain expenses.

Distributions

      Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in April, 2007 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for (a) the Offered Certificates, as long as these certificates are Book-Entry Certificates, is the business day immediately prior to that Distribution Date and (b) any Definitive Certificates is the last business day of the month immediately preceding the month of that Distribution Date.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

      On each Distribution Date, the trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class 4-P-1 and Class 4-P-2 Certificates.

      The "Interest Remittance Amount" for any Distribution Date is equal to:

                (a) the sum, without duplication, of:

                         (1) all interest on the Mortgage Loans due on the
                related Due Date and received on or prior to the related Determination Date, less the related Servicing Fees and any lender paid mortgage insurance premiums, if applicable,

                         (2) all interest on prepayments on the Mortgage
                Loans, other than Prepayment Interest Excess,

                         (3) all advances relating to interest in respect of
                the Mortgage Loans,

                         (4) amounts paid by the Servicer in respect of
                Compensating Interest, and

                         (5) liquidation proceeds on Mortgage Loans received
                during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

                minus

                (b) all advances in respect of the Mortgage Loans relating to interest and certain expenses reimbursed since the prior Due Date.

      The "Principal Remittance Amount" for any Distribution Date is equal to:

                (a) the sum, without duplication, of:

                         (1) the principal collected or advanced on the
                  Mortgage Loans with respect to the related Due Date,

                         (2) prepayments on the Mortgage Loans collected in
                the related Prepayment Period;

                         (3) the Stated Principal Balance of each Mortgage
                Loan that was repurchased by the seller or purchased by the Servicer with respect to that Distribution Date;

                         (4) any Substitution Adjustment Amounts in respect of
                the Mortgage Loans, and

                         (5) all liquidation proceeds in respect of the
                Mortgage Loans (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans received during the related Prepayment Period;

                minus

                (b) all non-recoverable advances relating to principal on the Mortgage Loans and certain expenses reimbursed since the prior Due Date.

      "Prepayment Interest Excess" means with respect to any Mortgage Loan and principal prepayment in full received by the Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

Interest

      General. On each Distribution Date, the interest distributable with respect to the Offered Certificates is the interest that has accrued on their Class Certificate Balances immediately prior to that Distribution Date at the then applicable Pass-Through Rate during the applicable Interest Accrual Period and any Interest Carry Forward Amount. If on any Distribution Date, the Pass-Through Rate for a class of Offered Certificates is based on the Net Rate Cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this Part II of the free writing prospectus under "-- Overcollateralization Provisions."

      Distributions of Interest Funds. On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following priority, until such Interest Funds have been fully distributed:

      1. concurrently, to each class of Senior Certificates the related Interest Distribution Amount, pro rata based on the Interest Distribution Amount for each such Class;

      2. concurrently, to each class of Senior Certificates the related unpaid Interest Carry Forward Amount, pro rata based on the Interest Carry Forward Amount for each such class;

      3. sequentially, to the Class 4-M-1, Class 4-M-2, Class 4-M-3 and Class 4-M-4 Certificates, in that order, the Interest Distribution Amount and the Interest Carry Forward Amount for each such class for that Distribution Date; and

      4. for application as part of the Excess Cashflow for that Distribution Date, as described under "Overcollateralization Provisions" below, any such Interest Funds remaining undistributed for that Distribution Date.

      The pass-through rate (each a "Pass-Through Rate") with respect to each Interest Accrual Period and each class of Offered Certificates will be (x) up to and including the Distribution Date in March 2017, the lesser of (i) 5.75% per annum and (ii) the Net Rate Cap for that Distribution Date and (y) thereafter a per annum rate equal to the lesser of (i) Six-Month LIBOR for that Interest Accrual Period (calculated as described below under "-- Determination of LIBOR") plus 1.75%, and (ii) the Net Rate Cap for that Distribution Date.

         Definitions Related to Interest Calculations.

      "Adjusted Net Mortgage Rate" with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date in the prior month minus the related expense fee rate.

      "Current Interest" with respect to each class of Offered Certificates and each Distribution Date is the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Class Certificate Balance of that class immediately prior to that Distribution Date.

      The "Interest Accrual Period" for each class of Offered Certificates and for any Distribution Date, will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

      "Interest Carry Forward Amount" with respect to each class of Offered Certificates and each Distribution Date, is the sum of

      (i) the excess of:

            (a) Interest Distribution Amount for that class with respect to prior Distribution Dates, over

            (b) the amount actually distributed to that class with respect to interest on prior Distribution Dates; and

      (ii) interest for the applicable Interest Accrual Period on the amount described above based on the Pass-Through Rate for that class of Offered Certificates.

      The "Interest Distribution Amount" for any Distribution Date and each class of Offered Certificates is the Current Interest for that class minus the class' share of Net Interest Shortfalls.

      The "Interest Funds" for any Distribution Date are equal to the Interest Remittance Amount minus the Trustee Fee related to the Mortgage Loans for that Distribution Date.

      The "net prepayment interest shortfall" with respect to any Distribution Date is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans during the related Prepayment Period exceeds the Compensating Interest for that Distribution Date.

      The "Net Rate Cap" for each Distribution Date is the Weighted Average Adjusted Net Mortgage Rate for that Distribution Date.

      The "Net Rate Carryover" for a class of Offered Certificates on any Distribution Date is the sum of


      (i) the excess of:

            (a) the amount of interest that class would have accrued for that Distribution Date had the Pass-Through Rate for that class and the related Interest Accrual Period not been calculated based on the Net Rate Cap, over

                  (b) the amount of interest that class accrued on that
            Distribution Date based on the Net Rate Cap, and

      (ii) the unpaid portion of any excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap).

      The "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local laws.

      "Weighted Average Adjusted Net Mortgage Rate" for each Distribution Date is the weighted average of the Adjusted Net Mortgage Rates on the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Interest Accrual Period.

      With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of:

  o   any net prepayment interest shortfalls for that Distribution Date and

  o the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction.

Principal

      Distributions of Principal. On each Distribution Date, an amount up to the Principal Distribution Amount for that Distribution Date is required to be distributed as follows until that amount has been fully distributed:

      (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, in the following priority:


            (i) concurrently, to the Class 4-A-1-1 and Class 4-A-1-2 Certificates, pro rata based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero;

            (ii) concurrently, to the Class 4-A-2-1 and Class 4-A-2-2 Certificates, pro rata based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero;

            (iii) sequentially, to the Class 4-M-1, Class 4-M-2, Class 4-M-3 and Class 4-M-4 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

            (iv) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

      (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amount, in the following priority:

            (i) in an amount up to the Senior Principal Distribution Amount, in the following priority:

                        (x) concurrently, to the Class 4-A-1-1 and Class
                  4-A-1-2 Certificates, pro rata based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero; and

                        (y) concurrently, to the Class 4-A-2-1 and Class
                  4-A-2-2 Certificates, pro rata based on their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero;

            (ii) sequentially, to the Class 4-M-1, Class 4-M-2, Class 4-M-3 and Class 4-M-4 Certificates, in that order, the related Subordinated Class Principal Target Amount for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

            (iii) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

Definitions Related to Principal Distributions.

      "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and
(ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the Prepayment Period in which the Due Date occurs. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The "Pool Principal Balance" equals the aggregate Stated Principal Balances of the Mortgage Loans.

      "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from March 1, 2007) through the fifteenth day of the calendar month in which the Distribution Date occurs.

      "Principal Distribution Amount" with respect to each Distribution Date is an amount equal to the Principal Remittance Amount for that Distribution Date minus the Overcollateralization Release Amount for that Distribution Date plus the Extra Principal Distribution Amount for that Distribution Date.

      "Senior Principal Distribution Amount" for any Distribution Date equals to the excess, if any, of (x) the aggregate Class Certificate Balance of the Senior Certificates immediately prior to that Distribution Date over (y) the Senior Target Amount.

      "Senior Target Amount" for any Distribution Date, (x) after the Stepdown Date and if a Trigger Event is not in effect, an amount equal to the lesser of
(a) the product of (1) approximately 85.80% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Senior Target Amount for the immediately preceding Distribution Date.

      "Subordinated Class Principal Distribution Target Amount" for any class of subordinated certificates and Distribution Date will equal the excess of:

      (1) the sum of: (a) the aggregate Class Certificate Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount for that Distribution Date), (b) the aggregate Class Certificate Balance of any class(es) of Subordinated Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinated Class Principal Distribution Target Amount(s) for such more Senior Class(es) of certificates for such Distribution Date), and (c) the Class Certificate Balance of the subject class of Subordinated Certificates immediately prior to such Distribution Date over

      (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of certificates and (y) the Pool Principal Balance for that Distribution Date and (b) the Pool Principal Balance for that Distribution Date minus the OC Floor;

provided, however, that if such class of Subordinated Certificates is the only class of Subordinated Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

      The "Initial Target Subordination Percentage" and "Stepdown Target Subordination Percentage" for any class of Subordinated Certificates will approximately equal the respective percentages indicated in the following table:

                                 Initial Target             Stepdown Target
                                 Subordination               Subordination
                                  Percentage                  Percentage
                             -------------------         -------------------
Class 4-M-1...............           4.30%                      8.60%
Class 4-M-2...............           2.40%                      4.80%
Class 4-M-3...............           1.55%                      3.10%
Class 4-M-4...............           1.05%                      2.10%


      The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinated Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinated Certificates and the Overcollateralization Amount. The Initial Target Subordination Percentage for any class of Subordinated Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate initial Class Certificate Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the Pool Principal Balance as of the cut-off date.

      "Extra Principal Distribution Amount" means, for any Distribution Date, the lesser of (x) the Overcollateralization Deficiency Amount for that Distribution Date and (y) the Excess Cashflow for that Distribution Date.

      "OC Floor" means an amount equal to 0.50% of the Pool Principal Balance as of the Cut-off Date.

      "Overcollateralization Deficiency Amount," with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on that Distribution Date (after giving effect to distributions of the Principal Remittance Amount on that Distribution Date).

      "Overcollateralization Release Amount" means with respect to any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount for that Distribution Date and (y) the amount, if any, by which the Overcollateralized Amount for that date (calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for that date is applied in reduction of the Class Certificate Balances of the Offered Certificates) exceeds the Overcollateralization Target Amount for that date.

      "Overcollateralization Target Amount" means with respect to any Distribution Date, (a) prior to the Stepdown Date, an amount equal to approximately 1.05% of the Pool Principal Balance as of the Cut-off Date and
(b) on or after the Stepdown Date, (1) if a Trigger Event is not in effect the greater of (x) 2.10% of the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period)and (y) the OC Floor, and (2) if a Trigger Event is in effect, the Overcollateralization Target Amount as in effect for the prior Distribution Date.

      "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the Pool Principal Balance as of the Due Date in the month of that Distribution Date exceeds (y) the aggregate Class Certificate Balance of the Offered Certificates (after giving effect to distributions of the Principal Distribution Amount (excluding the Extra Principal Distribution Amount) on that Distribution Date).

      "Stepdown Date" is the earlier to occur of (1) the Distribution Date on or after the Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates is reduced to zero and (2) the later to occur of (x) the Distribution Date in April 2010 and (y) the first Distribution Date on which the Senior Enhancement Percentage exceeds or equals approximately 14.20%.

      A "Trigger Event" is in effect with respect to a Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

      A "Delinquency Trigger Event" is in effect with respect to any Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 40% of the Senior Enhancement Percentage for that Distribution Date.

      The "Senior Enhancement Percentage" with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

            (1) the numerator of which is the sum of the aggregate Class Certificate Balance of the Subordinated Certificates and the Overcollateralized Amount (which, for purposes of this definition only, shall not be less than zero) and


            (2) the denominator of which is the Pool Principal Balance as of the Due Date in the prior month (after giving effect to principal prepayments in the prepayment period related to that prior Due Date).


      A "Cumulative Loss Trigger Event" is in effect with respect to a Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for that Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:


Distribution Date                                  Percentage
-----------------                                  ----------
April 2009 - March 2010........................    0.25% with respect to April 2009, plus an additional 1/12th of
                                                       0.30% for each month thereafter through March 2010

April 2010 - March 2011........................    0.55% with respect to April 2010, plus an additional 1/12th of
                                                       0.40% for each month thereafter through March 2011

April 2011 - March 2012........................    0.95% with respect to April 2011, plus an additional 1/12th of
                                                       0.45% for each month thereafter through March 2012

April 2012 - March 2013........................    1.40% with respect to April 2012, plus an additional 1/12th of
                                                       0.25% for each month thereafter through March 2013

April 2013 and thereafter......................    1.65%

      "Unpaid Realized Loss Amount" means for any class of certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class together with interest thereon at the applicable Pass-Through Rate.

      A "Realized Loss" with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

      The "Rolling Sixty Day Delinquency Rate" with respect to any Distribution Date, is an amount equal to the average of the Delinquency Rates for that Distribution Date and the two immediately preceding Distribution Dates.

      The "Delinquency Rate" with respect to any Distribution Date on or after the Stepdown Date is the fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans that are 60 or more days delinquent (including all foreclosures, bankruptcies and REO properties) as of the close of business on the last day of the calendar month preceding the month of that Distribution Date, and the denominator of which is the Pool Principal Balance as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

      "Subsequent Recoveries" are unexpected recoveries received after the determination by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Overcollateralization Provisions

      The Weighted Average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the Pass-Through Rates on the Offered Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Offered Certificates and the fees and expenses payable by the issuing entity. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of the certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

      The "Excess Cashflow" with respect to any Distribution Date is the sum of (i) the Interest Funds remaining after the distribution of interest to the holders of the certificates for that Distribution Date, (ii) the Overcollateralization Release Amount and (iii) any remaining Principal Distribution Amount for that date.

      With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following priority, in each case to the extent of the remaining Excess Cashflow:

            (1) to the class or classes of Offered Certificates then entitled to receive principal distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount for that Distribution Date, distributable to those classes as part of the Principal Distribution Amount as described under "--Distributions of Principal" above;

            (2) concurrently and pro rata, to (x) the Class 4-A-1-1 and Class 4-A-1-2 Certificates, based on the aggregate Unpaid Realized Loss Amount for the Class 4-A-1-1 and Class 4-A-1-2 Certificates, the Unpaid Realized Loss Amount for each such Class; and (y) the Class 4-A-2-1 and Class 4-A-2-2 Certificates, based on the aggregate Unpaid Realized Loss Amount for the Class 4-A-2-1 and Class 4-A-2-2 Certificates, the Unpaid Realized Loss Amount for each such Class; amounts allocated pursuant to clause (x) will be allocated sequentially to the Class 4-A-1-1 and Class 4-A-1-2 Certificates, in that order, and amounts allocated pursuant to clause (y) will be allocated sequentially, to the Class 4-A-2-1 and Class 4-A-2-2 Certificates, in that order;

            (3) sequentially, to the Class 4-M-1, Class 4-M-2, Class 4-M-3 and Class 4-M-4 Certificates, in that order, the Unpaid Realized Loss Amount for each such class;

            (4) concurrently, to each Class of Senior Certificates, pro rata, based on their entitlement to the extent needed to pay any Interest Carry Forward Amount and the Net Rate Carryover for each such class;

            (5) sequentially, to the Class 4-M-1, Class 4-M-2, Class 4-M-3 and Class 4-M-4 Certificates, in that order, any Interest Carry Forward Amount and Net Rate Carryover for each such class;

            (6) to the Class C and Class A-R Certificates in each case in the amounts specified in the pooling and servicing agreement.

Determination of LIBOR

      The Pass-Through Rates on the Offered Certificates starting on the interest accrual period related to the Distribution Date in April 2017 and thereafter will be based on Six-Month LIBOR.

      Six-Month LIBOR applicable to an interest accrual period will be determined on the second London Business Day prior to the commencement of such interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date for the Offered Certificates, the trustee, as calculation agent (in such capacity, the "Calculation Agent"), will establish LIBOR for the interest accrual period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for six-month deposits in U.S. dollars as found on Reuters Page LIBOR01 as of 11:00 a.m. London time on each LIBOR

Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Reuters Page LIBOR01" means the display page designated as the "LIBOR01" page on Reuters (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "London Business Day" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period will be calculated in accordance with the method described in the prospectus under "Description of the Securities--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

Carryover Reserve Fund

      The Pooling and Servicing Agreement establishes an account (the "Carryover Reserve Fund"), which is held in trust by the trustee on behalf of the holders of the certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "--Overcollateralization Provisions" above, the trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on the Offered Certificates as described under "--Overcollateralization Provisions" above.

Applied Realized Loss Amounts

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the Offered Certificates exceeds the Pool Principal Balance, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class 4-M-4, Class 4-M-3, Class 4-M-2 and Class 4-M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. Thereafter, any such excess will be applied concurrently to the Senior Certificates, pro rata, provided however that any Realized Losses otherwise allocable to the Class 4-A-1-1 certificates will be allocated first to the Class 4-A-1-2 Certificates until its Class Certificate Balance is reduced to zero; and Realized Losses otherwise allocable to the Class 4-A-2-1 Certificates will be allocated first to the Class 4-A-2-2 certificates until its Class Certificate Balance is reduced to zero. Any such reduction described in this paragraph is an "Applied Realized Loss Amount."

      Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of Certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.